UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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One StarPoint

Stamford, CT 06902

April 17, 2015

Dear Stockholder:

We cordially invite you to attend our 2015 Annual Meeting of Stockholders (or Annual Meeting), which will be held on May 28, 2015, at 10:00 a.m., local time, at The Westin Peachtree Plaza, located at 210 Peachtree Street, N.W., Atlanta, Georgia 30303.

At the Annual Meeting, you will be asked to (i) elect ten director nominees to serve on our board of directors until the 2016 Annual Meeting of Stockholders, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers, (iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, (iv) approve the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in February 2015), and (v) act on any other matters that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

We hope you will attend the Annual Meeting, but whether or not you are planning to attend, we encourage you to vote your shares. You can vote in person at the Annual Meeting or authorize proxies to vote your shares either by telephone, electronically through the Internet, or by completing, signing and returning your proxy card by mail prior to the Annual Meeting. To ensure your vote is counted, please vote as promptly as possible.

We thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Adam M. Aron	Bruce W. Duncan
Chief Executive Officer	Chairman of the Board

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL, TELEPHONE OR OVER THE INTERNET.

Notice of Annual Meeting of Stockholders

May 28, 2015

10:00 a.m. local time

The Westin Peachtree Plaza, located at 210 Peachtree Street, N.W., Atlanta, Georgia 30303

ITEMS OF BUSINESS:

1.	To elect ten directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	To consider and vote upon a proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers;

3.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015;

4.	To consider and vote upon a proposal to approve the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in February 2015); and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

RECORD DATE:

Holders of record at the close of business on April 2, 2015 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

PROXY MATERIALS:

This year we will again seek to conserve natural resources and reduce costs by electronically disseminating annual meeting materials as permitted by the Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the annual meeting materials free of charge over the Internet.

By Order of the Board of Directors,

Kenneth S. Siegel

Corporate Secretary

April 17, 2015

Stamford, Connecticut

THE BOARD OF DIRECTORS URGES YOU TO VOTE IN PERSON AT THE ANNUAL MEETING

OR TO AUTHORIZE PROXIES TO VOTE YOUR SHARES BY TELEPHONE,

OVER THE INTERNET OR BY COMPLETING, SIGNING AND RETURNING YOUR PROXY CARD

PRIOR TO THE ANNUAL MEETING.

PROXY SUMMARY	1

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS	5

THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS	5

CORPORATE GOVERNANCE	11

PROPOSAL 1: ELECTION OF DIRECTORS	13

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	22

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23

PROPOSAL 4: APPROVAL OF THE STARWOOD HOTELS & RESORTS WORLDWIDE, INC. ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES (AS AMENDED AND RESTATED IN FEBRUARY 2015)	24

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS	29

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	30

COMPENSATION DISCUSSION AND ANALYSIS	32

EXECUTIVE COMPENSATION	54
Compensation Committee Report	54
Risk Assessment	54
2014 Summary Compensation Table	56
2014 Grants of Plan-Based Awards Table	57
Outstanding Equity Awards at 2014 Fiscal Year-End Table	58
2014 Option Exercises and Stock Vested Table	59
2014 Nonqualified Deferred Compensation Table	59
Potential Payments Upon Termination or Change in Control	61
Director Compensation	67

AUDIT COMMITTEE REPORT	70

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	71

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	72

OTHER MATTERS	73

SOLICITATION COSTS	73

HOUSEHOLDING	73

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	74

GENERAL DIRECTIONS TO THE ANNUAL MEETING	75

ANNEX A: STARWOOD HOTELS & RESORTS WORLDWIDE, INC. ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES (AS AMENDED AND RESTATED IN FEBRUARY 2015)	76

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

Thursday, May 28, 2015, at 10:00 a.m. local time

Location:

The Westin Peachtree Plaza, located at 210 Peachtree Street, N.W., Atlanta, Georgia 30303

Record Date:

April 2, 2015

AGENDA AND VOTING RECOMMENDATIONS

Our Board’s Recommendation
Election of Directors (page 13)	FOR each Director Nominee
Advisory Vote to Approve Named Executive Officer Compensation (page 22)	FOR
Ratification of Appointment of Independent Registered Public Accounting Firm (page 23)	FOR
Approval of the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in February 2015) (page 24)	FOR

ADVANCE VOTING METHODS

Even if you plan to attend the 2015 Annual Meeting of Stockholders in person, please vote as soon as possible using one of the following advance voting methods described below. Make sure to have your proxy card or Notice of Meeting and Internet Availability of Proxy Materials (or Notice) in hand and follow the provided instructions.

You can vote in advance in one of the following ways:

•	VIA THE INTERNET: Visit the website listed on your proxy card or Notice.

•	BY TELEPHONE: Call the telephone number on your proxy card or follow the instructions on the Notice.

•	BY MAIL: Follow the instructions on the Notice to request a paper copy of the materials, which will include a proxy card that you mark, sign, date and mail in the provided postage-paid envelope.

CORPORATE GOVERNANCE HIGHLIGHTS (page 11)

For 2014, our Corporate Governance Highlights included:

•	An independent Board of Directors, with the sole exception of our former President and Chief Executive Officer.

•	Four standing committees comprised solely of independent directors.

•	An independent non-executive Chairman.

•	The annual election of all directors.

•	Majority voting standard and a director resignation policy in uncontested director elections.

•	Executive sessions of independent directors held at regularly scheduled Board meetings.

•	Policies prohibiting the hedging and pledging of Company stock and other equity securities.

•	An independent Board, with the sole exception of our former President and Chief Executive Officer.

•	Board oversight of risk management.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement	1

PROXY SUMMARY

DIRECTOR NOMINEES (page 13)

The following table provides summary information about each director nominee.

		Director Since			Committee Memberships(1)
Directors	Age		Primary Occupation	Independent	Audit	Capital	Comp	Gov
Adam M. Aron	60	2006	CEO of Starwood Hotels & Resorts Worldwide, Inc.	No
Charlene Barshefsky	64	2001	Senior International Partner at WilmerHale, LLP	Yes	✓			Chair
Thomas E. Clarke	63	2008	President, Innovation of Nike, Inc.	Yes			Chair	✓
Clayton C. Daley, Jr.	63	2008	Retired; former CFO and Vice Chairman of The Procter & Gamble Company	Yes	Chair		✓
Bruce W. Duncan(2)	63	1999	President and CEO of First Industrial Realty Trust, Inc.	Yes				✓
Lizanne Galbreath	57	2005	Managing Partner of Galbreath & Company	Yes		✓	✓	✓
Eric Hippeau	63	1999	Managing Director with Lerer Hippeau Ventures	Yes	✓		✓
Aylwin B. Lewis	60	2013	President and CEO of Potbelly Corporation	Yes	✓	✓
Stephen R. Quazzo	55	1999	CEO of Pearlmark Real Estate Partners, L.L.C.	Yes	✓	Chair
Thomas O. Ryder	70	2001	Retired; former Chairman and CEO of The Reader’s Digest Association, Inc.	Yes		✓	✓
(1)	Full committee names are as follows:
Audit – Audit Committee
Capital – Capital Committee
Comp – Compensation and Option Committee
Gov – Corporate Governance and Nominating Committee
(2)	Chairman of the Board

FINANCIAL HIGHLIGHTS (page 33)

For 2014, our Business Highlights included:

•	Grew Same-Store Worldwide Systemwide revenue per available room (or REVPAR) by 5.8% in constant dollars compared to 2013 and management fees, franchise fees and other income increased by 9.5% compared to 2013.

•	Opened 74 new managed and franchised hotels with approximately 15,000 rooms.

•	Signed 175 new hotel management and franchise contracts, our second best signing year in the Company’s history.

•	Sold eight wholly-owned hotels and one unconsolidated joint venture for gross cash proceeds of approximately $817 million.

•	Returned approximately $2.4 billion to stockholders through our dividend and stock repurchases of approximately 20.3 million shares.

2	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS (page 33)

For 2014, our Named Executive Officer Executive Compensation Highlights included:

•	Our executive pay continued to be based in large part on our performance, reflected by the fact that 75% of our named executive officers’ total target annual cash incentive opportunity was tied to our 2014 adjusted EBITDA and earnings per share (or EPS) results, and payouts for the Company financial portion of the annual incentive award was 100% for 2014.

•	We continue to grant performance shares as a significant portion of our named executive officers’ long-term equity incentive pay, which performance shares will be earned based on our three-year total stockholder return relative to peers.

•	We generally maintained base salaries for our named executive officers at 2013 rates, except for a 2.0% increase for each of Sergio Rivera and Alan Schnaid in light of competitive pay comparisons. In addition, the Compensation Committee established base salaries for Thomas Mangas and Martha Poulter at what it determined to be competitive levels compared to the market.

•	Our former President and Chief Executive Officer’s target total compensation continued to be largely based on variable or “at risk” elements (89% for 2014), which further aligned our former President and Chief Executive Officer’s compensation interests with the investment interests of our stockholders.

•	We no longer provide for any tax gross-ups for excise tax.

•	In addition to an Anti-Hedging Policy, we implemented an Anti-Pledging Policy that restricts our directors and executive officers from pledging, hypothecating or otherwise encumbering our stock or equity securities as collateral for indebtedness.

Additionally, for 2014, we engaged in (or refrained from) certain pay practices with respect to our named executive officer compensation program, which activity we believe aligns with market best practices:

What We Do

☑	Pay for Performance

☑	Use Stringent Short-Term and Long-Term Incentive Award Performance Goals

☑	Benchmark Executive Compensation Against a Peer Group at Competitive Levels

☑	Subject Incentive Awards to Clawback

☑	Provide Equity Grants That Are 50% or More Performance-Based

☑	Require Double-Trigger Change in Control Provisions for Equity Awards

☑	Maintain Meaningful Stock Ownership Guidelines

☑	Retain Independent Compensation Consultants

What We Don’t Do

☒	No Multi-Year Guaranteed Incentive Awards

☒	No Dividend Equivalents on Unearned Performance Shares

☒	No Repricing Underwater Stock Options

☒	No Tax Gross-Ups for Perquisites in Any New Agreements

☒	No Pension Program

☒	No Excise Tax Gross-Ups Upon Change in Control in Any New Agreements

☒	No Pledging or Hedging of Company Stock

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement	3

PROXY SUMMARY

2014 EXECUTIVE COMPENSATION PROGRAM OBJECTIVES (page 36)

As a consumer lifestyle company with a branded hotel portfolio at its core, we operate in a competitive, dynamic and challenging business environment. In step with this mission and environment, the key objectives of our compensation program for our named executive officers for 2014 were to (1) attract and retain talented executives from within and outside the hospitality industry who understand the importance of innovation, brand enhancement and consumer experience, (2) motivate our executives to sustain high performance and achieve our financial and individual goals over the course of business cycles in various market conditions and (3) align the investment interests of stockholders and the compensation interests of our executives by linking a significant portion of the executive compensation to our annual business results and stock performance.

NAMED EXECUTIVE OFFICER COMPENSATION SUMMARY FOR 2014 (page 56)

The following is a summary of the 2014 compensation for each named executive officer. See the notes and narrative accompanying the 2014 Summary Compensation Table on page 56 of this proxy statement for more information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Frits van Paasschen Former President and Chief Executive Officer	1,250,000	—	8,695,815	—	1,875,000	181,128	12,001,943
Thomas B. Mangas Chief Financial Officer	180,303	675,000	2,000,036	—	43,750	—	2,899,089
Sergio D. Rivera President, The Americas	747,246	—	3,659,416	—	737,810	56,083	5,200,555
Simon M. Turner President, Global Development	766,785	—	3,171,992	—	766,785	59,089	4,764,651
Martha Poulter Chief Information Officer	365,909	500,000	3,000,038	—	700,000	—	4,565,947
Alan M. Schnaid Corporate Controller and Principal Accounting Officer	391,787	127,748	358,068	—	268,271	10,400	1,156,274
Vasant M. Prabhu Former Vice Chairman and Chief Financial Officer	363,729	—	3,398,536	—	—	120,674	3,882,939

4	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors (or Board) solicits your proxy for the 2015 Annual Meeting (or Annual Meeting) of Stockholders of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, which we refer to in this document as we, us, Starwood or the Company, to be held on May 28, 2015, at 10:00 a.m. local time, at The Westin Peachtree Plaza, located at 210 Peachtree Street, N.W., Atlanta, Georgia 30303, and at any postponement or adjournment thereof. Proxy materials or a Notice of Meeting and Internet Availability of Proxy Materials were first sent to stockholders on or about April 17, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS. THE PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 ARE AVAILABLE FREE OF CHARGE OVER THE INTERNET AT www.starwoodhotels.com/corporate/about/investor/index.html.

THE ANNUAL MEETING AND VOTING —

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. These include: the election of the ten director nominees, a non-binding advisory vote to approve the compensation of our named executive officers, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, a vote to approve the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in February 2015) and any other matters that may be properly presented at the meeting. We are not aware of any matters to be presented at the meeting, other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, or any adjournment or postponement thereof, the proxies may vote your shares pursuant to the discretionary authority granted in the proxy.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

The Securities and Exchange Commission (or SEC) has adopted rules permitting the electronic delivery of proxy materials. In accordance with those rules, we have elected to provide access to our proxy materials, which include the Notice of Annual Meeting of Stockholders, 2015 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2014 at www.starwoodhotels.com/corporate/about/investor/index.html. We sent a Notice of Meeting and Internet Availability of Proxy Materials (or Notice) to our stockholders of record and beneficial owners as of the close of business on April 2, 2015, directing them to a website where they can access the proxy materials and view instructions on how to authorize proxies to vote their shares over the Internet or by telephone. Stockholders who previously indicated a preference for paper copies of our proxy materials received paper copies. If you received a Notice but would like to request paper copies of our proxy materials going forward, you may still do so by following the instructions described in the Notice.

Choosing to receive your proxy materials over the Internet will help conserve natural resources and reduce the costs associated with the printing and mailing of the proxy materials to you. Unless you affirmatively elect to receive paper copies of our proxy materials in the future by following the instructions included in the Notice, you will continue to receive a Notice directing you to a website for electronic access to our proxy materials.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement	5

THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS

When and where will the Annual Meeting be held?

The Annual Meeting will be held on May 28, 2015 at 10:00 a.m., local time, at The Westin Peachtree Plaza, located at 210 Peachtree Street, N.W., Atlanta, Georgia 30303.

Seating will begin at 9:00 a.m. If you plan to attend the Annual Meeting and have a disability or require special assistance, please contact our Investor Relations department at (203) 351-3500.

Who can attend the Annual Meeting?

Only stockholders of record at the close of business on April 2, 2015, the record date, or their duly authorized proxies, may attend the Annual Meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport.

If you hold your shares in “street name” (through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement or a letter from your broker or other nominee (in a name matching your photo identification) reflecting your stock ownership as of the record date.

If you are a representative of a corporate or institutional stockholder, you must present valid photo identification, along with proof that you are a representative of such stockholder.

Please note that cameras, phones, or other similar electronic devices and large bags, packages or sound or video recording equipment will not be permitted in the meeting room.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, holders of a majority of the shares entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum for the transaction of business at the Annual Meeting.

You are counted as present if you attend the Annual Meeting and vote in person, if you properly authorize proxies to vote your shares over the Internet or by telephone or if you properly execute and return a proxy card by mail prior to the Annual Meeting.

Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. Whether or not a quorum is present when the Annual Meeting is convened, the presiding officer may adjourn the Annual Meeting to a date not more than 120 days after April 2, 2015, the record date, without notice other than announcement at the Annual Meeting. If a motion is made to adjourn the Annual Meeting, the persons named as proxies on the enclosed proxy card may vote your shares pursuant to the discretionary authority granted in the proxy.

Who is entitled to vote at the Annual Meeting?

If you were a stockholder of record at the close of business on April 2, 2015, the record date, you are entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment or postponement thereof, on any matter that is properly presented and submitted to a vote. On April 2, 2015, there were 171,147,640 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.

6	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS

How do I vote my shares?

In Person. If you are a stockholder of record, you may vote in person at the Annual Meeting. If you hold shares in “street name” (through a broker, bank or other nominee), you may also vote in person at the Annual Meeting provided you have legal proxy from such broker, bank or other nominee to vote the shares held on your behalf. Please contact your broker, bank or other nominee for further information on such proxy. You will not be able to vote your shares at the Annual Meeting without a legal proxy from your broker, bank or other nominee. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be made available and distributed at the Annual Meeting. If you do not plan to attend the Annual Meeting or do not wish to vote in person, you may authorize proxies to vote your shares by written proxy, by telephone or over the Internet.

By Written Proxy. If you are a stockholder of record and wish to authorize proxies to vote your shares by written proxy, you may request a proxy card at any time by following the instructions on the Notice. If you hold shares in “street name,” you should receive instructions on how you may vote by written proxy from your broker, bank or other nominee.

By Telephone or Internet. If you are a stockholder of record and wish to authorize proxies to vote your shares by telephone or over the Internet, you may use the toll-free telephone number or access the electronic link to the proxy voting site by following the instructions on the Notice. If you hold shares in “street name,” you may authorize proxies to vote your shares by telephone or over the Internet if your broker, bank or other nominee makes these methods available, in which case you will receive instructions with the proxy materials.

Each share represented by a properly completed written proxy or properly authorized proxy by telephone or over the Internet will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy has been revoked. If no instructions are specified, the shares will be voted “FOR” the election of each of the ten nominees for director named in this proxy statement, “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015, “FOR” the approval of the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in February 2015) and, with respect to other matters to properly come before the meeting, pursuant to the discretionary authority granted in the proxy to the proxy holder.

How many Notices will I receive? What does it mean if I receive more than one Notice?

If you are a stockholder of record, you will receive only one Notice (or proxy card upon request) for all of the shares of common stock you hold in certificate form, book entry form and in any of our savings plans.

If you hold shares in “street name” (through a broker, bank or other nominee), you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account. Please sign and return all proxy cards or voting instruction forms you receive to ensure that all of the shares you hold are voted.

What if I hold shares through the Company’s 401(k) savings plan or employee stock purchase plan?

If you participate in the Company’s Savings and Retirement Plan (or Savings Plan) or Employee Stock Purchase Plan (or ESPP), your proxy card or vote by telephone or over the Internet will serve as a voting instruction for the trustee of the Savings Plan or ESPP. Whether you authorize your vote by proxy card, telephone or over the Internet, you must transmit your vote to the transfer agent on or prior to 11:59 p.m., Eastern Time on May 25, 2015. If you participate in the Savings Plan and your vote is not received by the transfer agent by that date or if you sign and return your proxy card without specifying your voting instructions, the trustee for the Savings Plan will vote your shares in the same proportion as the other shares for which such trustee has received timely voting instructions unless contrary to the Employee Retirement Income Security Act of 1974, as amended (or ERISA). If you participate in the ESPP and your proxy card is not received by the transfer agent by that date or if you sign and return your proxy card without specifying your voting instructions, the trustee of the ESPP will not vote your shares.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement	7

THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS

If I submit a proxy, may I later revoke it and/or change my vote?

If you are a stockholder of record or hold shares in “street name” (through a broker, bank or other nominee), you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning another proxy card with a later date;

•	submitting a proxy on a later date by telephone or over the Internet (only your latest proxy will be counted); or

•	attending the meeting and voting in person if you hold your shares in your own name or, provided you have obtained a legal proxy from your broker, bank or other nominee, if you are a stockholder who holds shares in “street name.”

Are votes confidential? Who counts the votes?

The votes of all stockholders are kept confidential except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

•	in case of a contested proxy solicitation;

•	if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or
•	to allow the independent inspector of election to certify the results of the vote.

We have retained Broadridge Financial Solutions, Inc. to tabulate the votes. We have retained The Carideo Group, Inc. to act as independent inspector of the election.

How can I confirm my vote was counted?

In furtherance of our commitment to the highest standards of corporate governance practices, we are once again offering our stockholders the opportunity to confirm that their votes were cast in accordance with their instructions. We believe that a vote confirmation mechanism promotes a more fair and transparent electoral process. Beginning May 13, 2015 through July 28, 2015, you may confirm your vote beginning twenty-four hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (located on your Notice or proxy card) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

•	“FOR” each of the ten director nominees;

•	“FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers;

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015; and

•	“FOR” approval of the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in February 2015).

8	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS

What vote is needed to approve each proposal?

The election of directors requires a majority of votes cast in the election of directors at the Annual Meeting, either in person or by proxy. The ten nominees must receive more “FOR” votes than “AGAINST” votes to be elected to serve as directors until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualify, unless the number of nominees for election at such meeting exceeds the number of directors to be elected, in which case a plurality vote standard will apply. Brokers are not permitted to vote on the election of directors without instructions from the beneficial owner, so if you hold your shares through a broker or other nominee, your shares will not be voted in the election of directors unless you affirmatively vote your shares in accordance with the voting instructions provided by such broker or other nominee. Instructions to “ABSTAIN” will have no effect on the result of the vote.

Adoption of a resolution approving, on a non-binding advisory basis, the compensation of our named executive officers requires a majority of the votes cast at the Annual Meeting on the matter, either in person or by proxy. Abstentions and broker non-votes will have no effect on the result of the vote. The Board of Directors expects to take the result of the advisory vote into consideration when making future compensation decisions.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015 requires a majority of the votes cast at the Annual Meeting on the matter, either in person or by proxy. Brokers may vote uninstructed shares on this matter. Abstentions will have no effect on the result of the vote. If a majority of the votes cast are “AGAINST” ratification of the appointment of Ernst & Young LLP, the Board of Directors and the Audit Committee will reconsider the appointment.

Approval of the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in February 2015) requires “FOR” votes from a majority of the votes cast at the Annual Meeting on the matter, either in person or by proxy. Abstentions and broker non-votes will have no effect on the result of the vote. If a majority of the votes cast at the Annual Meeting vote “AGAINST” the approval of the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in February 2015), such plan will not be used for annual incentive awards and the Company will grant no further awards under the current version of the Annual Incentive Plan for Certain Executives.

What are broker non-votes?

If you hold shares in “street name” through a broker, bank or other nominee, you may give voting instructions to such party and the broker, bank or other nominee must vote as you directed. If you do not give any instructions, the broker, bank or other nominee may vote on all routine matters, such as ratification of the appointment of an independent registered public accounting firm, at its discretion. A broker, bank or other nominee, however, may not vote uninstructed shares on non-routine matters, such as the election of directors, or the advisory vote on executive compensation, at its discretion. This is referred to as a broker non-vote.

What happens if a director nominee does not receive a “majority” of the votes cast?

Our Bylaws provide for a majority voting standard in uncontested director elections. Under the majority vote standard, in order to be elected to the Board of Directors, a director nominee must receive a greater number of votes cast “FOR” than “AGAINST.” A director nominee who receives more “AGAINST” votes than “FOR” votes is required to tender his or her resignation for consideration by the Board of Directors. The Corporate Governance and Nominating Committee will then make a recommendation to the Board of Directors as to whether the Board of Directors should accept or reject such resignation. The Board of Directors will act on the tendered resignation and publicly disclose its decision within 90 days following certification of the election results. The director nominee in question will not participate in the deliberation process.

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THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS

When are stockholder proposals for the 2016 Annual Meeting of Stockholders due?

In order to be eligible for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders, stockholder proposals must be received no later than December 16, 2015 and must comply with the rules of the SEC. Stockholder proposals received after December 16, 2015 will be deemed untimely.

In order to be eligible for consideration at our 2016 Annual Meeting of Stockholders but not included in our proxy statement, stockholder proposals must be received no later than March 14, 2016 nor earlier than February 18, 2016 and must comply with the then current advance notice provisions and other requirements set forth in the Company’s Bylaws.

All stockholder proposals must be in writing and received by the deadlines described above at our principal executive offices at Starwood Hotels & Resorts Worldwide, Inc., One StarPoint, Stamford, Connecticut 06902, Attention: Kenneth S. Siegel, Corporate Secretary. Stockholder proposals must be in the form and include the information provided in our Bylaws. If we do not receive the required information on a timely basis, the proposal may be excluded from the proxy statement and from consideration at the 2016 Annual Meeting of Stockholders.

Where can I find more information about my voting rights as a stockholder?

The SEC has an informational website that provides stockholders with general information about how to cast their vote and why voting should be an important consideration for stockholders. You may access that information at investor.gov or at www.sec.gov/spotlight/proxymatters.shtml.

10	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

CORPORATE GOVERNANCE

Overview

We are committed to maintaining the highest standards of corporate governance and ethical business conduct across all aspects of our operations and decision-making processes.

Important documents governing our corporate governance practices include our Articles of Incorporation (or Charter), Amended and Restated Bylaws (or Bylaws), Corporate Governance Guidelines, Board of Directors’ Committee Charters, Code of Business Conduct and Ethics, Finance Code of Ethics, and Corporate Opportunity and Related Person Transaction Policy. These documents can be accessed on our website at www.starwoodhotels.com and are discussed in more detail below.

Board Leadership Structure

Our Board leadership structure currently consists of Adam M. Aron, Chief Executive Officer of the Company on an interim basis, and nine independent outside directors, including the Chairman and four committee Chairs. The Board believes that having a separate independent director serve as Chairman promotes clear, independent board leadership and engagement. The Board also believes it is well served by having our Chief Executive Officer serve as a member of the Board, as the Chief Executive Officer of the Company has primary responsibility for managing our day-to-day operations and, consequently, a unique understanding of our business, and the hotel and leisure industry generally. Bruce W. Duncan currently serves as the Chairman of the Board and presides over executive sessions of non-management directors.

Board Role in Risk Oversight

The Board regularly receives reports from members of our senior management regarding any strategic, operational, financial, legal, regulatory or reputational risk that we may be facing. The Board then reviews management’s assessment, discusses options for mitigating any such risk with management, and directs management to manage and minimize our exposure. Management is ultimately responsible for identifying any such risk, and for developing and implementing mitigation plans throughout various planning processes, including during the strategic planning process.

The Board’s role is one of oversight. The Board’s four standing committees assist it with the risk oversight function as follows:

•	the Audit Committee oversees the Company’s controls and compliance activities and management’s process for identifying and quantifying risks facing the Company;

•	the Compensation and Option Committee oversees risk associated with our compensation policies and practices and structures our incentive compensation in a way that discourages the taking of excessive risks and requires multiple risk-mitigating provisions in our pay programs;

•	the Corporate Governance and Nominating Committee oversees Board processes and corporate governance-related risk and reviews legal and regulatory risk; and

•	the Capital Committee oversees risks related to our hotel portfolio, capital improvement plans and capital budgets, and any investments, divestitures, significant asset sales, mergers and acquisitions and other extraordinary transactions.

Corporate Governance Policies

In addition to our Charter and Bylaws, we have adopted the Corporate Governance Guidelines (or Guidelines), which are posted on our website at www.starwoodhotels.com/corporate/about/investor/ governance.html. The Guidelines address significant corporate governance matters and provide the

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CORPORATE GOVERNANCE

framework for our corporate governance policies and practices including: board and committee composition, director and executive stock ownership guidelines, incentive recouping, anti-hedging and anti-pledging policies, and board and committee assessment. The Corporate Governance and Nominating Committee is responsible for overseeing and reviewing the Guidelines and for reporting and recommending to the Board any changes to the Guidelines.

We have adopted a Finance Code of Ethics (or Finance Code), applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer, Senior Vice President – Taxes and Vice President – Internal Audit and other persons performing similar functions. The Finance Code is posted on our website at www.starwoodhotels.com/corporate/about/investor/governance.html. We intend to post amendments to, and waivers from, the Finance Code on our website, as required by applicable rules of the SEC.

We also have a Code of Business Conduct and Ethics (or Code of Conduct), applicable to all employees and directors, that addresses legal and ethical issues that may be encountered in carrying out Company duties and responsibilities. Subject to applicable law, employees are required to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is posted on the Company’s website at www.starwoodhotels.com/corporate/about/investor/governance.html.

To further promote transparency and ensure accurate and adequate disclosure, we have established a Disclosure Committee comprised of certain senior executives to design, establish and maintain our internal controls and other procedures with respect to the preparation of periodic reports required to be filed with the SEC, earnings releases and other written information that we decide to disclose to the investment community. The Disclosure Committee evaluates the effectiveness of our disclosure controls and procedures and maintains written records of its meetings.

The Board also has certain policies relating to retirement and a change in a director’s principal occupation. The Guidelines provide that directors who are not employees of the Company or any of its subsidiaries may not stand for re-election after reaching the age of 72 and that directors who are employees of the Company must retire from the Board upon retirement from the Company. The Guidelines provide that in the event a director changes his or her principal occupation (including through retirement), such director should voluntarily tender his or her resignation to the Board. The Corporate Governance and Nominating Committee will then make a recommendation to the Board as to whether the Board should accept or reject such resignation.

We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. Indemnification is required pursuant to our Charter and we have entered into agreements with its directors and executive officers undertaking a contractual obligation to provide the same.

Director Independence

In accordance with the New York Stock Exchange (or NYSE) rules, the Board makes an annual determination as to the independence of the directors and director nominees. A director or director nominee is not deemed independent unless the Board affirmatively determines that such director or director nominee has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has a relationship with us. The Board observes all criteria for independence established by the NYSE listing standards and other governing laws and regulations. When assessing materiality of a director’s relationship with us, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include any commercial, banking, consulting, legal, accounting, charitable or other business relationships each director or director nominee may have with us. In addition, the Board consults with our external legal counsel to ensure that the Board’s determinations are consistent with all relevant securities laws and other applicable laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the NYSE.

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CORPORATE GOVERNANCE

Our Board has determined that each of the directors and director nominees, with the exception of Mr. Aron, is “independent” under the NYSE rules and that these directors have no material relationship with us that would prevent the directors from being considered independent. Mr. Aron, who was an independent director prior to his appointment as the Company’s Chief Executive Officer on an interim basis, is not an “independent” director under the NYSE rules following his appointment.

In addition, it was taken into account that five of the non-employee directors, Messrs. Daley, Duncan, Hippeau and Quazzo and Ms. Galbreath, have no relationship with us except as a director and stockholder of the Company and that the remaining four non-employee directors have relationships with our stockholders or companies that do business with us that are consistent with the NYSE independence standards as well as independence standards adopted by the Board.

Communications with the Board

We have adopted a policy which permits stockholders and other interested parties to contact the Board. If you are a stockholder or interested party and would like to contact the Board, you may send a letter to the Board of Directors, c/o the Corporate Secretary of the Company, One StarPoint, Stamford, Connecticut 06902 or contact us online at www.hotethics.com. It is important that you identify yourself as a stockholder or an interested party in the correspondence. If the correspondence contains complaints about our Company’s accounting, internal or auditing matters, the Corporate Secretary will advise a member of the Audit Committee. If the correspondence concerns other matters or is directed to the non-employee directors, the Corporate Secretary will forward the correspondence to the director to whom it is addressed or otherwise as would be appropriate under the circumstances, attempt to handle the inquiry directly (for example where it is a request for information or a stock-related matter), or not forward the communication altogether if it is primarily commercial in nature or relates to an improper or irrelevant topic. At each regularly scheduled Board meeting, the Corporate Secretary or his designee will present a summary of all such communications received since the last meeting that were not forwarded and shall make those communications available to the directors upon request. This policy is also posted on our website at www.starwoodhotels.com/corporate/about/investor/ governance.html.

Posted Documents

You may obtain a copy of any of the aforementioned posted documents free of charge on our investor relations webpage on our website at www.starwoodhotels.com/corporate/about/investor/index.html.

Choosing to receive your proxy materials over the Internet will help conserve natural resources and reduce the costs associated with the printing and mailing of the proxy materials to you. While we encourage stakeholders to download the proxy materials electronically, if hard copies are preferred, a request can be made by following the instructions provided in the Notice.

Please note that the information on our website is not incorporated by reference in this proxy statement.

PROPOSAL 1: ELECTION OF DIRECTORS

Under our Charter, each of our directors is elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Set forth below is information as of April 2, 2015 regarding the director nominees, which has been confirmed by each of them for inclusion in this proxy statement. Each director nominee has agreed to serve on the Board if elected. If a director nominee becomes unavailable for election, proxy holders and stockholders may vote for another director nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

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ELECTION OF DIRECTORS

The director nominees, if elected, will serve until the 2016 Annual Meeting and until their successors are duly elected and qualify.

ADAM M. ARON
Mr. Aron has been Chief Executive Officer on an interim basis of the Company since February 14, 2015. Since 2006, he has also been an advisor to Apollo Management L.P., a private equity, debt and capital markets investor, and Chief Executive Officer of World Leisure Partners, Inc., a personal consultancy that he founded. He served as Chief Executive Officer of the Philadelphia 76ers, a professional basketball team, from 2011 to 2013. From 1996 through 2006, Mr. Aron was Chairman and Chief Executive Officer of Vail Resorts, Inc., an owner and operator of ski resorts and hotels. From 1993 through 1996, he was President and Chief Executive Officer of Norwegian Cruise Line Holdings Ltd., a global cruise operator. Earlier in his career, Mr. Aron was Senior Vice President of Marketing for United Airlines and for Hyatt Hotels Corporation. Mr. Aron is also currently a director of Norwegian Cruise Line Holdings Ltd. and a member of the Council on Foreign Relations. Mr. Aron has been a director of the Company since 2006. Immediately prior to serving as Chief Executive Officer, Mr. Aron resigned as a member of the Capital Committee and Corporate Governance and Nominating Committee and, earlier in 2014, served on the Audit Committee and Compensation and Option Committee.
Chief Executive Officer
Age: 60 Director since: 2006
Committees served in 2014: Audit, Capital, Compensation and Option, Corporate Governance and Nominating

Skills and Expertise

•   Senior leadership experience, including as CEO on an interim basis of our Company and as a CEO serving other companies for more than fifteen years

•   Significant industry experience, particularly in hotels and resorts

•   Global business experience

•   Public company director and committee experience

Other Current Public Boards: Norwegian Cruise Line Holdings Ltd.

BRUCE W. DUNCAN
Mr. Duncan has been President, Chief Executive Officer and a director of First Industrial Realty Trust, Inc., a real estate investment trust that engages in the ownership, management, acquisition, sale, development and redevelopment of industrial real estate properties, since January 2009. From April to September 2007, Mr. Duncan served as Chief Executive Officer of the Company on an interim basis. He also has been a senior advisor to Kohlberg Kravis & Roberts & Co., a global investment firm, from July 2008 to January 2009. He was also a private investor from January 2006 to January 2009. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential (or EQR), a publicly traded real estate investment trust, and held various positions at EQR from March 2002 to December 2005, including President, Chief Executive Officer and Trustee from January 2003 to May 2005, and President and Trustee from March 2002 to December 2002. Mr. Duncan is also currently a director of First Industrial Realty Trust, Inc. and T. Rowe Price Mutual Funds. Mr. Duncan has been a director of the Company since 1999 and is the current Chairman of the Board. He currently serves on the Corporate Governance and Nominating Committee.
President, Chief Executive Officer and a director of First Industrial Realty Trust, Inc.
Age: 63 Director since: 1999 and current Chairman of the Board
Committees served: Corporate Governance and Nominating

Skills and Expertise

•   Senior leadership experience, including as President and CEO of First Industrial Realty Trust

•   Significant industry experience, particularly in real estate and as former interim CEO of our Company

•   Real estate investment, management, acquisition and development experience

•   Public company director and committee experience

Other Current Public Boards: First Industrial Realty Trust, Inc. and T. Rowe Price Mutual Funds

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ELECTION OF DIRECTORS

CHARLENE BARSHEFSKY
Ambassador Barshefsky has been Senior International Partner at the law firm of WilmerHale, LLP, in Washington, D.C. since September 2001. From March 1997 to January 2001, Ambassador Barshefsky was the United States Trade Representative, the chief trade negotiator and principal trade policymaker for the United States and a member of the President’s Cabinet. Ambassador Barshefsky is a member of the Council on Foreign Relations and a Trustee of the Howard Hughes Medical Institute. In the past five years, Ambassador Barshefsky also served as a director of the Council on Foreign Relations and was a member of the Global Advisory Board of Moelis & Company. Ambassador Barshefsky is also currently a director of The Estee Lauder Companies, Inc., American Express Company and Intel Corporation. Ambassador Barshefsky has been a director of the Company since 2001 and is currently the Chair of the Corporate Governance and Nominating Committee and also serves on the Audit Committee.
Senior International Partner at the law firm of WilmerHale, LLP
Age: 64 Director since: 2001
Committees served: Audit, Corporate Governance and Nominating

Skills and Expertise

•     Senior leadership experience, including as a Senior International Partner of WilmerHale, LLP

•     Government, legal and public policy experience, particularly as the United States Trade Representative

•     Global business experience

•     Public company director and committee experience

Other Current Public Boards: The Estee Lauder Companies, Inc., American Express Company and Intel Corporation

THOMAS E. CLARKE
Dr. Clarke has been President, Innovation of Nike, Inc., a designer, developer and marketer of footwear, apparel and accessory products, since 2013. Dr. Clarke joined Nike in 1980 and was appointed Divisional Vice President in charge of marketing in 1987, Corporate Vice President in 1990, served as President and Chief Operating Officer from 1994 to 2000, and served as President, New Business Development from 2001 to 2013. Dr. Clarke previously held various positions with Nike, primarily in research, design, development and marketing. Dr. Clarke is also currently a director of Newell Rubbermaid Inc. Dr. Clarke has been a director of the Company since 2008 and is currently the Chair of the Compensation and Option Committee and also serves on the Corporate Governance and Nominating Committee.
President, Innovation of Nike, Inc.
Age: 63 Director since: 2008
Committees served: Compensation and Option, Corporate Governance and Nominating

Skills and Expertise

•     Senior leadership experience, including in various senior executive roles at Nike, Inc.

•     Branding, product development and strategy experience

•     Global business experience

•     Public company director and committee experience

Other Current Public Boards: Newell Rubbermaid Inc.

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ELECTION OF DIRECTORS

CLAYTON C. DALEY, JR.

Mr. Daley spent his entire professional career with The Procter & Gamble Company, a global consumer packaged goods company, joining the company in 1974, and he has held a number of key accounting and finance positions including Chief Financial Officer and Vice Chairman of Procter & Gamble; Comptroller, U.S. Operations of Procter & Gamble USA; Vice President and Comptroller of Procter & Gamble International; and Vice President and Treasurer of Procter & Gamble. Mr. Daley retired from Procter & Gamble in October 2009. In the past five years, Mr. Daley served as a director of Boy Scouts of America. In addition, Mr. Daley was Senior Advisor to TPG Capital until October 2012. Mr. Daley is also currently a director of SunEdison, Inc. Mr. Daley has been a director of the Company since 2008 and is currently the Chair of the Audit Committee and also serves on the Compensation and Option Committee.

Retired Chief Financial Officer of Procter & Gamble
Age: 63 Director since: 2008

Skills and Expertise

•     Senior leadership experience, including as CFO and Vice Chairman of Procter & Gamble (retired)

•     Significant corporate finance and accounting experience

•     Global business experience

•     Public company director and committee experience

Committees served: Audit, Compensation and Option
Other Current Public Boards: SunEdison, Inc.

LIZANNE GALBREATH
Ms. Galbreath has been the Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, Ms. Galbreath was Managing Director of LaSalle Partners/Jones Lang LaSalle, a real estate services and investment management firm, where she also served as a director. From 1984 to 1997, Ms. Galbreath served as a Managing Director, Chairman and Chief Executive Officer of The Galbreath Company, the predecessor entity of Galbreath & Company. Ms. Galbreath is also currently a director of Paramount Group, Inc. Ms. Galbreath has been a director of the Company since 2005 and currently serves on the Capital Committee, Compensation and Option Committee and Corporate Governance and Nominating Committee.
Managing Partner of Galbreath & Company
Age: 57 Director since: 2005

Skills and Expertise

•     Senior leadership experience, including as Managing Partner of Galbreath & Company

•     Significant industry experience, particularly in real estate

•     Real estate investment, development and strategy experience

•     Extensive management and corporate governance experience

Committees served: Capital, Compensation and Option, Corporate Governance and Nominating
Other Current Public Boards: Paramount Group, Inc.

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ELECTION OF DIRECTORS

ERIC HIPPEAU

Mr. Hippeau has been a Managing Director with Lerer Hippeau Ventures, formerly known as Lerer Ventures, a venture capital fund, since June 2011. From 2009 to 2011 he was the Chief Executive Officer of The Huffington Post, a news website. From 2000 to 2009, he was a Managing Partner of Softbank Capital, a technology venture capital firm. Mr. Hippeau served as Chairman and Chief Executive Officer of Ziff-Davis Inc., an integrated media and marketing company, from 1993 to March 2000 and held various other positions with Ziff-Davis from 1989 to 1993. In the past five years, Mr. Hippeau served as a director of the Huffington Post and Yahoo! Inc. Mr. Hippeau has been a director of the Company since 1999 and currently serves on the Audit Committee and Compensation and Option Committee.

Skills and Expertise

•   Senior leadership experience, including as Partner of Lerer Hippeau Ventures

•   Extensive investment and venture capital experience

•   Significant experience in information technology, marketing and new media

•   Public company director and committee experience

Managing Director with Lerer Hippeau Ventures
Age: 63 Director since: 1999
Committees served: Audit, Compensation and Option

AYLWIN B. LEWIS

Mr. Lewis has served as President and Chief Executive Officer of Potbelly Corporation, formerly known as Potbelly Sandwich Works, LLC, since June 2008. From September 2005 to February 2008, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of KMart and Sears Retail following Sears’ acquisition of KMart Holding Corporation in March 2005. Prior to that, Mr. Lewis was President and Chief Executive Officer of KMart since October 2004. Mr. Lewis was Chief Multi-Branding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silver’s, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003 and Chief Operating Officer of Pizza Hut from 1996. Mr. Lewis is also currently a director of The Walt Disney Company. Mr. Lewis has been a director since 2013 and currently serves on the Audit Committee and Capital Committee.

Skills and Expertise

•   Senior leadership experience, including as CEO of Potbelly Corporation

•   Branding, product development and strategy experience

•   Global franchise experience

•   Public company director and committee experience

President and Chief Executive Officer of Potbelly Corporation
Age: 60 Director since: 2013
Committees served: Audit, Capital
Other Current Public Boards: The Walt Disney Company

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ELECTION OF DIRECTORS

STEPHEN R. QUAZZO
Mr. Quazzo is the Chief Executive Officer and has been the Managing Director and co-founder of Pearlmark Real Estate Partners, L.L.C., formerly known as Transwestern Investment Company, L.L.C., a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors, Inc., a private investment firm and a subsidiary of Equity Group Investments, Inc. Mr. Quazzo is also currently a director of Phillips Edison Grocery REIT I, Inc. Mr. Quazzo has been a director of the Company since 1999 and is currently the Chair of the Capital Committee and also serves on the Audit Committee.
Chief Executive Officer of Pearlmark Real Estate Partners
Age: 55 Director since: 1999

Skills and Expertise

•   Senior leadership experience, including as CEO of Pearlmark Real Estate Partners

•   Significant industry experience, particularly in real estate

•   Investment, development and strategy experience

•   Public company director and committee experience

Committees served: Audit, Capital
Other Current Public Boards: Phillips Edison Grocery REIT I, Inc.

THOMAS O. RYDER
Mr. Ryder retired as Chairman of the Board of The Reader’s Digest Association, Inc., a global media and direct marketing company, in January 2007, a position he had held since January 2006. Mr. Ryder was Chairman of the Board and Chief Executive Officer of that company from April 1998 through December 2005. In addition, Mr. Ryder was Chairman of the Board and Chairman of the Audit Committee of Virgin Mobile USA, Inc., a wireless service provider, from October 2007 to November 2009. Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company, which provides travel, financial and network services, from October 1995 to April 1998. In the past five years, Mr. Ryder also served as a director of World Color Press, Inc., a company acquired by Quad/Graphics, Inc. in July 2010. Mr. Ryder is also currently a director of Amazon.com, Inc., Quad/Graphics, Inc. and RPX Corporation. Mr. Ryder has been a director of the Company since 2001 and currently serves on the Capital Committee and the Compensation and Option Committee.
Retired Chairman of the Board of The Reader’s Digest Association, Inc.
Age: 70 Director since: 2001
Committees served: Capital, Compensation and Option

Skills and Expertise

•   Senior leadership experience, including as Chairman and CEO of The Reader’s Digest (retired)

•   Branding, development and strategy experience

•   Global business, media and marketing experience

•   Public company director and committee experience

Other Current Public Boards: Amazon.com, Inc., Quad/Graphics, Inc. and RPX Corporation

The Board of Directors unanimously recommends a vote “FOR” the election of each of these nominees.

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ELECTION OF DIRECTORS

Board Meeting, Committee Meeting and Annual Meeting Attendance

Directors are expected to attend Board meetings, meetings of committees on which they serve and the annual meeting of stockholders. We encourage all directors to attend all meetings and believe that attendance at the annual meeting is as important as attendance at meetings of the Board and its committees. All of our incumbent directors who were directors at the time of the 2014 Annual Meeting of Stockholders attended such meeting.

During the year ended December 31, 2014, the Board held six meetings. In addition, directors attended meetings of individual Board committees. Each incumbent director who was a member of the Board in 2014 attended at least 75% of the meetings of the Board and the Board committees on which he or she served.

Board Committees

The Board has established four standing committees: the Audit Committee, the Capital Committee, the Compensation and Option Committee and the Corporate Governance and Nominating Committee. Each of the standing committees is comprised solely of independent directors. Accordingly, Mr. van Paasschen did not serve on any of the standing committees during 2014 and Mr. Aron, in his capacity as a member of the Board prior to serving as Chief Executive Officer in 2015, served on each of the four standing committees during 2014. Each of the standing committees operates pursuant to a written charter adopted by the Board, which is available on our website at www.starwoodhotels.com/corporate/about/investor/governance.html. Each committee’s principal functions are described below:

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (or Exchange Act), is currently comprised of Messrs. Daley (chairperson), Hippeau, Lewis and Quazzo and Ambassador Barshefsky, all of whom are “independent” directors, as determined by the Board in accordance with NYSE listing requirements and applicable federal securities laws. The Board has determined that each of Messrs. Daley, Hippeau and Lewis is an “audit committee financial expert” under federal securities laws. The Board has adopted a written charter for the Audit Committee which states that the Audit Committee provides oversight regarding accounting, auditing and financial reporting practices of the Company. The Audit Committee selects and engages our independent registered public accounting firm to audit our annual consolidated financial statements and discusses with it the scope and results of the audit. The Audit Committee also discusses with the independent registered public accounting firm, and with management, financial accounting and reporting principles, policies and practices and the adequacy of the Company’s accounting, financial, operating and disclosure controls. The Audit Committee met ten times during 2014.

Capital Committee

The Capital Committee is currently comprised of Messrs. Quazzo (chairperson), Lewis and Ryder and Ms. Galbreath, all of whom are “independent” directors, as determined by the Board in accordance with NYSE listing requirements and applicable federal securities laws. The Capital Committee was established in November 2005 to exercise some of the power of the Board relating to, among other things, capital plans and needs, mergers and acquisitions, divestitures and other significant corporate opportunities between meetings of the Board. The Capital Committee met four times during 2014.

Compensation and Option Committee

Under the terms of its charter, the Compensation and Option Committee (or Compensation Committee) is required to consist of three or more members of the Board who meet the independence requirements of the NYSE, are “non-employee directors” pursuant to Exchange Act Rule 16b-3, and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or Code). The Compensation Committee is currently comprised of Messrs. Clarke (chairperson), Daley, Hippeau and Ryder and Ms. Galbreath, all of whom are

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ELECTION OF DIRECTORS

“independent” directors, as determined by the Board in accordance with the NYSE listing requirements and applicable federal securities laws. The Compensation Committee makes recommendations to the Board with respect to the salary and other compensation (other than incentive awards, which the Board ratifies after approval by the Compensation Committee) to be paid to our Chief Executive Officer and reviews and authorizes the salaries, annual incentives, equity and other compensation to be paid to our other executive officers. The Compensation Committee also administers our employee benefits plans, including retirement plans and severance protection, and our 2013 Long-Term Incentive Compensation Plan, including grants to our senior executive officers under such plan. The Compensation Committee met six times during 2014.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (or Governance Committee) operates pursuant to a written charter and is currently comprised of Ambassador Barshefsky (chairperson), Ms. Galbreath, and Messrs. Clarke and Duncan, all of whom are “independent” directors, as determined by the Board in accordance with NYSE listing requirements and applicable federal securities laws. The Governance Committee establishes, or assists in the establishment of, our governance policies (including policies that govern potential conflicts of interest) and monitors and advises us as to compliance with those policies. The Governance Committee reviews, analyzes, advises and makes recommendations to the Board with respect to situations, opportunities, relationships and transactions that are governed by such policies, such as opportunities in which a director or executive officer or their affiliates has a personal interest. In addition, the Governance Committee is responsible for making recommendations for candidates to the Board (taking into account suggestions made by officers, directors, employees and stockholders), recommending directors for service on Board committees, developing and reviewing background information for candidates, monitoring our executive succession plan and making recommendations to the Board for changes to the Guidelines related to the nomination or qualifications of directors or the size or composition of the Board. The Governance Committee met four times during 2014.

There are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks a diverse group of candidates who possess the background, skills and expertise relevant to our business, or candidates that possess a particular geographical or international perspective. The Board looks for candidates with qualities that include strength of character, an inquiring and independent mind, practical wisdom and mature judgment. The Board seeks to ensure that at least two-thirds of the directors are independent under the Guidelines, and that members of the Audit Committee meet the financial literacy requirements under the rules of the NYSE and at least one of them qualifies as an “audit committee financial expert” under applicable federal securities laws. The Governance Committee does not have a set policy for considering or weighing diversity in identifying nominees but does seek to have a diversity of backgrounds, skills and perspectives among Board members, and considers how the background, skills and perspectives of each nominee would contribute to the total mix of backgrounds, skills and perspectives that would be available to the Board as a whole. The Governance Committee reviews the qualifications and backgrounds of the directors and the overall composition of the Board on an annual basis, and recommends to the full Board of Directors the slate of directors to be recommended for nomination for election at the next annual meeting of stockholders.

The Governance Committee may from time to time utilize the services of a search firm to help identify and evaluate candidates for director who meet the criteria and qualifications outlined above.

The Governance Committee will consider candidates for nomination recommended by stockholders and submitted for consideration. Although it has no formal policy regarding stockholder candidates, the Governance Committee believes that stockholder candidates should be reviewed in substantially the same manner as other candidates.

Under our current Bylaws, stockholder nominations of individuals to be elected as directors at an annual meeting of our stockholders must be made in writing and delivered to our Corporate Secretary at One StarPoint, Stamford, Connecticut 06902, and be received by the Corporate Secretary no later than the close of business on the 75th day nor earlier than the close of business on the 100th day prior to the first anniversary of the preceding year’s annual meeting. In accordance with our current Bylaws, in addition to other required information specified in the Bylaws, such notice shall set forth as to each proposed nominee (i) the name, age and business address of each nominee proposed in such notice, and a statement as to the qualification of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares which are beneficially owned and owned of record by the nominating stockholder,

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ELECTION OF DIRECTORS

and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. The Board does not believe that its members should be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities. However, the Governance Committee and the full Board of Directors will take into account the nature of, and time involved in, a director’s service on other boards in evaluating the suitability of individual directors and in making its recommendations to our stockholders. Service on boards and/or committees of other organizations must be consistent with our conflict of interest policies.

We provide a comprehensive orientation for all new directors. The process involves a corporate overview, one-on-one meetings with members of senior management and an orientation meeting. In addition, all directors are given written materials providing information on our business, its operations and decision-making processes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and certain of our officers, and persons who own more than 10 percent of the outstanding shares of the Company, file with the SEC (and provide a copy to us of) certain reports relating to their ownership of shares.

To our knowledge, based solely on a review of the copies of these reports furnished to us for the fiscal year ended December 31, 2014, and written representations from our directors and officers, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10 percent beneficial owners were complied with for the most recent fiscal year, except that Mr. Rivera filed one late Form 4 reporting one open-market purchase transaction.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our Board is committed to the highest standards of corporate governance and recognizes the significant interest of stockholders and investors in executive compensation matters.

We have designed our executive compensation programs to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See the discussion of the compensation of our named executive officers in the section entitled Compensation Discussion and Analysis beginning on page 32 of this proxy statement.

Since our 2011 annual meeting, we have provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for that annual meeting of stockholders. Our stockholders overwhelmingly approved each proposal, with more than 96% of the votes cast in favor of the proposal each year, including support from nearly 99% of the votes cast last year. Accordingly, this year we are again asking our stockholders to indicate their support for the compensation of our officers named in the 2014 Summary Compensation Table on page 56 of this proxy statement (our named executive officers), as such compensation is disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this proxy statement, as required by Section 14A of the Exchange Act. This “say-on-pay” vote is not intended to address any specific item of compensation, but, rather, the overall compensation of our named executive officers and the philosophy, policies and practices related thereto. We conduct our say-on-pay votes annually, and expect to hold the next say-on-pay vote in connection with our 2016 Annual Meeting of Stockholders.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in our proxy statement for the 2015 Annual Meeting of Stockholders.”

This say-on-pay vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of our stockholders and expect to consider the outcome of the say-on-pay vote when making future compensation decisions.

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the executive compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this proxy statement.

22	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has appointed and is requesting ratification by stockholders of the appointment of Ernst & Young LLP (or Ernst & Young) as our independent registered public accounting firm for fiscal year 2015. While not required by law, the Board is asking its stockholders to ratify the selection of Ernst & Young as a matter of good corporate governance practice. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. If the appointment of Ernst & Young is not ratified, the Board and the Audit Committee will reconsider the selection of Ernst & Young as our independent registered public accounting firm for fiscal year 2015.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2015.

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PROPOSAL 4: APPROVAL OF THE STARWOOD HOTELS & RESORTS WORLDWIDE, INC. ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES (AS AMENDED AND RESTATED IN FEBRUARY 2015)

Overview

We are asking stockholders to approve the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in February 2015) (or 2015 AIPCE). The Board, upon recommendation of the Compensation Committee, approved the 2015 AIPCE on February 25, 2015, subject to stockholder approval. If approved by our stockholders, the 2015 AIPCE will continue as our annual cash incentive plan available to certain executive officers as designated by the Compensation Committee from time to time.

The Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives (As Amended and Restated in December 2008) (or 2010 AIPCE) was last approved by stockholders primarily for purposes of potential compliance under Section 162(m) (or Section 162(m)) of the Internal Revenue Code of 1986, as amended (or Code) at the 2010 Annual Meeting of Stockholders. In February 2013, the 2010 AIPCE was revised (or 2013 AIPCE) to make certain changes that did not require stockholder approval, which primary changes consisted of clarifying the make-up of the committee designated to administer the 2013 AIPCE, removing provisions and defined terms related to the mandatory deferral of portions of annual awards into a deferred share account (which practice was discontinued by the Compensation Committee in 2013), and removing the definition of “change in control” from the 2013 AIPCE. On February 25, 2015, the Board approved the amendment and restatement of the 2013 AIPCE in the form of the 2015 AIPCE.

The 2015 AIPCE is designed to help us potentially preserve the tax deductibility of annual cash incentive awards paid to eligible officers under Section 162(m). Our principal reason for submitting the 2015 AIPCE to stockholders for approval is to enable us to potentially structure certain awards under the 2015 AIPCE so that they may qualify as “qualified performance-based compensation” under Section 162(m). If short-term incentive awards under the 2015 AIPCE qualify as qualified performance-based compensation for purposes of Section 162(m), then we may be able to receive a federal income tax deduction for certain compensation paid to our Chief Executive Officer and the other three most highly compensated executive officers (other than our Chief Financial Officer) in excess of $1 million for any taxable year. While we believe it is in our and our stockholders’ best interests to have the ability to grant qualified performance-based compensation under Section 162(m), we may decide to grant compensation that will not qualify as qualified performance-based compensation for purposes of Section 162(m). Moreover, even if we intend to grant compensation that qualifies as qualified performance-based compensation for purposes of Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by the Company.

The Compensation Committee has developed an executive compensation program that determines a significant level of compensation based on the achievement of performance targets. With respect to annual incentive awards, in order to satisfy the qualified performance-based compensation exception to the deduction limitation of Section 162(m), the payout of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be granted pursuant to a stockholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) the individuals eligible to receive awards under the plan, and (3) a specified limit on the maximum awards that a participant may receive within a certain time period or periods.

We are seeking stockholder approval of the performance measures and individual grant limit under the 2015 AIPCE, as well as the individuals eligible to receive awards under the 2015 AIPCE, to have the flexibility to grant performance-based awards under the 2015 AIPCE that may be fully deductible for federal income tax purposes. If our stockholders approve the 2015 AIPCE and the material terms for qualified performance-based compensation under the 2015 AIPCE, assuming that all other Section 162(m) requirements are met, we

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APPROVAL OF THE 2015 AIPCE

may be able to obtain tax deductions with respect to awards issued under the 2015 AIPCE to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2020 Annual Meeting of Stockholders (in other words, for five years). If stockholders do not approve the 2015 AIPCE, the 2015 AIPCE will be terminated and the Compensation Committee will need to reevaluate the compensation of employees who would have been eligible to participate under the 2015 AIPCE. In addition, this would adversely affect the Company’s ability to deduct certain compensation paid to its Chief Executive Officer and the next three most highly compensated executive officers other than the Chief Financial Officer.

The 2015 AIPCE includes the changes introduced by the 2013 AIPCE as described above. In addition, the 2015 AIPCE includes certain other material changes, as further described in the “Summary of Material Changes” below, which is immediately followed by a summary of the other material terms of the 2015 AIPCE. The summary of the 2015 AIPCE set forth in this Proposal 4 is qualified in its entirety by reference to the complete text of the 2015 AIPCE set forth in Annex A to this proxy statement. In evaluating this Proposal 4, stockholders should consider all of the information set forth under this Proposal 4.

Summary of Material Changes

Greater Flexibility Permitted in Design of Certain Awards. The 2015 AIPCE has been revised to allow greater flexibility in the design of bonus awards by making the following clarifying and substantive changes:

•	The 2015 AIPCE clarifies that performance targets with respect to bonus awards may be evaluated not only with respect to the Company, but also with respect to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions, or other organizational units within the Company or its subsidiaries;

•	The 2015 AIPCE clarifies that performance targets may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance targets themselves;

•	The 2015 AIPCE revises the list of performance criteria that may be used for qualified performance-based awards for Section 162(m) purposes, as further described below under “Summary Description of the 2015 AIPCE”;

•	The 2015 AIPCE clarifies that the performance targets will be objectively determinable to the extent required under Section 162(m);

•	The 2015 AIPCE provides that, unless otherwise determined by the Compensation Committee (as defined below), and to the extent consistent with Section 162(m), the performance measures will exclude the effects of certain designated items identified at the time of grant; and

•	The 2015 AIPCE provides that the Compensation Committee may, in its discretion, modify performance targets or the related minimum acceptable level of achievement as the Compensation Committee deems appropriate or equitable if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which we conduct our business, or other events or circumstances render the performance targets unsuitable. However, the Compensation Committee may not take such an action (other than in connection with a change in control of the Company) where it would result in the loss of the otherwise available exemption of the award under Section 162(m).

Clarification of Interpretive Authority of Compensation Committee. The 2015 AIPCE clarifies that the Compensation Committee is authorized to interpret the 2015 AIPCE and to establish and maintain guidelines necessary or desirable for the administration of the 2015 AIPCE. It further clarifies that any decisions and determinations of the Compensation Committee will be binding on all persons claiming rights under the 2015 AIPCE.

Summary Description of the 2015 AIPCE

Material Terms

Administration. The 2015 AIPCE will be administered by the Compensation Committee or such other committee consisting of two or more members as may be appointed by the Board (the Compensation Committee, or such other committee so appointed by the Board, as applicable, is also referred to herein as the Compensation Committee). If any member of the Compensation Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Section 162(m), the Board will appoint a subcommittee of the Compensation Committee, consisting of at least two directors, to grant annual incentive opportunities under the 2015 AIPCE, provided that each member of such subcommittee must so qualify as a “non-employee director” and an “outside director.”

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APPROVAL OF THE 2015 AIPCE

The Compensation Committee is authorized to interpret the 2015 AIPCE and to establish and maintain guidelines necessary or desirable for the administration of the 2015 AIPCE. Decisions and determinations of the Compensation Committee will be binding on all persons claiming rights under the 2015 AIPCE.

Eligibility. Generally, our Chief Executive Officer, our Executive Chairman (if any), and any other executive officer of the Company as designated by the Compensation Committee on or before the 90th day of a fiscal year will participate in the 2015 AIPCE for such fiscal year. Messrs. van Paasschen, Rivera, Prabhu and Turner, and Kenneth S. Siegel, Jeffery M. Cava and Philip P. McAveety were the only participants under the 2013 AIPCE for the 2014 fiscal year.

Performance Targets. Under the 2015 AIPCE, payment of annual bonuses to participants is subject to the satisfaction of one or more specific annual performance targets determined under an incentive formula established by the Compensation Committee within the first 90 days of each fiscal year. Such performance targets may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries.

The performance targets may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The performance targets must be based on one or more, or a combination, of the following criteria (including relative or growth/improvement achievement regarding such criteria):

• Earnings per share	• Expense targets or ratios
• Consolidated pre-tax earnings	• SG&A expenses
• Net earnings	• Charge-off levels
• Net income	• Operating efficiency
• Operating income	• Operating expenses
• EBIT (earnings before interest and taxes)	• Improvement in or attainment of expense levels
• EBITDA (earnings before interest, taxes, depreciation and amortization)	• Capital targets and/or consummation of acquisitions, dispositions, projects or other specific events or transactions
• Gross margin	• Debt to equity ratio
• Operating margin	• Debt reduction
• EBITDA margin	• Debt
• Profit margin	• Diversity or sustainability
• Revenues	• Hotel openings or new signings
• Revenue growth	• Changes in or renewals of hotel ownership
• Market value added	• Net rooms
• Market share	• Global personalization
• Return measures (including return on equity, return on investment, return on assets, return on net assets, return on invested capital and return on capital employed)	• Information technology initiatives and measures (including global personalization, web and smartphone applications)
• Economic value added	• Cross-selling and/or branding goals
• Marketing initiatives and measures	• First-time and/or repeat guests
• Net present value	• Revenue and/or royalties per available room (REVPAR)
• Total stockholder return	• REVPAR index change
• Profit	• Fees (including but not limited to management, timeshare and franchise fees)
• Operating profit	• Room and/or occupancy rates
• Economic profit	• Hotel management and franchise contracts
• Capitalized economic profit	• New or renovated properties

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APPROVAL OF THE 2015 AIPCE

• After-tax profit	• Property management systems
• Pre-tax profit	• Customer satisfaction
• Cash flow measures (including operating cash flow, free cash flow, cash flow return, and cash flow per share)	• Loyalty composite and employee satisfaction and/or satisfaction of employee retention goals for the applicable performance period
• Cash	• Sales
• Sales volume	• Sales growth
• Assets	• Inventory turnover ratio
• Productivity ratios	• Share price
• Cost	• Unit cost
• Earnings	• Working capital
• Improvement in our attainment of working capital levels

By comparison, the performance measures under the 2010 AIPCE were: EBITDA; consolidated pre-tax earnings; net revenues; net earnings; operating income; EBIT; cash flow measures; return on equity; return on net assets employed; and earnings per share. The Compensation Committee may establish other special rules and conditions with respect to the performance targets within the first 90 days of the applicable fiscal year. Each performance target will be objectively determinable to the extent required under Section 162(m), and, unless otherwise determined by the Compensation Committee and to the extent consistent with Section 162(m), it will exclude the effects of certain designated items identified at the time of the grant.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance targets unsuitable, the Compensation Committee may in its discretion modify such performance targets or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except (other than in connection with a change in control of the Company) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m). In such a case, the Compensation Committee will not make any modification of the performance targets or minimum acceptable level of achievement.

Determination of Bonus. Within the first 90 days of the applicable fiscal year, the Compensation Committee will designate the participants for that performance period, establish the performance measure(s) for that performance period, and establish the formula for determining each participant’s incentive payment under the 2015 AIPCE with respect to that performance period. The Compensation Committee has historically used an adjusted EBITDA performance measure for this purpose. In no event will any participant receive an incentive payment under the 2015 AIPCE if the minimum performance threshold applicable to the incentive payment is not achieved during the applicable fiscal year. The Compensation Committee also establishes an objective formula or standard for calculating the maximum incentive payable to each participant for the fiscal year, subject to the requirement that the maximum incentive payable to any participant for any fiscal year may not exceed $9 million.

Following the end of a fiscal year and prior to the payment of any bonus to a participant for the fiscal year, the Compensation Committee must certify in writing that the applicable performance targets and all other factors on which the annual incentives were based were met for the fiscal year. The Compensation Committee may, in its sole discretion, reduce or completely eliminate the amount of the incentive payable to a participant for a fiscal year. The Compensation Committee may exercise this discretion by, among other actions, establishing additional conditions for the payment of incentives, including setting other financial, strategic or individual goals, which may be objective or subjective, as the Compensation Committee deems appropriate.

Payment of Incentive. The incentive payable to a participant for a fiscal year will be paid in one or more cash payments as soon as determined by the Compensation Committee after it has certified that the performance targets (as described above) and all other factors upon which the bonus payment for the participant is based have been attained. However, any such payments will be made during the two and one-half month period following the end of such fiscal year.

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APPROVAL OF THE 2015 AIPCE

We may take appropriate action to ensure that all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from participants with respect to such incentives.

Additional Terms

Transferability. Participants and their beneficiaries will not have the right to assign, encumber or otherwise anticipate the payments to be made under the 2015 AIPCE, and the benefits provided to such persons will not be subject to seizure for payment of any debts or judgments against any participant or any other beneficiary under the 2015 AIPCE.

Effective Date. Subject to the approval of our stockholders, the 2015 AIPCE will be effective for performance periods commencing on or after May 28, 2015. The 2013 AIPCE will continue to govern any awards granted prior to such date.

Amendments and Termination. Subject to Section 162(m) and Section 409A of the Code, the Compensation Committee is permitted to amend the 2015 AIPCE prospectively at any time and for any reason deemed sufficient by the Compensation Committee, without notice to any person affected by the 2015 AIPCE. The Compensation Committee may likewise terminate or curtail the benefits of the 2015 AIPCE both with regard to persons expecting to receive benefits under the 2015 AIPCE and persons already receiving benefits at the time of such action.

New Plan Benefits

It is not possible to determine the specific awards that may be granted in the future under the 2015 AIPCE because the grant and actual payout of awards under the 2015 AIPCE are subject to the discretion of the plan administrator.

The Board of Directors recommends a vote “FOR” approval of the 2015 AIPCE.

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BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The table below shows the number of Company shares beneficially owned by principal stockholders who beneficially own more than five percent of the Company’s outstanding shares as of April 2, 2015. The information in this table is based upon the latest filings of either a Schedule 13D, Schedule 13G or Form 13F (or amendments thereto) as filed by the respective stockholder with the SEC as of the date stated in the footnotes below.

We calculate the stockholder’s percentage of ownership assuming the stockholder beneficially owned that number of shares on April 2, 2015, the record date for the Annual Meeting. Unless otherwise indicated, the stockholder had sole voting and dispositive power over the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	9,836,624	5.75%
The Vanguard Group Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	9,467,139	5.53%
(1)	Based on information contained in a Schedule 13G/A, dated January 12, 2015 (the “BlackRock 13G/A”) filed by BlackRock, Inc. (“BlackRock”) with the SEC, with respect to the Company, reporting beneficial ownership as of December 31, 2014. The BlackRock 13G/A reports that BlackRock has sole voting power over 8,253,337 shares, sole dispositive power of 9,776,002 shares, shared voting power over 60,622 shares and shared dispositive power over 60,622 shares.
(2)	Based on information contained in a Schedule 13G/A, dated February 9, 2015 (the “Vanguard 13G/A”) filed by The Vanguard Group Inc. (“Vanguard”) with the SEC, with respect to the Company, reporting beneficial ownership as of December 31, 2014. The Vanguard 13G/A reports that Vanguard has sole voting power over 312,042 shares, sole dispositive power over 9,173,599 shares and shared dispositive power over 293,540 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, holds 241,143 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, holds 123,296 shares.

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BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the beneficial ownership of Company shares of (i) each director, (ii) each nominee for director, (iii) each named executive officer and, (iv) all directors and executive officers as a group, as of January 31, 2015. Beneficial ownership includes any shares that a director, nominee for director or executive officer may acquire pursuant to stock options and other derivative securities that are exercisable on that date or that will become exercisable within 60 days thereafter. Unless otherwise indicated, the stockholder had sole voting and dispositive power over the shares. None of the shares outlined below have been pledged, hypothecated or encumbered.

Name (Listed alphabetically)	Amount and Nature of Beneficial Ownership	Percent of Class
Adam M. Aron(1)(2)(3)	58,475	(4)
Charlene Barshefsky(1)(5)(6)	45,956	(4)
Thomas E. Clarke(1)	31,460	(4)
Clayton C. Daley, Jr.(1)(5)(7)	37,948	(4)
Bruce W. Duncan(1)(5)(8)	131,858	(4)
Lizanne Galbreath(1)(5)	57,651	(4)
Eric Hippeau(1)(5)	71,475	(4)
Aylwin B. Lewis(1)	6,124	(4)
Thomas B. Mangas(3)	—	—
Martha Poulter(3)	—	—
Vasant Prabhu(3)	49,666	(4)
Stephen R. Quazzo(1)(9)	93,913	(4)
Sergio D. Rivera(1)	32,017	(4)
Thomas O. Ryder(1)(5)	33,503	(4)
Alan Schnaid(1)(3)	7,556	(4)
Simon M. Turner(1)(10)	119,207	(4)
Frits van Paasschen(1)(3)	396,430	(4)
All Directors, Nominees for Directors and executive officers as a group (19 persons)(1)	1,267,555	.74%
(1)	Includes shares subject to options, restricted stock and restricted stock units that are exercisable as of, or will become exercisable or vest within 60 days of, January 31, 2015, as follows: 8,172 for Mr. Aron; 19,846 for Ambassador Barshefsky; 13,201 for Mr. Jeffrey M. Cava; 15,111 for Dr. Clarke; 12,259 for Mr. Daley; 13,034 for Mr. Duncan; 30,825 for Ms. Galbreath; 30,825 for Mr. Hippeau; 1,649 for Mr. Lewis; 30,825 for Mr. Quazzo; 31,467 for Mr. Rivera; 8,172 for Mr. Ryder; 7,556 for Mr. Schnaid; 15,843 for Mr. Kenneth S. Siegel; 63,105 for Mr. Turner; and 279,993 for Mr. van Paasschen.
(2)	Includes 10,000 shares held jointly with Mr. Aron’s wife.
(3)	On April 28, 2014, Mr. Prabhu resigned his position as Vice Chairman and Chief Financial Officer. Mr. Schnaid stepped in shortly thereafter and served until September 29, 2014 as our Interim Chief Financial Officer. On June 23, 2014, Ms. Poulter joined the Company as our Executive Vice President and Chief Information Officer, and on September 29, 2014, Mr. Mangas joined the Company as our Chief Financial Officer. On February 13, 2015, Mr. van Paasschen resigned as our President and Chief Executive Officer and as a member of our Board. On February 14, 2015, Mr. Aron was appointed as our Chief Executive Officer on an interim basis.
(4)	Less than 1%.
(5)	Includes the following number of “phantom” stock units received as a result of the following directors’ election to defer directors’ annual fees: 4,884 for Ambassador Barshefsky; 1,484 for Mr. Daley; 7,300 for Mr. Duncan; 16,670 for Ms. Galbreath; 29,672 for Mr. Hippeau; and 22,231 for Mr. Ryder.
(6)	Includes 16,491 shares held jointly with Ambassador Barshefsky’s spouse.
(7)	Includes 23,125 shares held by the Clayton C. Daley, Jr. Revocable Trust of which Mr. Daley is a trustee and beneficiary.
(8)	Includes 71,366 shares held by The Bruce W. Duncan Revocable Trust of which Mr. Duncan is a trustee and beneficiary.
(9)	Includes 41,802 shares held by the Stephen Quazzo Trust, of which Mr. Quazzo is settlor and over which he exercises some investment control, 13,500 shares held by trusts for Mr. Quazzo’s children and over which he exercises some investment control, and 397 shares owned by Mr. Quazzo’s wife in a retirement account.
(10)	Includes 53,643 shares held jointly with Mr. Turner’s wife, and 280 shares held in a custodial account for Mr. Turner’s daughter.

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BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information as of December 31, 2014 regarding shares that may be issued under equity compensation plans maintained by the Company.

Equity Compensation Plan Information-December 31, 2014

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,130,973(1)	$48.41(2)	10,736,704(3)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,130,973	$48.41	10,736,704
(1)	Amount includes maximum estimated future payouts for the performance awards of 604,220 shares.
(2)	Weighted-average exercise price is representative of outstanding stock option awards only.
(3)	Does not include shares underlying deferred restricted stock units that vest over three years and may be settled in shares that were granted pursuant to the Annual Incentive Plan for Certain Executives, amended and restated as of December 2008 (or the Executive Plan). The Executive Plan, as it was approved by stockholders at the 2010 Annual Meeting, did not limit the number of deferred restricted stock units that may be issued. In addition, 9,734,857 shares remain available for issuance under our Employee Stock Purchase Plan, a stock purchase plan meeting the requirements of Section 423 of the Code.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This is the Compensation Discussion and Analysis section of the proxy statement in which we explain and analyze the executive compensation program that applied to our named executive officers for 2014, including the compensation awarded to or earned by our named executive officers for 2014 and the compensation philosophy established and decisions made by our Compensation Committee for 2014. This Compensation Discussion and Analysis should be read in conjunction with the tabular disclosures beginning with the 2014 Summary Compensation Table on page 56 of this proxy statement. For 2014, our named executive officers were:

Named Executive Officer	Title	Period in Indicated Position
Frits van Paasschen*	Former President and Chief Executive Officer	Full year
Thomas B. Mangas*	Chief Financial Officer	After September 29, 2014
Sergio D. Rivera	President, The Americas	After July 1, 2014**
Simon M. Turner	President, Global Development	Full year
Martha Poulter*	Chief Information Officer	After June 23, 2014
Alan M. Schnaid*	Corporate Controller and Principal Accounting Officer	Full year
Vasant Prabhu*	Former Vice Chairman and Chief Financial Officer	Until April 28, 2014
*	As noted above, we have experienced several executive officer transitions during the past twelve months. On April 28, 2014, Mr. Prabhu resigned his position as Vice Chairman and Chief Financial Officer. Mr. Schnaid stepped in shortly thereafter and served until September 29, 2014 as our Interim Chief Financial Officer. On June 23, 2014, Ms. Poulter joined the Company as our Chief Information Officer, and on September 29, 2014, Mr. Mangas joined the Company as our Chief Financial Officer. Then, on February 13, 2015, Mr. van Paasschen resigned as our President and Chief Executive Officer and as a member of our Board. One day later, on February 14, 2015, Mr. Aron was appointed as our Chief Executive Officer on an interim basis. As a result of these transitions, our Compensation Discussion and Analysis (or CD&A) and the related compensation tables and narratives cover seven named executive officers for 2014 and analyze a variety of compensation decisions and actions, some of which were made specifically in reaction to these transition events. Not all of our named executive officers participated in, or received, all of the compensation elements described in this CD&A. For example, Mr. Mangas received a compensation package for 2014 that reflects that he joined us relatively late in the year, and he and Ms. Poulter did not participate in all of the same programs in which our other named executive officers participated. In addition, Mr. Prabhu did not participate to the same extent in some of the programs described below due to his departure in May 2014. When discussing each compensation element in this CD&A, we will explain the degree to which each named executive officer participated in, or was eligible for, the standard program.

**	From January 1, 2014 to June 30, 2014, Mr. Rivera served as Co-President, The Americas.

Executive Summary

Our Business

Starwood is one of the largest hotel and leisure companies in the world. We conduct business through our brand names, which include St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Tribute PortfolioTM, Sheraton®, Four Points®, Aloft® and Element®, and are well represented in most major markets around the world. Our revenue and earnings are derived primarily from hotel operations, which include management and other fees earned from hotels we manage pursuant to management contracts, the receipt of franchise and other fees and the operation of our owned hotels. Our hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upper upscale segment of the lodging industry. At December 31, 2014, our hotel portfolio included 1,222 properties providing approximately 354,200 rooms in approximately 100 countries and 180,400 employees under our management at our owned and managed properties, vacation ownership resorts and corporate offices.

We conduct our hotel and leisure business both directly and through our subsidiaries. We also own Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. On February 10, 2015, we announced plans to spin-off our vacation ownership business to stockholders as a separate, publicly traded company. The transaction, which is expected to be tax-free to stockholders, will be effected through a pro rata distribution of the new entity’s stock to existing Starwood stockholders.

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2014 Financial Highlights and Key Performance Metrics

We delivered another solid year of performance in 2014 with worldwide systemwide revenue per available room for same store hotels up nearly 6% in constant dollars, and both adjusted EBITDA and EPS ahead of our expectations. During the year, we signed 175 deals for new hotels, representing approximately 34,700 rooms, our second best signing year in the Company’s history. Around the world, we opened nearly 15,000 rooms, including our 200th Westin® hotel. We made good progress toward our “asset-light” goals in 2014 with the sale of eight hotels and one unconsolidated joint venture for approximately $817 million. During the year, we returned approximately $2.4 billion to stockholders through our dividends and stock repurchases. We were able to deliver this amount by reaching our long-term target leverage, with cash flow from operations, and asset sales.

For 2014, highlights of our financial results included:

•	Grew Same-Store Worldwide Systemwide revenue per available room (or REVPAR) by 5.8% in constant dollars compared to 2013 and management fees, franchise fees and other income increased by 9.5% compared to 2013.

•	Opened 74 new managed and franchised hotels with approximately 15,000 rooms.

•	Signed 175 new hotel management and franchise contracts, our second best signing year in the Company’s history.

•	Sold eight wholly-owned hotels and one unconsolidated joint venture for gross cash proceeds of approximately $817 million.

•	Returned approximately $2.4 billion to stockholders through our dividend and stock repurchases of approximately 20.3 million shares.

2014 Pay Decisions

Our executive compensation program is designed to attract, motivate and retain executive officers and other key employees who contribute to our success in a way that rewards performance and aligns pay with our stockholders’ long-term interests. The Compensation Committee reviews our overall compensation strategy for all employees, including our named executive officers, on an annual basis. In the course of this review, the Compensation Committee considers our current compensation programs and whether to modify them or introduce new programs to better meet our overall compensation objectives.

For 2014, some of the highlights of our named executive officer executive compensation program are:

•	Incentive Pay Remained Largely Contingent Upon Company Performance—75% percent of our named executive officers’ total target annual cash incentive opportunity was tied to our 2014 adjusted EBITDA and EPS results, representing no change in philosophy or practical difference compared to fiscal 2013. Payout eligibility for the Company financial portion of the annual bonus was mathematically determined to be 100% of target for 2014 compared to 101% for 2013.

•	Granting of Performance-Based Equity Awards—We continued to grant a significant portion of long-term equity awards in the form of relative performance-based equity. Similar to 2013, awards granted in 2014 will be earned based on our three-year total stockholder return performance relative to a group of peers (throughout this document, the term “total stockholder return” also refers to “total shareholder return” under our incentive plans and programs).

•	Base Salaries Generally Maintained or Established at Market Levels—The only named executive officers to receive base salary increases in fiscal 2014 were Messrs. Rivera and Schnaid, each of whose base salary was increased by 2.0%. The Compensation Committee determined that this limited change in base salary was appropriate in light of competitive pay comparisons (see the section entitled Background Information on the 2014 Executive Compensation Program beginning on page 51 of this proxy statement). In addition, our two newly-hired named executive officers’ base salaries were established by the Compensation Committee at what it determined to be competitive levels compared to the market.

•	Former President and CEO’s Pay Mix Remained Significantly Geared Towards Variable Compensation—As illustrated by the charts below, the proportion of our former President and Chief Executive Officer’s target total compensation that was variable was 89% in 2014, which compares with 87% in 2013.

•

Special Retention Awards Granted to Key Employees—In 2014, the Compensation Committee awarded special retention awards to Messrs. Schnaid and Rivera to provide compensation opportunities for critical service to the Company. Mr. Schnaid’s $255,496 time-based award, payable in two parts in cash, compensated him for his service as Interim Chief Financial Officer while we transitioned our Chief Financial Officer position from Mr. Prabhu to

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Mr. Mangas. In February 2015, the Compensation Committee increased the second portion of this award from $127,748 to $160,000, as further discussed below. Mr. Rivera’s approximately $2,000,000 time-based award, provided in the form of 24,079 restricted shares that vest in two separate tranches, is intended to recognize his transition to a key leadership role, as President, The Americas, and will generally be earned for service to the Company for overlapping periods of three and four years from the date of grant.

•	No Excise Tax Gross-Ups Under Employment Agreements—Employment arrangements for our named executive officers do not provide for excise tax gross-ups.

•	Anti-Hedging and Anti-Pledging Policies Implemented—An Anti-Hedging Policy and Anti-Pledging Policy that restricts our directors and executive officers from pledging, hypothecating or otherwise encumbering our stock or equity securities as collateral for indebtedness was implemented in 2014.

2014 Pay for Performance Analysis

Although 2014 continued to present global economic uncertainty in many markets, we saw signs of stronger demand growth for the global high-end lodging industry. As noted above, our business and operating results for the year ended December 31, 2014 were strong, but our key pay decisions remained reflective of the global uncertainty and our intention to achieve stronger operating and business results in 2015 and beyond. As discussed and reflected in the pay mix charts below for 2014, an overwhelming portion of the target compensation for our named executive officers continued to be tied to either our financial or stock price performance. As a result, total compensation for 2014 for the named executive officers was again designed to increase as our performance goals were achieved and as our stock price increased. Actual levels of total compensation for our named executive officers, especially their annual incentive payouts received at 100% of target for the Company financial portion, reflected our strong financial and operating results.

The following charts illustrate the basic pay mix for our former President and Chief Executive Officer and our other named executive officers.

In addition, our 2014 pay decisions continued to align with changes in our stock price, measured both on an annual and three-year basis. Our one-year and three-year total stockholder return results, measured as of the end of 2014, were 7.2% and 22.6%, respectively. As the chart below indicates, a comparison of the

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compensation that we have reported in the Summary Compensation Table since 2009 for Mr. van Paasschen has moved in tandem with our annual total stockholder return over the past five years:

We believe that this chart demonstrates that we have effectively operated an executive compensation program that closely links Chief Executive Officer pay changes to the stock price results experienced by our stockholders. For purposes of this chart, total stockholder return includes the reinvestment of dividends and is calculated on a compounded annual growth rate basis.

Further, we believe that our analysis of our recent results, stock price performance and trends in Chief Executive Officer pay demonstrate that our decisions with respect to our former President and Chief Executive Officer pay decisions in both 2014 and in recent years are closely aligned with our performance, and reflect a balanced and responsible approach to executive compensation.

Compensation Best Practices

For 2014, we engaged in (or refrained from) certain pay practices with respect to our named executive officer compensation program, which activity we believe aligns with market best practices:

What We Do

☑	Pay for Performance

☑	Use Stringent Short-Term and Long-Term Incentive Award Performance Goals

☑	Benchmark Executive Compensation Against Peer Group at Competitive Levels

☑	Subject Incentive Awards to Clawback

☑	Provide Equity Grants That Are 50% or More Performance-Based

☑	Require Double-Trigger Change in Control Provisions for Equity Awards

☑	Maintain Meaningful Stock Ownership Guidelines

☑	Retain Independent Compensation Consultants

What We Don’t Do

☒	No Multi-Year Guaranteed Incentive Awards

☒	No Dividend Equivalents on Unearned Performance Shares

☒	No Repricing Underwater Stock Options

☒	No Tax Gross-Ups for Perquisites in Any New Agreements

☒	No Pension Program

☒	No Excise Tax Gross-Ups Upon Change in Control in Any New Agreements

☒	No Pledging or Hedging of Company Stock

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Consideration of 2014 Say-on-Pay Voting Results

Since our 2011 annual meeting of stockholders, we have provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for that annual meeting of stockholders. In 2014, our stockholders overwhelmingly approved the proposal, with almost 99% of the votes cast favoring the proposal. In fact, for each of the past four years, at least 96% of the votes cast have been voted in favor of the proposal. The Compensation Committee considered the strong support for our say-on-pay proposal since 2011 as evidence of our stockholders’ continuing support for the named executive officer compensation decisions and actions of the Compensation Committee. As a result, the Compensation Committee did not make any material changes in the structure of our named executive officer compensation program for 2014 or 2015 that were prompted specifically by the results of our 2014 say-on-pay vote.

Design and Operation of Starwood’s 2014 Executive Compensation Program

Program Objectives and Other Considerations

Objectives. As a consumer lifestyle company with a branded hotel portfolio at its core, we operate in a competitive, dynamic and challenging business environment. In step with this mission and environment, our compensation program for our named executive officers again had the following key objectives for 2014:

•	Attract and Retain: We seek to attract and retain talented executives from within and outside the hospitality industry who understand the importance of innovation, brand enhancement and consumer experience. We are working to reinvent the hospitality industry, and one element of this endeavor is to bring in key talent from other industries. This was especially evident in 2014 with our hiring of Mr. Mangas and Ms. Poulter. As a result, our overall program competitiveness must take other markets into account. To this end:

–	We broadly target total compensation opportunities at the median (50th percentile) of the market for target performance levels; however, we also review the range of values around the median, including out to the 25th and 75th percentiles. Despite our considerations of market benchmarks, we believe that benchmarking alone does not provide a complete basis for establishing compensation levels or design practices under our programs.

–	As a result, actual individual compensation may be above or below our targeted levels based on Company and individual performance, key responsibilities, unique market demands, and experience level, as analyzed each year and as further described below.

•	Motivate: We seek to motivate our executives to sustain high performance and achieve our financial and individual goals over the course of business cycles in various market conditions. However, our compensation programs are designed not to encourage excessive risk taking, and we assess compensation-related risk annually. In addition, we use multiple performance metrics, have caps on our incentive programs, require significant stock ownership by a number of executives, and have a clawback policy that allows us to recoup incentives paid in the event of a financial restatement. See the section entitled Potential Impact on Compensation for Executive Misconduct on page 51 of this proxy statement for more information.

•	Align Interests: We endeavor to align the investment interests of stockholders and the compensation interests of our executives by linking a significant portion of the executive compensation to our annual business results and stock performance. Moreover, we strive to keep the executive compensation program transparent, in line with market practices and consistent with the highest standards of corporate governance practices. The Compensation Committee’s decisions in recent years to eliminate perquisite and excise tax gross-ups for new employment agreements, to adopt our anti-hedging and anti-pledging policies, and to provide more of our named executive officers’ long-term incentive compensation in the form of performance-based awards have helped us achieve these goals and better align compensation with the creation and preservation of stockholder value.

What the Program Intends to Reward. Our executive compensation program is strongly weighted towards variable compensation tied to our annual business results and stock performance. Specifically, our compensation program for our named executive officers is designed to help ensure the following:

•	Alignment with Stockholders: A significant portion of named executive officer compensation is delivered in

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the form of equity incentives with significant performance or vesting requirements, ensuring that long-term compensation is strongly linked to stockholder returns. Further, our executive officers, including most of our named executive officers, are required to own a specified amount of Company stock. See the section entitled Share Ownership Guidelines beginning on page 53 of this proxy statement for more information.

•	Achievement of Company Financial Objectives: A portion of named executive officer compensation is tied directly to our financial performance.

•	Achievement of Individual Performance Objectives: A portion of our named executive officer compensation depends on the achievement of specific individual objectives that align with the execution of our business strategy, as well as demonstrated performance tied to our core leadership competencies that include team building and the development of future talent. These objectives may be related to, among others, operational excellence, brand enhancement, innovation, growth, cost containment/efficiency, customer experience and/or teamwork. See the section entitled Individual Goals beginning on page 42 of this proxy statement for more information on the strategic, operational and leadership objectives in effect and key evaluations for each of the named executive officers for 2014.

Roles and Responsibilities of Management and the Compensation Committee

For 2014, the Compensation Committee established and reviewed the compensation policies and programs for our executive officers, including our named executive officers, to ensure that the executive officers are compensated in a manner consistent with the objectives and principles outlined above. The Compensation Committee also reviewed and monitored our performance as it affected our employees and the overall compensation policies for our employees.

The Compensation Committee took the lead on annual compensation decisions for our named executive officers. Compensation Committee decisions with respect to the compensation of our former President and Chief Executive Officer, Mr. van Paasschen, including equity awards, were recommended to the Board, for the Board’s ratification. The Compensation Committee also took the lead in approving compensation arrangements for our named executive officers who were newly hired during the year, Mr. Mangas and Ms. Poulter. In February 2014 and 2015, our management again provided reviews and recommendations on named executive officer compensation levels and program design for the Compensation Committee’s consideration. In addition, our management managed operational aspects of our compensation programs, policies and governance during 2014, and their direct responsibilities included:

•	providing an ongoing review of the effectiveness of our compensation programs, including competitiveness, and alignment with our objectives;

•	recommending changes to better align all program objectives during 2014 and 2015; and

•	recommending pay levels, payouts and/or awards for executive officers other than our former President and Chief Executive Officer.

Management also prepared tally sheets that described and quantified all components of total compensation for our named executive officers, including salary, annual incentive compensation, long-term incentive compensation, deferred compensation, outstanding equity awards, benefits, perquisites and potential severance and change in control payments. The Compensation Committee reviewed and considered these tally sheets before making 2014 compensation decisions for our named executive officers, but this review had no material impact on the Compensation Committee’s compensation decisions.

The Compensation Committee has the sole authority to retain and supervise one or more outside advisers, including outside counsel and consulting firms, to advise the Compensation Committee on executive and director compensation matters and to terminate any retained adviser. In addition, the Compensation Committee has the sole authority to approve the fees of an outside adviser and other retention terms.

The Compensation Committee once again directly engaged Meridian Compensation Partners, LLC (or Meridian) to assist it in the review and determination of compensation awards to the named executive officers (including our former President and Chief Executive Officer) for the 2014 performance period. Meridian worked for the Compensation Committee in reviewing our compensation structure and the compensation structure of the companies in the Company’s peer group. See the section entitled Use of Peer Data beginning on page 51 of this proxy statement.

Meridian does not provide any services to management. Meridian has provided the Compensation Committee

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COMPENSATION DISCUSSION AND ANALYSIS

with assurances and confirmation of its independent status by means of a letter of independence that Meridian provides annually to the Compensation Committee, which is intended to reveal any potential conflicts of interest. Additionally, the Compensation Committee has assessed the independence of Meridian, as required under NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Meridian. Based on this review, the Compensation Committee is not aware of any conflicts of interest raised by the work performed by Meridian.

Risk Assessment

In setting compensation, our Compensation Committee also considers the risks to our stockholders, and to us as a whole, arising out of our compensation programs. For more information about our most recent risk assessment, see the section entitled Risk Assessment beginning on page 54 of this proxy statement.

Primary Elements of 2014 Executive Compensation Program

The primary elements of our 2014 executive compensation program for our named executive officers were:

Element	Description	Purpose
Base Salary	• Fixed annual cash compensation based on competitive market levels when compared with peer companies and aligned with our compensation philosophy	• Enables us to continue to attract and retain critical senior executives from within and outside the hospitality industry by providing a minimum level of fixed compensation
Annual Incentive Compensation

•   Annual performance-based incentive awards earned under our Executive Plan or Annual Incentive Plan, as Amended and Restated in December 2008 (or Annual Incentive Plan)

•   Payouts earned based on performance versus a combination of adjusted EBITDA, adjusted EPS and individual goals

• Directly links the achievement of our financial and individual performance objectives to executive pay
Special Retention Compensation	• Cash-based retention award for Mr. Schnaid • Service-based restricted stock grant to Mr. Rivera under our 2013 Long-Term Incentive Compensation Plan (or LTIP)

•   Mr. Schnaid’s opportunity was a retention award designed to secure his valuable service through, and for a period of six months beyond, the hiring of Mr. Mangas, and Mr. Rivera’s opportunity serves as an additional retention tool for his talent as a key executive over overlapping three- and four-year vesting periods

Long-Term Incentive Compensation	• Equity compensation awards (consisting of performance shares and restricted stock) made under our LTIP granted in February 2014

•   Performance shares grants strongly tie equity compensation to returns experienced by our stockholders, providing a direct link between the investment interests of our stockholders and the compensation interests of our named executive officers, and restricted stock grants serve as a strong retention tool for our executive talent

Benefits and Perquisites

•   Retirement benefits in the form of a tax-qualified 401(k) plan, a non-qualified deferred compensation plan, a savings restoration plan, standard health and welfare benefits, and limited perquisites in the form of relocation assistance and (for Mr. van Paasschen) car service, corporate aircraft use and life insurance premium payments

•   Retirement benefits provide tax efficient vehicles to accumulate retirement savings, subject to limits on compensation under the Code and in excess of those limits

•   Limited perquisites help attract and retain named executive officers

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Analysis of 2014 Named Executive Officer Compensation

Total compensation for our named executive officers who were already serving with us at the start of 2014 as executive officers (in other words, Messrs. van Paasschen, Prabhu, Rivera and Turner) was initially benchmarked against the peer group identified further below in this proxy statement at the 50th percentile, but individual elements of compensation and total compensation for them were established both above and below the 50th percentile benchmark based on the Compensation Committee’s other evaluations described below. Evaluated on this basis, the Compensation Committee believes the actual cash and equity compensation delivered for the 2014 performance year for those officers who were still serving at the end of 2014 was appropriate in light of our overall 2014 business performance described above and its evaluation of the performance of the particular executives. In addition, due to Mr. Schnaid assuming the role of Interim Chief Financial Officer for a portion of 2014, the Compensation Committee worked with Meridian during the year to provide him with additional opportunities to fairly compensate him for his efforts after Mr. Prabhu’s departure. Finally, in the case of Mr. Mangas and Ms. Poulter, the Compensation Committee worked with management and Meridian to develop and provide to those officers a market appropriate total compensation package when they joined us during 2014. We describe each of the compensation elements in more detail below and explain why we paid each element and how we determined the amount of each element for 2014, including how certain compensation elements provided to Messrs. Mangas and Schnaid and Ms. Poulter differ from those provided to our other continuing named executive officers.

2014 Base Salary

We believe it is essential to provide our named executive officers with competitive base salaries to attract and retain the critical senior executives needed to help drive our success. Base salaries for our named executive officers in 2014 (other than Mr. Schnaid) were initially benchmarked at the 50th percentile against similar positions among a group of peer companies developed by management and approved by the Compensation Committee after consultation with Meridian. To the extent necessary, the base salaries were then adjusted based on the responsibilities of each position, company and individual performance, unique market demands and experience level, as further described below. The peer group consisted of similarly-sized hotel and property management companies as well as other companies representative of markets in which we compete for key executive talent. See the section entitled Use of Peer Data beginning on page 51 of this proxy statement for a list of the peer companies used in this analysis. We generally seek to position base salaries of our named executive officers at or near the median base salary of the Company’s peer group for similar positions, but also review the range of values around the median, including out to the 25th and 75th percentile, for reference purposes. See additional detail regarding base salaries in the table on page 43 of this proxy statement. In the case of Mr. Mangas and Ms. Poulter, these base salary evaluations were conducted at the time those officers joined the company. Mr. Schnaid’s base salary was benchmarked in a manner substantially as described above, but because we did not expect that he would serve as our Interim Chief Financial Officer, Mr. Schnaid’s base salary was determined based on the 50th percentile for similar corporate controller and principal accounting officer positions as well as a review of the range of values around the median, including out to the 25th and 75th percentile, for reference purposes, among companies with revenue in excess of $5 billion included in a general industry survey provided by Towers Watson, the Company’s external compensation consultant. In the case of these companies, the survey utilized broad, industry-wide information and was a standard product offering of Towers Watson (rather than any sort of survey gathering project specifically requested by us). For this evaluation purpose, no specific peer group was used, as it was the compensation data produced by the survey information, rather than the identity of the individual companies participating in the survey, that was the most significant factor influencing the ultimate decision made with respect to Mr. Schnaid’s 2014 base salary.

Base salaries for all named executive officers who were serving at the beginning of 2014 remained unchanged from their 2013 annual rates, except with respect to Messrs. Rivera and Schnaid, who each received a base salary increase of 2.0% in light of the competitive pay comparisons discussed above. The Compensation Committee decided not to raise the salaries of the other named executive officers as a way to continue to manage overall compensation at the median while taking into account the 25th and 75th percentile in accordance with its comparative analysis.

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COMPENSATION DISCUSSION AND ANALYSIS

2014 Incentive Compensation

Incentive compensation consists of annual cash incentive awards under either our Executive Plan or our Annual Incentive Plan and long-term incentive compensation in the form of equity awards under our LTIP. For 2014, incentive compensation for all named executive officers (other than our former President and Chief Executive Officer) accounted for an average of approximately 79% of total compensation at target (89% for Mr. van Paasschen), with annual cash incentive compensation and long-term incentive compensation accounting for 20% and 59%, respectively (22% and 67% for Mr. van Paasschen, respectively). We believe that this structure allowed us to provide each named executive officer with substantial incentive compensation opportunities for 2014 if performance objectives were met.

We believe that the chosen allocation between base salary and incentive compensation is appropriate and beneficial because:

•	it promotes our competitive position by allowing us to provide named executive officers with total compensation that reflects performance;

•	it targets and attracts highly motivated and talented executives within and outside the hospitality industry;

•	it aligns senior management’s interests with those of our stockholders;

•	it promotes achievement of business and individual performance objectives; and

•	it provides long-term incentives for named executive officers to remain in our employment.

2014 Annual Incentive Compensation Under Executive Plan or Mirror Program. Annual cash incentive awards are a key part of our executive compensation program. For 2014, each named executive officer who was serving at the start of 2014 (other than Mr. Schnaid) had an opportunity to receive a cash incentive award under the stockholder-approved Executive Plan. Mr. Mangas and Ms. Poulter received their cash incentive award opportunity under our non-stockholder-approved Annual Incentive Plan due to the timing of their mid-year appointments. However, while Mr. Mangas and Ms. Poulter’s annual incentive compensation award opportunities for 2014 were not technically paid under the Executive Plan, the structure of their award opportunities was substantially the same as the structure used for the other named executive officers under the Executive Plan, as described below. Mr. Schnaid did not receive his 2014 cash incentive award opportunity under the Executive Plan because at the time of grant it was not anticipated that he would be eligible to participate in the Executive Plan. Unlike Mr. Mangas and Ms. Poulter, Mr. Schnaid’s award was not structured to mirror the Executive Plan and the description immediately following does not describe the process used to determine Mr. Schnaid’s 2014 annual incentive compensation award. For more information about Mr. Schnaid’s 2014 annual incentive compensation award, refer to the discussion starting on page 45 of this proxy statement. Due to his departure from the Company in May 2014, Mr. Prabhu forfeited his annual incentive award opportunity for 2014.

Viewed on a combined basis, once minimum performance is attained as applicable under the Executive Plan, the annual incentive payments attributable to both Company financial and individual

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performance can range from 0% to 200% of target for participating named executive officers. See additional detail regarding targets in the table on page 43 of this proxy statement and in the 2014 Grants of Plan-Based Awards Table on page 57 of this proxy statement.

Executive Plan Minimum Threshold

Under the Executive Plan, for 2014, the Compensation Committee established in advance a threshold level of adjusted EBITDA that we had to achieve in order for any incentive to be paid under the Executive Plan (which we refer to as the EP Threshold). The Executive Plan also specified a maximum incentive amount, in dollars, that could be paid to any executive for 2014. When the threshold was established at the beginning of 2014, the achievement of the threshold was considered substantially uncertain. For 2014, the EP Threshold was $980,000,000 which was subsequently exceeded by $237,000,000. Although not technically subject to the Executive Plan, the annual incentive award opportunities under the Annual Incentive Plan for Mr. Mangas (except as discussed below) and Ms. Poulter were also subject to achievement of the EP Threshold.

Under the 2014 program, each named executive officer participating in the Executive Plan could receive payment of an incentive award only if he or she remained employed by us on the award payment date in 2015. However, subject to attaining the EP Threshold for 2014, pro rata awards could be paid at the discretion of the Compensation Committee in the event of death, disability, retirement or other prior termination of employment.

Once the EP Threshold was achieved, the maximum annual incentive amount specified in the Executive Plan became available for each participating named executive officer (as well as Mr. Mangas and Ms. Poulter) and the Compensation Committee applied its discretion to reduce such amount to determine the actual incentive amount for each individual. The Compensation Committee used similar discretion to establish final annual incentive award payouts for Mr. Mangas and Ms. Poulter. For Mr. Mangas, however, the Compensation Committee provided him as part of his new hire arrangement a guaranteed minimum annual incentive award payout for 2014 equal to $175,000. The Compensation Committee provided Mr. Mangas with this one-time guaranteed arrangement given that he joined the Company well into the regular annual performance cycle; the guaranteed value reflected one quarter of his annual bonus target.

To determine the actual incentive to be paid for 2014 under the Executive Plan and the Annual Incentive Plan, the Compensation Committee and management established specific annual company financial and individual performance goals and a related target incentive amount for each participating executive (plus a maximum payout level for each participating named executive officer despite the higher maximum annual incentive amount specified in the Executive Plan). These financial and individual goals are described below. Based on its evaluation of 2014 performance, the Compensation Committee approved and authorized payout of at least 80% of the target annual incentive awards under the Annual Incentive Plan in December 2014, with the remainder of the payout subsequently approved and authorized under the Annual Incentive Plan in February 2015.

Additional Performance Criteria

Since the EP Threshold under the Executive Plan was met for 2014, our performance in comparison to the financial and individual leadership goals for the year set by the Compensation Committee and management was then used as guidance to determine the actual incentive payout for each participating named executive officer and for Mr. Mangas and Ms. Poulter. Performance against the financial goals determined 75% of each named executive officer’s total target annual incentive payout, with the remaining 25% based on individual goals achievement. The total annual incentive payout for both financial and individual portions is capped at 200% of target. The Compensation Committee’s process for determining annual incentive awards under the Executive Plan and under the Annual Incentive Plan for the named executive officers participating in those respective plans for fiscal 2014 is described below.

Financial Goals

Our financial goals for our named executive officers under the Executive Plan (and for the annual incentive award opportunities under the Annual Incentive Plan for Mr. Mangas and Ms. Poulter) consisted of adjusted EBITDA and adjusted EPS goals, with each criteria accounting for half of the financial goal portion of the annual incentive awards. We deemed adjusted EBITDA and adjusted EPS to be the most appropriate metrics to measure performance and we have consistently used these metrics since 2009. As the Compensation Committee generally sets target incentive award opportunities above the median and monitors awards around the median among our peer group, our financial

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and individual goals to achieve such award levels are considered challenging but achievable, representing requirements for a superior level of performance. Consistent with maintaining these high standards and subject to achieving the EP Threshold, the Compensation Committee identified mandatory and objective adjustments that would be applied to the financial goals for 2014 if we experienced exceptional circumstances (as examples, a Company restructuring or unanticipated accounting changes).

Once the EP Threshold was achieved, actual incentives paid to the named executive officers participating in the Executive Plan (and Mr. Mangas and Ms. Poulter) for financial performance could have ranged from 0% to 200% of the pre-determined target incentive opportunities for this category of performance, as determined by the Compensation Committee. The overall cap on the award was 200% of target. As noted above, since the EP Threshold was achieved for 2014, the maximum annual incentive amount specified in the Executive Plan became available for award. The maximum incentive payout for the applicable company financial performance metric was limited to 200% of target, however, and the Compensation Committee reserved the ability to apply its discretion to reduce such amount to the actual incentive amount for each participating named executive officer. The Compensation Committee also applied this negative discretion approach when determining the final annual incentive payout for Mr. Mangas and Ms. Poulter. The table below sets forth for each metric the performance levels for 2014 that would have resulted in 100% annual incentive payout (or target), the minimum performance level (or minimum) that would have resulted in a 40% (of target) annual incentive payout and the maximum that would have resulted in a 200% (of target) annual incentive payout under the Executive Plan. In addition, the table sets forth the approximate mid-points of potential payouts between the minimum to target and target to maximum opportunities and indicates the related required performance level (straight-line interpolation between levels) under the Executive Plan:

	Minimum (40%)	Mid-point (70%)	Target (100%)	Mid-point (150%)	Maximum (200%)	Actual
Adjusted earnings per share	$1.94	$2.37	$2.79	$3.50	$4.21	$2.82
Adjusted Company EBITDA	$980,000,000	$1,103,000,000	$1,225,000,000	$1,429,000,000	$1,630,000,000	$1,217,000,000

The Compensation Committee determined that the adjusted EBITDA and adjusted EPS performance goals (for minimum, target and maximum performance) represented a sufficient level of difficulty of achievement and were appropriately calibrated based on a thorough goal-setting process, which included a review of budgeted 2014 performance, actual and target levels of performance in prior years and the corresponding payouts resulting from the various performance levels.

For the 2014 performance period, adjusted EBITDA (which exceeded the EP Threshold) for purposes of determining annual incentive awards under the Executive Plan was $1,217,000,000 (or 99% of target). For these purposes, EBITDA excludes the impact of asset sales, changes in foreign exchange rates versus budgeted amounts and operational items that did not support the Company’s growth strategy. Adjusted EPS from continuing operations for 2014 for annual incentive purposes was $2.82 (or 101% of target), which excludes tax benefits related to non-core items partially offset by restructuring, goodwill impairment and other special charges and debt extinguishment charges. Using the metrics described above resulted in an initial payout eligibility under the Executive Plan of 100% of target for the Company financial portion of the annual incentives for the 2014 fiscal year for the participating named executive officers (as well as Mr. Mangas and Ms. Poulter).

Individual Goals

The individual performance goals for our named executive officers under the Executive Plan and the Annual Incentive Plan for 2014 again consisted of “key objectives” and leadership, financial and competency objectives linking individual contributions to execution of our business strategy and major financial and operating goals. As part of a structured process that cascades down throughout our Company, these objectives were developed at the beginning of 2014, and integrated and aligned each executive with our strategic, operational and leadership plan. The portion of annual incentive awards attributable to individual management performance represented 25% of our named executive officers’ total target. Actual incentives paid to our participating named executive officers for individual performance could have ranged from 0% to

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175% of the pre-determined target amount for this category of performance, as subjectively determined by the Compensation Committee. The individual performance goals were established at levels that the Compensation Committee believed were reasonably difficult to achieve relative to historical trends and future expectations, and generally required significant effort on the part of our named executive officers to achieve.

In designing and eventually evaluating our named executive officers’ achievements regarding these goals, the Compensation Committee did not consider any one or even group of these goals to be material with respect to its decision to approve final payouts for the named executive officers for the individual portion of their annual incentive awards. Instead, the Compensation Committee reviewed and subjectively considered each named executive officer’s overall or aggregate achievement of the goals in total, and then based its final payout decisions with respect to the individual’s goals based on a handful of subjective, categorical considerations regarding the named executive officer’s achievement compared to the goals. In this way, it was the Compensation Committee’s considerations with respect to a limited number of outcomes, rather than all of the goals themselves that was material to 2014 annual incentive pay decisions regarding the named executive officer’s individual performance. The material considerations taken into account by the Compensation Committee for its 2014 decisions on this matter are described in more detail below.

The following table sets forth, for each named executive officer, his or her salary, target award as both a percentage of salary and a dollar amount and actual award:

Name	Salary ($)	Award Target Relative to Salary (%)	Award Target ($)	Actual Award ($)
van Paasschen	1,250,000	200%	2,500,000	1,875,000
Mangas	700,000	100%	175,000*	218,750
Rivera	749,696	100%	749,696	737,810
Turner	766,785	100%	766,785	766,785
Poulter	700,000	100%	700,000	700,000
Schnaid**	393,071	65%	255,496	268,271
Prabhu	766,785	100%	766,785	—
*	Reflects prorated target bonus amount based on three months’ service.
**	The annual incentive program that applied to Mr. Schnaid is further described below beginning on page 45.

Evaluation Process

In the case of Mr. van Paasschen, our former President and Chief Executive Officer, his 2014 bonus was set at $1,875,000, which reflected a full payment for the financial component of the program that represented 75% of his target award opportunity. As a result of the negotiated separation agreement, Mr. van Paasschen did not receive any payout for the individual component of the program.

In February 2015, Mr. Aron, as Chief Executive Officer, conducted a subjective evaluation of the other remaining named executive officers through the Performance Management Process (or PMP) for the 2014 performance year, which resulted in a PMP rating for each executive. This PMP rating corresponded to a payout range under the Executive Plan determined for 2014 by the Compensation Committee for that rating. As noted, for 2014 the portion of the Executive Plan payouts based on PMP ratings could have ranged from 0% to 175% of target once the target had been adjusted to reflect our performance. At the conclusion of his review, Mr. Aron submitted his recommendations to the Compensation Committee for final review and approval. In determining the actual award payable to each participating named executive officer under the Executive Plan and Annual Incentive Plan, the Compensation Committee reviewed Mr. Aron’s evaluation and made a final determination as to how each named executive officer performed against certain key strategic/operational/leadership goals for 2014. The Compensation Committee also determined, based on management’s report, the extent to which our financial performance goals were achieved and whether we achieved the applicable minimum threshold(s) required to pay annual incentive awards. Mr. Aron also met in executive session with the Board to inform the Board of his performance assessments regarding the applicable named executive officers and the basis for the compensation recommendations he presented to the Compensation Committee. The evaluation of the named executive officers (other than Messrs. van Paasschen, Prabhu and Schnaid) with respect to each executive’s key accomplishments for 2014 is described below.

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Mangas’ key accomplishments for the 2014 performance year included the following:

•	Delivered strong financial results, including adjusted EBITDA of $1.238 billion, adjusted EPS of $3.02, adjusted EBITDA margin improvement of 150 basis points at same-store owned hotels, and gross operating profit margin improvement of 96 basis points at Company-operated hotels;

•	Completed a seamless transition into the role of Chief Financial Officer to quickly become a value-added member of the Company’s senior leadership team;

•	Assessed strategic options for the vacation ownership business and implemented a structure and strategy to plan for the proposed spin-off of the vacation ownership business from the Company; and

•	Successfully executed a return of capital strategy that included the return of approximately $2.4 billion to stockholders through special and quarterly dividends and stock repurchases of 20.3 million shares in 2014, the recapitalization of the Company with the issuance of $650 million of long-term bonds and the implementation of the Company’s first commercial paper program.

In light of Mr. Mangas’ accomplishments and impact on the Company, the Compensation Committee awarded him a payout at 125% of the guaranteed minimum annual incentive award provided for as part of his new hire arrangement, for a total annual incentive of $218,750 for 2014.

Mr. Rivera’s key accomplishments for the 2014 performance year included the following:

•	Delivered strong financial results, including segment earnings of $697 million for The Americas;

•	Successfully operated 587 hotels and approximately 50% of the Company’s total segment earnings;

•	Opened 30 new hotels and signed approximately 70 new managed and franchise deals; and

•	Successfully controlled selling, general and administrative costs for The Americas.

In light of Mr. Rivera’s accomplishments and impact on the Company, the Compensation Committee awarded him a payout at 94% of target for the strategic/operational/leadership portion of his annual incentive, for a total annual incentive of $737,810 for 2014, representing 98% of his overall annual incentive target.

Mr. Turner’s key accomplishments for the 2014 performance year included the following:

•	Signed a record number of 251 hotel management and franchise contracts for our global portfolio which exceeded targets, including 175 new hotels, representing approximately 35,000 rooms, and 76 renewals, representing approximately 23,000 rooms;

•	Exceeded Company management and franchise contract signing objectives while controlling related selling, general and administrative costs and capital investments and maintaining pipeline consistency and quality;

•	Exceeded 2014 disposition targets by successfully completing sales of eight wholly-owned hotels and one unconsolidated joint venture for gross cash proceeds of $817 million, and positioned further assets for sale in due course; and

•	Completed a global pipeline competitive assessment to identify strengths, weaknesses and opportunities in the market relative to our products and offerings.

In light of Mr. Turner’s accomplishments and impact on the Company, the Compensation Committee awarded him a payout at 100% of target for the strategic/operational/leadership portion of his annual incentive, for a total annual incentive of $766,785 for 2014, representing 100% of his overall annual incentive target.

Ms. Poulter’s key accomplishments for the 2014 performance year included the following:

•	Delivered on key projects to better our information systems, including revenue management, offer engines, web channels, and data access for our sales teams;

•	Effectively rolled out an enhanced sales online booking platform to approximately 330 properties and a revenue optimization system to approximately 130 properties;

•	Successfully launched and deployed the Starwood Preferred Guest (or SPG) Preferences initiative, which allows SPG members the opportunity to select five to six key preferences via a web platform when booking a stay at one of our hotels; and

•	Successfully implemented the SPG Keyless initiative with over 64,000 SPG members registered for SPG Keyless across 130 countries and over 1,200 keyless reservations or stays at pilot hotels.

In light of Ms. Poulter’s accomplishments and impact on the Company, the Compensation Committee awarded her a payout at 100% of target for the strategic/operational/leadership portion of her annual incentive, for a total annual incentive of $700,000 for 2014, representing 100% of her overall annual incentive target.

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Annual awards made to our named executive officers with respect to 2014 performance are reflected in the 2014 Summary Compensation Table on page 56 of this proxy statement.

2014 Annual Bonus Compensation for Mr. Prabhu. Due to Mr. Prabhu’s departure from the Company in May 2014, while he was initially provided by the Compensation Committee with an annual incentive award opportunity under the Executive Plan, Mr. Prabhu forfeited this opportunity and did not receive any payment for either Company financial performance or achievement of any individual performance goals during 2014.

2014 Annual Bonus Compensation for Mr. Schnaid. Mr. Schnaid received his annual cash incentive award opportunity for 2014 under the Annual Incentive Plan. Mr. Schnaid’s 2014 target incentive opportunity was established at 65% of his base salary (consistent with his award in prior years), and his opportunity ranged from 0% to 200% of this target amount. This incentive opportunity level was set at the target annual incentive level established for other Company employees within the same salary range (or band) as Mr. Schnaid. This level is checked by the Company for general purposes against market every one to three years by using the Towers Watson survey information for companies with revenues similar to us (as discussed above with respect to the decision for Mr. Schnaid’s 2014 base salary). This evaluation for annual incentive purposes was last conducted in 2014 with respect to the range as a whole, rather than specific job titles or responsibilities, and the target was determined to be at an acceptable level between median and the 60th percentile of market. For this evaluation purpose, no peer group was used, as it was the compensation data produced by the survey information among companies with revenue in excess of $5 billion included in a general industry survey provided by Towers Watson, rather than the identity of the individual companies participating in the survey, that was the most significant factor under this general review.

At the beginning of 2014, the Chief Financial Officer’s goals under the Executive Plan were identified as general (rather than specific) guidelines for Mr. Schnaid’s performance during 2014. In addition, Mr. Schnaid was generally aware of both the adjusted EPS and adjusted EBITDA goals established under the Executive Plan as described above. Following the end of 2014, Mr. Mangas determined Mr. Schnaid’s annual incentive payout based on evaluation of Company performance as described above for the Executive Plan (weighted 50%) and his subjective evaluation of Mr. Schnaid’s overall performance during 2014 (weighted 50%). Mr. Mangas also gave significant consideration to the annual incentive payouts made to Mr. Mangas’ other direct reports but Mr. Schnaid’s performance with respect to the goals described above had no material impact on Mr. Mangas’ evaluation, and as a result had no material impact on the final annual incentive payout determined for, or awarded to, Mr. Schnaid. The annual incentive payout for Mr. Schnaid that was determined by Mr. Mangas (105% of target, for a payout of $268,271) was subsequently communicated to, and reviewed by, the Compensation Committee.

2014 Special Cash Retention Award for Mr. Schnaid. In July 2014, the Compensation Committee provided a time-based retention bonus opportunity for Mr. Schnaid in specific recognition of his assumption of Interim Chief Financial Officer duties and responsibilities while our Chief Financial Officer position remained open. The special bonus opportunity was $255,496, which was equal to his target annual incentive opportunity (65% of his base salary). Half of the award was earned for Mr. Schnaid’s service through the hiring of Mr. Mangas, and the remaining 50% of the award was earned for his service through the six-month period following the payment of the first half of the award. In consultation with Meridian, the Compensation Committee determined that the form, design and amount of this special retention bonus was fair and necessary to compensate Mr. Schnaid for agreeing to take on this additional financial role and responsibilities during 2014 given that Mr. Schnaid’s other compensation elements were not adjusted during 2014 for this change in role and responsibilities. In February 2015, the Compensation Committee increased the second portion of this award from $127,748 to $160,000 because of Mr. Schnaid’s excellent performance as Interim Chief Financial Officer as well as the level at which he performed his duties as Corporate Controller and Principal Accounting Officer while assisting Mr. Mangas in his transition to Chief Financial Officer.

2014 Long-Term Incentive Compensation. Like the annual incentives described above, long-term incentives are a key part of our named executive officer compensation program. Long-term incentive compensation for our named executive officers for 2014 again consisted entirely of equity compensation awards granted in February 2014 under our LTIP following the announcement of our 2013 earnings, and these awards again consisted in substantial amount of performance share awards. On average, approximately 62% of total compensation at target award levels for 2014 was equity-based long-term incentive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee granted awards under the LTIP to Mr. van Paasschen consisting of a combination of performance shares and restricted stock awards. The Compensation Committee granted awards under the LTIP for 2014 to all other named executive officers also consisting of a combination of performance shares and restricted stock awards. For the other named executive officers, this compensation was also geared towards performance and long-term incentives, but to a lesser degree than Mr. van Paasschen, which fact reflects the Compensation Committee’s appreciation of his leadership position. See discussion below and on page 47 for further information on the award mix.

In 2014, for all named executive officers, the Compensation Committee used a grant approach in which the long-term award was articulated as a dollar value. Under this approach, an overall award value was determined for each named executive officer based upon our compensation strategy and competitive market positioning. For 2014, these values were as follows: Mr. van Paasschen, $7,500,000; Mr. Rivera, $1,500,000; Mr. Schnaid $340,000; Mr. Turner, $2,800,000; and Mr. Prabhu, $3,000,000. Notably, Mr. Mangas and Ms. Poulter were not yet employed by us at the time of the February 2014 equity awards. In lieu of these awards, the Compensation Committee determined, based on advice from Meridian, to provide these two named executive officers with “sign on” grants of restricted stock under the LTIP, as further discussed below.

Normal Course Performance-Based Equity Awards. The Compensation Committee approved the introduction of performance shares as a relative performance-based equity vehicle for our named executive officers starting in 2013, and continued this practice in 2014. These performance share awards are designed to enhance our already strong “pay for performance” philosophy and help ensure that key executives’ interests are closely aligned with long-term stockholder objectives and expectations. Our performance shares are designed to:

•	Keep our long-term equity incentive program in line with best practices;

•	Link executive reward opportunities to our performance, especially in relation to peer companies;

•	Support global strategic business objectives, long-term growth and key metrics of performance;

•	Reward behaviors that are in our best long-term interest;

•	Meet external expectations of our stockholders; and

•	Ensure we are delivering stockholder value creation.

Performance shares represent an element of compensation for the named executive officers that will be earned based on our performance relative to peers in terms of total stockholder return, and thus significantly enhance our design link between executive pay and company performance for our stockholders. Performance shares will be earned and settled in shares at varying levels based on relative total stockholder return (or TSR) results over a three-year performance cycle (2014 through 2016). If our performance relative to the specifically-defined peer group is in the bottom quartile, our named executive officers will not receive any payout for their performance shares. In addition, in the event that cumulative TSR is negative at the end of a performance cycle, payout will be capped at 150% of target. Performance placing us between the 25th percentile and 80th percentile of a comparator group of companies defined in the performance share grants will result in payout of between 0% and 200% of target. The table below outlines the level of payout resulting from varying levels of performance between the 25th and 80th percentile (straight-line interpolation between levels):

Percentile Ranking based on Three-Year Relative TSR vs. Peer Group	Percent of Shares Earned (% of target)
80th or above	200%
65th	150%
50th (Median)	100%
35th	50%
25th or below	0%

Dividend equivalents will accrue during the performance cycle and will be credited in the same proportion on the performance shares but will be paid in cash only after the performance cycle ends and only to the extent that performance shares are actually earned.

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For our 2014 performance share awards, upon advice from Meridian, the Compensation Committee selected the following entities in the hospitality, real estate investment trust and gaming industries to serve as the peer group against which we will evaluate our three-year TSR results for 2014-2016:

Peer Group Entity
• Accor SA	• Kimco Realty Corporation
• Belmond LTD (formerly known as Orient Express)	• Las Vegas Sands Corp.
• Carnival Corporation	• Marriott International, Inc.
• Choice Hotels International, Inc.	• MGM Resorts International
• Darden Restaurants, Inc.	• Royal Caribbean Cruises Ltd.
• General Growth Properties, Inc.	• Ryman Hospitality Properties, Inc.
• Hilton Worldwide Holdings Inc.	• Simon Property Group, Inc.
• Hospitality Properties, Inc.	• Vail Resorts, Inc.
• Host Hotels and Resorts, Inc.	• Wyndham Worldwide Corporation
• Hyatt Hotels Corporation	• Wynn Resorts, Limited
• InterContinental Hotels Group PLC

Other than the addition of Hilton Worldwide Holdings Inc. to this peer group due to its recent initial public offering, this peer group is the same as the peer group used for the 2013 performance share awards. We note, however, that the peer group against which relative TSR performance will be measured is different from the compensation benchmarking peer group outlined in the section entitled Use of Peer Data beginning on page 51 of this proxy statement. The Compensation Committee again considered it appropriate to use a different peer group for this purpose in order to measure performance against those companies with whom we compete for business rather than those with whom we compete for talent. The peer group used for measuring relative TSR performance also reflects companies that are subject to similar economic cycles as us, therefore providing a fair reflection of performance over the three-year performance cycle.

Based on market data and advice provided by Meridian, the Compensation Committee determined the appropriate mix of performance shares and restricted stock to be granted to our named executive officers. For 2014, the Compensation Committee determined that a split of 60% of performance shares and 40% of restricted stock awards was the appropriate balance for Mr. van Paasschen, and a split of 50% performance shares and 50% restricted stock was appropriate for the other named executive officers except Mr. Rivera and Mr. Schnaid. The Compensation Committee determined that a split of 40% performance shares and 60% restricted stock was appropriate for Mr. Rivera (due to his position as a Division President). Mr. Schnaid received 20% performance shares and 80% restricted stock, in line with other Company employees within the same compensation range at the time of grant.

Time-Based Equity Awards. Restricted stock awards provide some measure of mitigation of business cyclicality while maintaining a direct tie to share price, and provide a strong retention incentive for our executive talent. Recognizing that a significant percentage of the annual equity grant is performance-based, and thus at risk on a “cliff” basis, the 2014 restricted stock awards vest evenly over three years. The number of performance shares and shares of restricted stock actually awarded for the February 2014 grant was calculated by dividing the appropriate percentage of the award value by the closing price of a share as of the day prior to the grant date. Based on the factors set forth above, including our performance, and the individual performance of each named executive officer in 2013 (as discussed in our 2014 proxy statement), the Compensation Committee believes that the quantity of, and value represented by, our equity award grants in 2014 were appropriate.

2014 Sign-On Equity Awards for Newly Hired Named Executive Officers. As noted above, due to their appointment as Company officers after February 2014, the Compensation Committee determined to award to each of Mr. Mangas and Ms. Poulter a “sign-on” restricted stock award upon commencement of employment with grant date fair market values of $2,000,000 and $3,000,000, respectively. These grants were primarily intended to offset forfeited compensation by each executive from their prior employers. The amounts of these sign-on equity

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grants were determined by the Compensation Committee based on advice from Meridian as necessary and sufficient amounts to attract and retain these new officers. Mr. Mangas’ grant vests evenly over three years, while Ms. Poulter’s grant will vest 50% on the third anniversary of the date of grant and the remaining 50% on the fourth anniversary of the date of grant.

2014 Special Retention Equity Award for Mr. Rivera. In September 2014, the Compensation Committee provided a time-based retention grant of approximately $2,000,000 (equal to 24,079 restricted shares) under our LTIP to Mr. Rivera in recognition of his transition to a key leadership role with the Company and to motivate the retention of Mr. Rivera in his position over overlapping three-year and four-year periods. The retention grant will generally vest in two installments, with 50% of the award generally vesting on the third anniversary of the grant date and the remaining 50% of the award generally vesting on the fourth anniversary of the grant date, if Mr. Rivera remains employed by us through such dates. This award is subject to accelerated vesting (either on a full or pro rata basis) for a termination of Mr. Rivera’s employment without cause, Mr. Rivera’s death or disability at least six months after the date of grant, or on a double-trigger basis in connection with a change in control of the Company. In consultation with Meridian, the Compensation Committee determined that the form, design and amount of this special retention grant was fair and necessary to compensate Mr. Rivera for assuming additional responsibility as President, The Americas effective July 1, 2014. Previously Mr. Rivera served as Co-President, The Americas, since June 2012.

Other Cash Payments or Awards

2014 Sign-On Cash Bonuses for Newly Hired Named Executive Officers. Due to their appointment as Company officers during 2014, and as incentives to attract these officers to our Company, the Compensation Committee determined to award to each of Mr. Mangas and Ms. Poulter, as part of their new hire compensation packages, a “sign-on” discretionary cash bonus of $500,000. With respect to Mr. Mangas, this cash bonus was primarily intended to offset forfeited compensation from his prior employer; and Ms. Poulter’s forfeited compensation is discussed in more detail below. The amounts of these sign-on cash bonuses were determined by the Compensation Committee based on advice from Meridian as necessary and sufficient amounts to attract and retain these new officers. In each case, the cash bonus will be repaid to us if the officer resigns (or in Mr. Mangas’ case if he fails to complete his relocation to Stamford, Connecticut) or is terminated by us for cause within one year.

2014 One-Time Cash Retention Payment for Ms. Poulter. As an additional portion of Ms. Poulter’s new hire compensation package designed to attract and retain her in her new position, the Compensation Committee determined to award Ms. Poulter a one-time cash retention payment opportunity equal in value to $1,500,000. This cash bonus was primarily intended to offset part of Ms. Poulter’s forfeited compensation from her prior employer. The amount of this cash retention opportunity was determined by the Compensation Committee based on advice from Meridian as necessary and sufficient to attract and retain Ms. Poulter. The cash retention payment will be paid to Ms. Poulter only if she remains employed with us for at least three years, subject to accelerated vesting for reasons including termination by us without cause, Ms. Poulter’s disability or death after at least six months employment or Ms. Poulter’s resignation for good reason in connection with a change in control of the Company.

2014 Supplemental Separation Payment to Mr. Prabhu. In April 2014, in connection with Mr. Prabhu’s resignation and anticipated departure from the Company, the Compensation Committee approved a payment of $61,393 to Mr. Prabhu, which value was equivalent to a portion of Mr. Prabhu’s annual incentive awards that were paid in earlier years in the form of time-based restricted stock units under a mandatory deferral program. Prior to Mr. Prabhu’s departure, the Compensation Committee decided to discontinue the mandatory deferral program based on market considerations, but over time, with continuation of the final deferrals and payouts under existing terms. Although Mr. Prabhu had not fully vested in these restricted stock units at the time of his departure and forfeited these awards, the Compensation Committee determined to pay this amount to Mr. Prabhu specifically so as not to penalize him for the Compensation Committee’s implementation of a protracted discontinuance of the program over time.

Benefits and Perquisites

Base salary and incentive compensation were supplemented for 2014 by limited benefits and perquisites, as described below.

Perquisites. As reflected in the 2014 Summary Compensation Table on page 56 of this proxy statement, we provide certain limited perquisites to

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select named executive officers when necessary to provide an appropriate compensation package, including in connection with enabling the executives and their families to smoothly transition from previous positions which may require relocation. For example, Mr. van Paasschen, our former President and Chief Executive Officer, was able to use our company airplane whenever reasonable for both personal and business travel and our other named executive officers may use the airplane whenever air travel is required for business. Depending on availability, family members of executive officers are permitted to accompany our executives on our company airplane. We also provided Mr. van Paasschen with the use of a driver and car service in the New York metropolitan area for business purposes (including commuting to and from work). The cost of these perquisites is imputed as income to the executive and the incremental fair value for such travel is included in the All Other Compensation column in the 2014 Summary Compensation Table on page 56 of this proxy statement. The executive is fully and personally responsible, however, for any associated tax liability under the terms of his employment agreement. We also reimburse named executive officers generally for travel expenses and other out-of-pocket costs incurred with respect to attendance by their spouses at one meeting of the Board of Directors each year.

Retirement Benefits. We maintain a tax-qualified retirement savings plan pursuant to Code Section 401(k) (which plan we refer to as the Savings Plan) for a broadly-defined group of eligible employees that includes the named executive officers. Eligible employees may contribute a portion of their eligible compensation to the Savings Plan on a before-tax basis, subject to certain limitations prescribed by the Code. We match 100% of the first 1% of eligible compensation and 50% of the next 6% of eligible compensation that an eligible employee contributes. These matching contributions, as adjusted for related investment returns, become fully vested upon the eligible employee’s completion of two years of service with us. Our named executive officers, in addition to certain other eligible employees, are permitted to make additional deferrals of base pay and regular annual incentive awards under our nonqualified deferred compensation plan under which deferrals are not matched. Additionally, during 2013, we adopted a Savings Restoration Plan that provides certain eligible employees, including our named executive officers, with a company contribution of 4% of their annual plan-qualified earnings that are in excess of the Savings Plan limitations prescribed by the Code. These plans are discussed in further detail under the section entitled 2014 Nonqualified Deferred Compensation Table on page 59 of this proxy statement.

Change in Control Arrangements

Under Company policy, we are required to seek stockholder approval of severance agreements with executive officers that provide “Benefits” (as defined in the policy) in excess of 2.99 times base salary plus such officer’s most recent annual incentive award. All change in control arrangements entered into with our current named executive officers are similar to one another and do not provide for a tax gross-up if the benefits payable thereunder are subject to the excise tax under Section 280G of the Code. Instead, in such case, the benefits provided are reduced to the point that it would be more advantageous to the executive to pay the excise tax rather than reduce benefits further. These change in control arrangements are described in more detail in the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement. The change in control severance agreements are intended to promote stability and continuity of senior management. We believe that the provision of severance pay to these named executive officers upon a change in control aligns their interests with those of stockholders. By making severance pay available, we are able to mitigate executive concern over employment termination in the event of a change in control that benefits stockholders. In addition, the acceleration of future grants of equity compensation vesting only in connection with certain changes in control (or certain qualified terminations following certain changes in control) tracks market practices and provides these named executive officers with protection against equity forfeiture due to all-encompassing Company changes or subsequent qualifying terminations and ample incentive to achieve Company goals, including facilitating a sale of the Company at the highest possible price per share, which would benefit both stockholders and executives. In addition, we acknowledge that seeking a new senior position is a long and time-consuming process. The aggregate effect of our change in control provisions is intended to focus executives on maximizing value to stockholders. In addition, should a change in control occur, benefits will be paid only after a “double trigger” event as described in the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement. We believe benefit levels have been set to be competitive with peer group practices.

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COMPENSATION DISCUSSION AND ANALYSIS

Employment Arrangements with Named Executive Officers

Employment Agreement with Mr. van Paasschen. During 2014, we were a party to an employment agreement with Mr. van Paasschen that ran through December 31, 2016, but that generally was to renew on an annual basis unless otherwise terminated. In terms of material provisions, this agreement established certain basic terms of Mr. van Paasschen’s compensation arrangement with us, including a minimum base salary of $1,250,000, participation in our annual incentive program and long-term equity program at minimum participation levels generally reflected in the discussion and analysis above (including annual target long-term equity award opportunities of $7,500,000), and entitlement to the perquisites and personal benefits described above plus our customary retirement and health and welfare benefits. Severance and related arrangements that were provided for under Mr. van Paasschen’s employment agreement are described in more detail below in the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement.

Separation Agreement with Mr. van Paasschen. On February 17, 2015, we announced that Mr. van Paasschen had resigned his positions as the President and Chief Executive Officer and as a member of the Board effective February 13, 2015. On February 16, 2015, Mr. van Paasschen entered into a Separation Agreement and General Release with us pursuant to which his employment continued until February 28, 2015 and he agreed to serve as a consultant to us from then through May 31, 2015, and under which he is entitled to receive certain payments and benefits. Our separation and consulting arrangements with Mr. van Paasschen are described in more detail below in the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement.

Employment Arrangements with Newly Hired Named Executive Officers (Mr. Mangas and Ms. Poulter). During 2014, we entered into employment arrangement letters with Mr. Mangas and Ms. Poulter in connection with their commencement of employment with us. These letters generally reflect their initial offers of employment and do not have a fixed term or expiration date, as both Mr. Mangas and Ms. Poulter remain employees “at will.” In terms of material provisions, these letters established certain initial and basic terms of the officers’ current compensation arrangement with us, including minimum base salaries (reflected in the discussion and analysis above), participation in our annual incentive program and long-term equity program at minimum participation levels (annual incentive target of 100% of base salary, subject in the case of Mr. Mangas to the initial 2014 annual incentive guarantee discussed above, and an expected 2015 LTIP grant for Mr. Mangas with an aggregate grant date fair value of $2,200,000), special one-time bonus, retention or equity arrangements (also generally reflected in the discussion and analysis above), and entitlement to the perquisites and personal benefits described above, plus our customary retirement and health and welfare benefits. Mr. Mangas’ letter also provided for customary relocation assistance as further described in the 2014 Summary Compensation Table on page 56 of this proxy statement. Severance and related arrangements provided for Mr. Mangas and Ms. Poulter under the terms of separate severance agreements entered into between them and us are described in more detail in the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement. Mr. Mangas and Ms. Poulter have also executed our customary non-competition, non-solicitation and confidentiality agreement, which generally provides for customary unlimited confidentiality and one year of post-employment non-competition and non-solicitation protections for the Company.

Employment Arrangements with Other Named Executive Officers Serving at the Beginning of 2014. In prior years, we entered into employment arrangement letters with Messrs. Prabhu, Rivera and Turner that were similar in nature to those described above for Mr. Mangas and Ms. Poulter. Again, these letters generally reflected initial offers of employment and do not have a fixed term or expiration date. To a large degree, the material provisions of these letters have been superseded by changes in our compensation arrangements with these three officers, as described in our compensation disclosure above.

In terms of material provisions, these letters again established certain initial and basic terms of the officers’ compensation arrangement with us, including minimum base salaries, participation in our annual incentive program and long-term equity program at minimum participation levels, special one-time equity or cash arrangements and entitlement to perquisites and personal benefits, plus our customary health and welfare benefits. Severance and related arrangements provided for these officers under the terms of separate severance agreements entered into between

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them and us are described in more detail in the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement. These officers have also executed our customary non-competition, non-solicitation and confidentiality agreement, which generally provides for customary unlimited confidentiality and one year of post-employment non- competition and non-solicitation protections for the Company. However, in Mr. Prabhu’s case, his agreement covered only two years of post-employment non-solicitation protections and confidentiality protections.

Potential Impact on Compensation for Executive Misconduct

If the Board determines that an executive officer has engaged in misconduct, the Board may take a range of actions to remedy the misconduct. In 2011, the Compensation Committee adopted an incentive recoupment policy that allows us to recover any annual incentive payment or long-term incentive award to any individual executive at the senior vice president level or above, including our named executive officers, if the Board determines that:

•	we are required to prepare an accounting financial restatement due to material non-compliance with any financial reporting requirement under applicable securities laws and the compensation payment previously made was based on erroneous data; or

•	the executive engaged in intentional misconduct that caused or substantially caused the need for a financial restatement and a lower payment would have been made to the executive based upon the restated financial results.

In such circumstances we will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. In addition, our LTIP provides that the Compensation Committee may cancel, suspend, withhold or otherwise restrict or limit any long-term incentive award to any participant under the LTIP, including executive officers, if the Compensation Committee determines that such participant engaged in misconduct.

Background Information on the 2014 Executive Compensation Program

Use of Peer Data

In determining competitive compensation levels for 2014 compensation decisions, the Compensation Committee reviewed data prepared by Meridian that reflected compensation practices for executives in hotel and property management companies. Due to the limited number of direct competitors with a similar scale and global brand portfolio, a robust peer community required looking beyond direct competitors to companies in related industries with a strong brand focus, and/or with similar talent needs (for example, hospitality/entertainment industries, brand-dependent companies, and companies of similar size, scale and complexity). The companies selected from related industries were also reflective of the entities with whom we have historically competed to attract executive talent. In addition, to assess the appropriateness of including a potential peer company in our peer group, the following four screening criteria were primarily used:

•	revenue size with stronger consideration given to companies within a range of one-third to three times our revenue (the median 2013 revenue for the peer group was $10.068 billion, and our 2013 revenue was $6.115 billion);

•	market capitalization with stronger consideration given to companies within a range of one-third to three times our market capitalization (the median market capitalization for the peer group as of December 31, 2013 was $17.986 billion, and our market capitalization as of December 31, 2013 was $15.216 billion);

•	EBITDA with stronger consideration given to companies within a range of one-third to three times our EBITDA (the median 2013 EBITDA for the peer group was $1.837 billion, and our 2013 EBITDA was $1.235 billion); and

•	international sales as a percentage of total sales (the median 2013 international sales percentage for the peer group was 37%, and our 2013 international sales as a percentage of total sales was 68%).

We also considered these criteria in light of our business of owning and managing properties, which we believe reflects the scope of responsibilities of our management team. In particular, given our global scope and unique role in managing property

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COMPENSATION DISCUSSION AND ANALYSIS

revenues beyond those captured in our financial statements, four companies that are outside of the revenue or EBITDA criteria outlined above were included in the peer group. The Compensation Committee along with our management frequently reviews the peer group to ensure it represents a relevant market perspective. A review of the peer group was carried out by Meridian in 2014, and the constituents of the peer group were changed for 2014.

The Compensation Committee used the peer group for a broad set of comparative purposes for 2014, including levels of total compensation for executives and directors, pay mix, incentive plan design and equity usage and other terms of employment. We believe that by conducting the competitive analysis using a broad peer group, which includes companies outside the hospitality industry, we are able to attract and retain talented executives from other industries. Our experience has proven that key executives with diversified experience prove to be major contributors to our continued growth and success.

The peer group approved by the Compensation Committee during 2014 is set out below. We expect that it will be necessary to update the list periodically.

• Avon Products, Inc.	• L Brands, Inc.
• Carnival Corporation	• Marriott International, Inc.
• Darden Restaurants*	• MGM Resorts International
• The Estée Lauder Companies, Inc.	• NIKE, Inc.
• Hilton Worldwide Holdings Inc.*	• Ralph Lauren Corporation
• Host Hotels & Resorts, Inc.	• Royal Caribbean Cruises Ltd.
• Hyatt Hotels Corporation	• Starbucks Corporation
• InterContinental Hotels Group PLC	• V.F. Corporation
• Kellogg Company	• Wyndham Worldwide Corporation
• L Brands, Inc.	• Yum! Brands, Inc.
• Marriott International, Inc.	**
*	The 2013 peer group (used to set compensation for 2014) was comprised of the peers above, except that Hilton Worldwide Holdings Inc. and Darden Restaurants were added after compensation decisions for 2014 were made.
**	Heinz, The Walt Disney Company and Simon Realty Group were removed from the peer group used to set compensation for 2014.

In performing its competitive analysis during 2014, the Compensation Committee reviewed:

•	base pay;

•	target and actual total cash compensation, consisting of salary, target and actual annual incentive awards in prior years;

•	direct total compensation consisting of salary, target and actual annual incentive awards, and the expected value of total long-term incentives; and

•	retirement benefits.

When establishing target compensation levels for 2014, the Compensation Committee reviewed peer group data on payments to named executive officers as reported in proxy statements available as of February 2014 as provided by Meridian. As outlined in the section entitled Design and Operation of Starwood’s 2014 Executive Compensation Program beginning on page 36 of this proxy statement, we broadly target total compensation opportunities at the median (50th percentile) of the market for target performance levels; however, we also review the range of values around the median, including out to the 25th and 75th percentiles. Despite these initial actions, we believe that benchmarking alone does not provide a complete basis for establishing compensation levels or design practices under our programs. As a result, actual individual compensation may be above or below our targeted levels based on Company and individual performance, key responsibilities, unique market demands, and experience level, as analyzed each year and as further described above.

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Tax Considerations

Section 162(m) of the Code (or Section 162(m)) generally disallows a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid to the Chief Executive Officer and to each of the three other most highly compensated executive officers (other than the Chief Financial Officer) in any taxable year. Qualified performance-based compensation (as defined under Section 162(m) and applicable regulations) is not subject to the deduction limit if certain requirements are met. Although the Compensation Committee may take actions intended to limit the impact of Section 162(m), the Compensation Committee also believes that the tax deduction is only one of several relevant considerations in setting named executive officer compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain named executive officer compensation arrangements that will attract and retain the executive talent to allow us to compete successfully in our industry. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Share Ownership Guidelines

We have adopted share ownership guidelines for our executive officers, including the named executive officers other than Mr. Schnaid. Additionally, Mr. Schnaid was not subjected to any share ownership guidelines during his service as Interim Chief Financial Officer. Pursuant to the guidelines, the covered named executive officers, including our former President and Chief Executive Officer, are (or were) required to hold a number of shares having a market value equal to or greater than a multiple of each executive’s base salary. For our former President and Chief Executive Officer, the multiple was six times base salary, for Mr. Rivera, Division President, the multiple is three times base salary, and for the other covered named executive officers, the multiple is four times base salary. This multiple is reduced by one times base salary, however, for executives that are retirement eligible. A retention requirement of 35% is applied to restricted shares upon vesting (net shares after tax withholding) and shares obtained from option exercises until the executive meets the target, or if an executive falls out of compliance. Shares owned, stock equivalents (vested/unvested restricted stock units) and unvested restricted stock (pre-tax) count towards meeting ownership targets. However, unexercised stock options and unearned performance-based equity do not count towards meeting the target. Covered named executive officers have five years from the date of hire or, if later, the date they first become subject to the policy, to meet the ownership requirements. All named executive officers subject to ownership requirements, with the exception of Mr. Mangas (due to his recent employment with the Company), were in compliance with share ownership guidelines as of December 31, 2014.

Equity Grant Practices

Timing of Equity Grants. For 2014, the Compensation Committee made annual equity compensation grants on February 28, 2014 to named executive officers who were serving at the beginning of 2014. The grant date followed the Compensation Committee’s first regularly scheduled meeting that occurred after the release of our earnings for 2013. The timing of this meeting was determined based on factors unrelated to the pricing of equity grants. The Compensation Committee (or its delegates), however, had discretion under unusual circumstances to award grants at other times in the year, including as described above with respect to our newly hired named executive officers.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation and Option Committee of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Compensation and Option

Committee of the Board of Directors

Thomas E. Clarke, Chairman

Clayton C. Daley, Jr.

Lizanne Galbreath

Eric Hippeau

Thomas O. Ryder

Risk Assessment

In setting compensation, our Compensation Committee also considers the risks to our stockholders, and to us as a whole, arising out of our compensation programs. In January 2015, management, including our Chief Financial Officer, our Chief Administrative Officer, General Counsel and Secretary and our Chief Human Resources Officer, reviewed and assessed the risk profile of our compensation programs. Meridian also participated in the process. The review considered risk-determining characteristics of the overall structure and individual components of our Company-wide compensation program, including our base salaries, incentive plans and equity plans. A report of the findings was provided to the Compensation Committee for its review and consideration. Following this assessment, we believe that we have instituted policies that do not create incentives for our executive officers or other employees to take risks that are reasonably likely to have a material adverse effect on the Company. For example:

•	Balance of Compensation: Across the Company, individual elements of our compensation program include base salaries, incentive compensation, and for certain of our employees, equity-based awards. By providing a mix of different elements of compensation that reward both short-term and long-term performance, our compensation programs as a whole provide a balanced approach to incentivizing and retaining employees, without placing an inappropriate emphasis on any particular form of compensation.

•	Objective Formula and Pre-established Performance Measures Dictate Annual Incentives: Under the Executive Plan, payment of annual incentives to our covered named executive officers is subject to the satisfaction of specific Company-wide annual performance targets determined under an incentive formula established by our Compensation Committee within the first 90 days of each fiscal year. Similarly, our employees other than the named executive officers covered by the Executive Plan that are eligible to receive an annual incentive receive such incentive subject to the satisfaction of specific Company-wide annual performance targets determined under an incentive formula established by our Compensation Committee. These performance targets are directly and specifically tied to one or more of the following Company-wide business criteria: EBITDA, consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow measures, return on equity, return on net assets employed or EPS for the applicable fiscal year.

•

Minimum Performance and Maximum Payout Levels for Annual Incentives: Each year our Compensation Committee establishes within the first 90 days a threshold level of adjusted EBITDA that we must achieve in order for any annual incentive to be paid to our named executive officers or other Company employees eligible to receive an annual incentive for any given year. The Executive Plan also specifies a maximum incentive amount, in dollars, that may be paid to any executive officer for any 12-month performance period. In addition, under our design and operation

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of the Executive Plan, we have established maximum incentive award amounts for the achievement of financial goals (200% of target awards for the portion of the awards relating to those goals) and individual goals (175% of target awards for the portion of the awards relating to those goals), which amounts are below the maximum incentive amount specified under the Executive Plan. As a result of this threshold performance requirement and the design and operation of our Executive Plan, incentive compensation is payable under our incentive plans only upon the attainment of performance targets related to business criteria that are in the interests of our stockholders.

•	Use of Long-Term Incentive Compensation: Equity-based long-term incentive compensation that vests over a period of years is a key component of total compensation of our executive employees. This vesting period encourages our executives to focus on sustaining our long-term performance. These grants are also made annually, so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long-term.

•	Share Ownership Guidelines: Our share ownership guidelines require our executive officers, including the named executive officers other than Mr. Schnaid, to hold that number of shares having a market value equal to or greater than a multiple of each executive’s base salary. For our former President and Chief Executive Officer, the multiple was six times base salary, for Mr. Rivera, Division President, the multiple is three times base salary, and for the other named executive officers other than Mr. Schnaid, the multiple is four times base salary. This multiple is reduced one times base salary, however, for executives that are retirement eligible. A retention requirement of 35% is applied to restricted shares upon vesting (net shares after tax withholding) and shares obtained from option exercises until the executive meets the target, or if an executive falls out of compliance. See the section entitled Share Ownership Guidelines beginning on page 53 of this proxy statement for a description of the securities that count towards meeting the target and other considerations.

•	Restrictions on Related Person Transactions: We have a corporate opportunity and related person transaction approval process regarding the review, approval and ratification by our Governance Committee of all transactions with related persons, executive officers, and their respective family members and/or corporate affiliates. See the section entitled Certain Relationships and Related Transactions beginning on page 72 of this proxy statement for a complete description of this policy.

•	Incentive Recoupment Policy: We have an incentive recoupment policy that allows us to recover any annual incentive payment or long-term incentive payment to any individual executive at the senior vice president level and above, including our named executive officers, in the event of a financial restatement. See the section entitled Potential Impact on Compensation for Executive Misconduct beginning on page 51 of this proxy statement for more information.

•	Anti-Hedging Policy: We have an anti-hedging policy that restricts all officers and directors from engaging in short sales, entering into any derivative transactions, such as swaps, straddles, puts, or calls, or engaging in any hedging or monetization transactions, such as collars or forward sale contracts, that are directly linked to our stock.

•	Anti-Pledging Policy: We have an anti-pledging policy that restricts our directors and executive officers, including our named executive officers, from pledging, hypothecating or otherwise encumbering our stock or equity securities as collateral for indebtedness.

•	Internal Processes Further Restrict Risk: We have in place additional processes to limit risk to us from our compensation programs. Specifically, we have financial policies that restrict the amount of capital that any individual may deploy absent obtaining internal approvals, which reduce the risk of inappropriate expenditures by an individual. Further, the processes and controls associated with respect to our compensation programs are audited each year to ensure that expenditures have been approved within our guidelines and by required approval authorities. In addition, we engage an external compensation consulting firm for design and review of our compensation programs, as well as external legal counsel to assist us with the periodic review of our compensation plans to ensure compliance with applicable laws and regulations.

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EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The table below sets forth a summary of the compensation earned by the named executive officers for up to the past three years, as applicable:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Frits van Paasschen Former President and Chief Executive Officer	2014	1,250,000	—	8,695,815	—	1,875,000	181,128	12,001,943
	2013	1,250,000	—	7,056,200	—	2,528,750	78,744	10,913,694
	2012	1,250,000	—	4,327,101	1,172,036	2,300,000	53,902	9,103,039
Thomas B. Mangas Chief Financial Officer	2014	180,303	675,000	2,000,036	—	43,750	—	2,899,089
Sergio D. Rivera President, The Americas	2014	747,246	—	3,659,416	—	737,810	56,083	5,200,555
	2013	732,830	—	1,676,062	—	742,346	116,495	3,267,733
	2012	669,912	—	1,258,469	255,726	1,764,240	26,894	3,975,241
Simon M. Turner President, Global Development	2014	766,785	—	3,171,992	—	766,785	59,089	4,764,651
	2013	766,785	—	3,210,698	—	793,815	10,200	4,781,498
	2012	763,991	—	1,310,690	1,065,480	705,443	10,000	3,855,604
Martha Poulter Chief Information Officer	2014	365,909	500,000	3,000,038	—	700,000	—	4,565,947
Alan M. Schnaid Corporate Controller and Principal Accounting Officer	2014	391,787	127,748	358,068	—	268,271	10,400	1,156,274
Vasant M. Prabhu Former Vice Chairman and Chief Financial Officer	2014	363,729	—	3,398,536(7)	—	—	120,674	3,882,939
	2013	766,785	—	2,866,723	—	774,453	10,200	4,418,161
	2012	764,279	—	2,310,809	639,296	705,443	10,000	4,429,827
(1)	Represents salary actually earned during the fiscal year listed.
(2)	Represents for 2014 (a) sign-on cash bonuses provided to Mr. Mangas and Ms. Poulter under the terms of their new hire compensation arrangements, (b) payment of 50% of Mr. Schnaid’s cash retention award earned for remaining employed through when Mr. Mangas was hired (September 29, 2014) and (c) the $175,000 guaranteed portion of Mr. Mangas’ 2014 cash incentive award, which final award was actually earned in excess of such amount for 2014. See the section entitled Other Cash Payments or Awards on page 48 of this proxy statement for further information regarding Mr. Mangas’ and Ms. Poulter’s sign-on bonuses, and the section entitled Evaluation Process on page 43 of this proxy statement for further information regarding Mr. Schnaid’s cash retention award.
(3)	Represents for 2014 the aggregate grant date fair value for restricted stock and performance share awards granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. For additional information, refer to Note 20 of our financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2014. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be realized by the named executive officers. Amounts reported for the performance share awards are based on the probable outcome of the applicable market condition (relative total stockholder return). There is no grant date fair value below or in excess of the reported amounts for the performance shares. See the 2014 Grants of Plan-Based Awards Table on page 57 of this proxy statement for more information on awards granted in 2014.
(4)	Represents the aggregate grant date fair value for stock options granted during the applicable year computed in accordance with ASC 718. For additional information, refer to Note 20 of our financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2014. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be realized by the named executive officers.
(5)	Represents for 2014 cash incentive awards paid in March 2015 with respect to performance in 2014, as discussed under the section entitled 2014 Incentive Compensation beginning on page 40 of this proxy statement (or, in the case of Mr. Mangas, the amount of his 2014 cash incentive award actually earned above his guaranteed amount of $175,000 reported in the “Bonus” column).
(6)	The amounts reported in “All Other Compensation” for 2014 include our contributions to the Savings Plan of $10,400 for each named executive officer with the exception of Mr. Mangas and Ms. Poulter, our contributions to the Starwood Savings Restoration Plan of $108,973 for Mr. van Paasschen, $45,683 for Mr. Rivera and $48,689 for Messrs Turner and Prabhu, chauffeured car service for Mr. van Paasschen of $45,346, a health assessment for Mr. van Paasschen of $13,652, personal aircraft usage and spousal travel value for Mr. van Paasschen, and a payment of $61,393 to Mr. Prabhu, which value was equivalent to a portion of Mr. Prabhu’s annual incentive awards that were paid in earlier years in the form of time-based restricted stock units under a mandatory deferral program. Otherwise, each officer’s perquisites and personal benefits for 2014 are less than $10,000, and no other item reported in this column for 2014 has a value that exceeds $10,000.
(7)	Forfeited by Mr. Prabhu in connection with his resignation from the Company in April 2014 and subsequent departure in May 2014.

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2014 Grants of Plan-Based Awards Table

The table below sets forth a summary of the grants of plan-based awards to the named executive officers made during 2014:

Name	Grant Date(1)	Compensation Committee Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
van Paasschen	2/28/14	2/19/14	—	—	—	—	54,952	109,904	—	5,695,775
	2/28/14	2/19/14	—	—	—	—	—	—	36,635	3,000,040
	—	—	1,000,000	2,500,000	5,000,000	—	—	—	—	—
Mangas	10/1/14	10/1/14	—	—	—	—	—	—	24,036	2,000,036
	—	—	70,000	175,000	350,000	—	—	—	—	—
Rivera	2/28/14	2/19/14	—	—	—	—	7,327	14,654	—	759,444
	2/28/14	2/19/14	—	—	—	—	—	—	10,990	899,971
	9/15/14	7/31/14	—	—	—	—	—	—	24,079	2,000,002
	—	—	299,878	749,696	1,499,392	—	—	—	—	—
Turner	2/28/14	2/19/14	—	—	—	—	17,096	34,192	—	1,772,000
	2/28/14	2/19/14	—	—	—	—	—	—	17,096	1,399,991
	—	—	306,714	766,785	1,533,570	—	—	—	—	—
Poulter	7/1/14	7/1/14	—	—	—	—	—	—	37,120	3,000,038
	—	—	280,000	700,000	1,400,000	—	—	—	—	—
Schnaid	2/28/14	2/19/14	—	—	—	—	830	1,660	—	86,030
	2/28/14	2/19/14	—	—	—	—	—	—	3,322	272,039
	—	—	102,198	255,496	510,992	—	—	—	—	—
Prabhu	2/28/14	2/19/14	—	—	—	—	18,317(6)	36,634(6)	—	1,898,557
	2/28/14	2/19/14	—	—	—	—	—	—	18,317(6)	1,499,979
	—	—	306,714(6)	766,785(6)	1,533,570(6)	—	—	—	—	—
(1)	The grant date for stock awards may differ from the Compensation Committee approval date in accordance with the procedure outlined in the section entitled Equity Grant Practices on page 53 of this proxy statement.
(2)	Represents the potential values of the awards granted to the named executive officers for annual incentive awards for 2014. See the section entitled 2014 Incentive Compensation beginning on page 40 of this proxy statement for more information about these awards.
(3)	Represents the potential number of performance shares granted to the named executive officers in 2014. See the section entitled 2014 Long-Term Incentive Compensation beginning on page 45 of this proxy statement for more information about these awards.
(4)	Represents the restricted stock awards granted to the named executive officers in 2014, for which dividends are accrued and paid upon vesting. These awards generally vest evenly over three years. However, the restricted stock award granted to Ms. Poulter on July 1, 2014 and the restricted stock award granted to Mr. Rivera on September 15, 2014 will each vest 50% on the third anniversary of the date of grant and the remaining 50% on the fourth anniversary of the date of grant. See the section entitled 2014 Long-Term Incentive Compensation beginning on page 45 of this proxy statement for more information about these awards.
(5)	Represents the grant date fair value of the stock awards disclosed in this table as of their respective grant dates in accordance with ASC 718 and, with respect to performance shares, represents the probable outcome of performance criteria. For additional information, refer to Note 20 of our financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2014. There can be no assurance that these amounts will correspond to the actual value that will be recognized by the named executive officers.
(6)	Forfeited by Mr. Prabhu in connection with his resignation from the Company in April 2014 and subsequent departure in May 2014.

See the section entitled Potential Payments Upon Termination or Change in Control beginning on page 61 of this proxy statement for additional information regarding employment agreements and other arrangements, as applicable, for the named executive officers. See the section entitled 2014 Pay for Performance Analysis beginning on page 34 of this proxy statement for additional information regarding the amount of salary and bonus in proportion to total compensation for the named executive officers.

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Outstanding Equity Awards at 2014 Fiscal Year-End Table

The following table provides information on the current holdings of stock options and stock awards by the named executive officers as of December 31, 2014. This table includes unexercised and unvested stock options, unvested restricted stock, unvested restricted stock units and unearned performance shares. Each equity grant is shown separately for each named executive officer. The market value of the stock awards is based on the closing price of a share on December 31, 2014, the last business day of the fiscal year, which was $81.07.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
van Paasschen	2/26/2010	81,731	—	38.24	2/26/2018	—		—	—	—
	2/28/2011	38,247	12,748	61.28	2/28/2019	—		—	—	—
	2/28/2012	31,216	31,216	55.06	2/28/2020	—		—	—	—
	2/28/2012	—	—	—	—	74,918	(3)	6,073,602	—	—
	2/28/2013	—	—	—	—	—		—	59,910	4,856,904
	2/28/2013	—	—	—	—	26,626	(3)	2,158,570	—	—
	2/28/2014	—	—	—	—	—		—	54,952	4,454,959
	2/28/2014	—	—	—	—	36,635	(3)	2,969,999	—	—
Mangas	10/01/2014	—	—	—	—	24,036	(3)	1,948,599	—	—
Rivera	2/28/2011	—	3,059	61.28	2/28/2019	—		—	—	—
	2/28/2012	—	6,810	55.06	2/28/2020	—		—	—	—
	2/28/2012	—	—	—	—	16,346	(3)	1,325,170	—	—
	8/01/2012	—	—	—	—	5,550	(3)	449,939	—	—
	2/28/2013	—	—	—	—	—		—	9,985	809,484
	2/28/2013	—	—	—	—	9,985	(3)	809,484	—	—
	2/28/2014	—	—	—	—	—		—	7,327	594,000
	2/28/2014	—	—	—	—	10,990	(3)	890,959	—	—
	9/15/2014	—	—	—	—	24,079	(4)	1,952,085	—	—
Turner	2/28/2011	—	12,748	61.28	2/28/2019	—		—	—	—
	2/28/2012	—	28,378	55.06	2/28/2020	—		—	—	—
	2/28/2012	—	—	—	—	22,703	(3)	1,840,532	—	—
	2/28/2013	—	—	—	—	—		—	23,298	1,888,769
	2/28/2013	—	—	—	—	15,532	(3)	1,259,179	—	—
	2/28/2014	—	—	—	—	—		—	17,096	1,385,973
	2/28/2014	—	—	—	—	17,096	(3)	1,385,973	—	—
Poulter	7/01/2014	—	—	—	—	37,120	(4)	3,009,318	—	—
Schnaid	2/28/2012	—	—	—	—	6,448	(3)	522,739	—	—
	2/28/2013	—	—	—	—	5,658	(3)	458,694	—	—
	2/28/2014	—	—	—	—	—		—	830	67,288
	2/28/2014	—	—	—	—	3,322	(3)	269,315	—	—
Prabhu	—	—	—	—	—	—		—	—	—
(1)	These options generally vest in equal installments on the first, second, third and fourth anniversaries of their grant date.
(2)	These performance share awards generally vest in full, to the extent earned, on the third anniversary of the date of grant.
(3)	For awards granted in 2012, the restricted stock or restricted stock units generally vest 100% on the third anniversary of their grant. For awards granted in 2013 and 2014, the restricted stock or restricted stock units generally vest in equal installments on the first, second, and third anniversaries of their grant date.
(4)	This restricted stock award will vest 50% on the third anniversary of the grant and the remaining 50% on the fourth anniversary of the grant.

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2014 Option Exercises and Stock Vested Table

The following table discloses, for each named executive officer (1) option awards representing shares acquired pursuant to the exercise of stock options during 2014, and (2) stock awards representing (a) shares of restricted stock that vested in 2014 and (b) shares acquired in 2014 on account of the vesting of restricted stock units. The table also discloses the value realized by each named executive officer for each such event, calculated prior to the deduction of any applicable withholding taxes and brokerage commissions.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
van Paasschen	102,870	3,384,516	89,507	7,333,151
Mangas	—	—	—	—
Rivera	46,619	1,011,372	21,848	1,791,914
Turner	58,813	2,011,283	32,664	2,676,218
Poulter	—	—	—	—
Schnaid	—	—	5,059	415,116
Prabhu	27,912	886,519	44,210	3,625,019

2014 Nonqualified Deferred Compensation Table

The Company’s Deferred Compensation Plan (or Deferred Plan) permits eligible executives, including our named executive officers, to defer up to 100% of their Executive Plan cash incentive award, as applicable, and up to 75% of their base salary for a calendar year. We do not contribute to the Plan.

On October 22, 2013, we established the Starwood Savings Restoration Plan (or Restoration Plan) for the benefit of certain eligible employees, including our named executive officers. Under the Restoration Plan, we will make contributions to participants who, for each calendar year beginning on or after January 1, 2013 (1) are credited with certain performance share or unit awards under our LTIP and (2) make the maximum elective deferrals permitted under the Savings Plan for the year for which the contribution is being made. The vested balance in a participant’s account generally will be distributed in the form of a single cash payment (subject to any applicable tax and other withholding) during a two-month period beginning on a designated payment date.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
van Paasschen(2)	Deferred Plan	—	—	30,559	—	1,328,164(3)
	Restoration Plan	—	108,973	3,735	—	112,708
Mangas	Deferred Plan	—	—	—	—	—
	Restoration Plan	—	—	—	—	—
Rivera(2)	Deferred Plan	—	—	—	—	—
	Restoration Plan	—	45,683	1,566	—	47,249
Turner(2)	Deferred Plan	—	—	—	—	—
	Restoration Plan	—	48,689	1,669	—	50,358
Poulter	Deferred Plan	—	—	—	—	—
	Restoration Plan	—	—	—	—	—

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Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Schnaid	Deferred Plan	—	—	—	—	—
	Restoration Plan	—	—	—	—	—
Prabhu(3)	Deferred Plan	—	—	—	—	—
	Restoration Plan	—	48,689	1,669	—	50,358
(1)	This amount is not included in the 2014 Summary Compensation Table on page 56 of this proxy statement.
(2)	These balances relate to the Starwood Savings Restoration Plan. The balance to Mr. Prabhu will be distributed in the second quarter of 2015.
(3)	$1,075,000 of this amount was previously reported in prior years’ Summary Compensation Tables.

Under the Deferred Plan, deferral elections are made in December for base salary paid in pay periods beginning in the following calendar year. Deferral elections are made in June under the Deferred Plan, for annual incentive awards that are earned for performance in that calendar year but paid in the beginning of the following year. Deferral elections are irrevocable.

Elections as to the time and form of payment are made at the same time as the corresponding deferral election. A participant may elect to receive payment on February 1 of a calendar year while still employed or either six or twelve months following employment termination. Payment is made immediately in the event a participant terminates employment on account of death. A participant may elect to receive payment of his or her account balance in either a lump sum or in annual installments, so long as the account balance exceeds $50,000; otherwise payment is made in a lump sum.

If a participant elects an in-service distribution, the participant may change the scheduled distribution date or form of payment so long as the change is made at least 12 months in advance of the scheduled distribution date.

Any such change must provide that distribution will commence at least five years later than the scheduled distribution date. If a participant elects to receive a distribution upon employment termination, that election and the corresponding form of payment election are irrevocable. Withdrawals for hardship that result from an unforeseeable emergency are available, but no other unscheduled withdrawals are permitted.

The Deferred Plan uses the investment funds listed below as potential indices for calculating investment returns on a participant’s Deferred Plan account balance. The deferrals the participant directs for investment into these funds are adjusted based on a deemed investment in the applicable funds. The participant does not actually own the investments that he or she selects. We may, but are not required to, make identical investments pursuant to a variable universal life insurance product (when we do, participants have no direct interest in this life insurance).

Name of Investment Fund	1-Year Annualized Rate of Return (as of 12/31/2014)
NVIT Money Market — Class V	-.25%
PIMCO VIT Total Return — Admin Shares	4.01%
Fidelity VIP High Income — Service Class	.82%
NVIT Inv Dest Moderate — Class 2	4.92%
T. Rowe Price Equity Income — Class II	6.84%
Dreyfus Stock Index — Initial Shares	13.14%
Fidelity VIP II Contrafund — Service Class	11.54%
NVIT Mid Cap Index Class I	9.15%
Dreyfus IP Small Cap Stock Index — Service Shares	4.86%
NVIT International Index — Class 2	-6.0%
Invesco V.I. International Growth — Series I Shares	.08%

On October 22, 2013, we established the Restoration Plan for the benefit of certain eligible employees, including our named executive officers. Under the Restoration Plan, we will make contributions to

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participants who, for each calendar year beginning on or after January 1, 2013 (1) are credited with certain performance share or unit awards under our LTIP for two consecutive years and (2) make the maximum elective deferrals permitted under the Savings Plan for the applicable covered years. Our contribution will be equal to 4.0% of a participant’s plan-qualified compensation for the year that is in excess of the Savings Plan limitations prescribed by the Code. The Restoration Plan is an unfunded plan. Our contributions under the Restoration Plan will be credited to individual participant accounts. Participants will be fully vested in such accounts upon completion of two years of service, as determined in accordance with the Savings Plan, or, if earlier, as of any other date the participant’s matching contributions under the Savings Plan become 100% non-forfeitable. Participant accounts will be credited at the end of each calendar quarter with deemed investment income for the quarter on the amounts in such accounts based on the annual 30-year Treasury Securities rate of interest (or such other deemed investment as the Restoration Plan administrator may designate). The vested balance in a participant’s account generally will be distributed in the form of a single cash payment (subject to any applicable tax and other withholding) during a two-month period beginning on a designated payment date. The timing for distribution of participant accounts is intended to satisfy the requirements under Section 409A of the Code. Beneficiaries for participant accounts may be designated by participants as described in the Restoration Plan, and the Restoration Plan also contains procedures by which a participant may make a claim for due and payable benefits.

Potential Payments Upon Termination or Change in Control

Generally, we provide certain benefits to our named executive officers in the event of employment termination, both in connection with a change in control and otherwise, under arrangements that were in effect during 2014. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our Savings Plan, disability insurance benefits and life insurance benefits. These benefit arrangements, which were in effect for 2014, are described below.

On February 17, 2015, we announced that Mr. van Paasschen had resigned his positions as President and Chief Executive Officer and as a member of the Board effective February 13, 2015. On February 16, 2015, Mr. van Paasschen entered into a Separation Agreement and General Release with us (or the Separation Agreement). The Separation Agreement provided the terms and conditions pursuant to which Mr. van Paasschen continued as our employee until February 28, 2015, and pursuant to which Mr. van Paasschen is serving as a consultant to us from then until May 31, 2015 (or the Consulting Period). The Separation Agreement also provided for Mr. van Paasschen to receive certain payments and benefits from us in connection with his departure. While the general benefits arrangements described below were in effect during 2014 with respect to Mr. van Paasschen, the terms of the Separation Agreement will govern the actual payments and benefits provided to Mr. van Paasschen as a result of his departure. The material terms and provisions of the Separation Agreement are described in more detail below.

Termination Before Change in Control: Involuntary Other than for Cause, Voluntary for Good Reason, Death or Disability

Pursuant to Mr. van Paasschen’s employment agreement, if Mr. van Paasschen’s employment had been terminated by us without cause or by Mr. van Paasschen for good reason, Mr. van Paasschen would have been entitled to receive as severance benefits, subject to a release of claims for certain payments: (1) certain accrued benefits (as described in Mr. van Paasschen’s employment agreement); (2) two times the sum of his base salary and target annual incentive; and (3) a prorated annual incentive for the year of termination. Mr. van Paasschen’s equity and other long-term incentive grants are designed to vest or not vest in accordance with the terms of such awards, provided that his long-term performance-based grants are designed to vest on a pro rata basis with respect to any service-based vesting requirements, and are designed to be paid based on actual performance at the end of the full performance period. If Mr. van Paasschen’s employment had been terminated because of his death or permanent disability, Mr. van Paasschen (or his estate) would have been entitled to receive, subject to a release of claims for certain payments and in addition to the accrued benefits, a prorated target annual incentive for the year of termination. In addition, the unvested portion of Mr. van Paasschen’s equity and other long-term incentive grants subject to service-based vesting (and outstanding for at least six months) would have immediately and fully vested on the date of the

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termination, and his stock options would have become exercisable until the earlier of (a) one year following the date of termination or (b) the original expiration date of such options. In addition, Mr. van Paasschen’s long-term performance-based grants that were granted in years prior to the year in which his death or disability occurred (or that had been outstanding for longer than the applicable performance period) would have vested on a pro rata basis according to the number of days he was employed during the applicable service period with respect to any service-based vesting requirement, and then would have been paid based on actual performance following the end of the full performance period.

We generally enter into offer letters with our executives. Such offer letters typically provide that if employment is terminated by us for any reason other than for cause, the executive will receive severance benefits of 12 months of base salary (subject to a release of claims) and we will continue to provide medical benefits coverage for 12 months after the date of termination. The receipt of such severance benefits is subject to and conditioned upon compliance with the executive’s agreement not to engage in competitive activities or solicit employees for a period of 12 months after the date of termination. If employment is terminated because of the executive’s death or permanent disability, pursuant to the terms of the underlying award agreements, all of the executive’s equity awards would accelerate and vest.

Mr. Schnaid’s agreement further provides for the acceleration of unvested options in the event of an involuntary termination without cause, relocation of the Finance and/or Accounting offices from Scottsdale, a material change in control of us, or any breach by us of his offer letter entitling him to terminate such letter.

Termination in the Event of Change in Control

We have entered into severance agreements with each of Messrs. Mangas, Rivera, Schnaid and Turner and Ms. Poulter (and we were a party to a severance agreement with Mr. Prabhu during his term of service). Each severance agreement provides for a term of three years, with automatic one-year extensions until either party timely notifies the other that such party does not wish to extend the agreement. If a Change in Control or a Potential Change in Control (each as described below) occurs, within the term of the agreements (including any extensions thereof), the agreement will continue for at least 24 months following the date of such Change in Control or Potential Change in Control.

Each agreement provides that if, following a Change in Control (or prior to a Change in Control in certain circumstances as described in the severance agreements), the executive’s employment is terminated without Cause (as defined in the agreement) or with Good Reason (as defined in the agreement), the executive would receive, in addition to any accrued salary or normal post-termination compensation and benefits in accordance with our retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the date of termination (or, if more favorable to the executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason), the following:

•	two times the sum, except for Mr. Schnaid, in which case it is one times the sum, of his or her base salary plus the average of the annual incentives earned by the executive in the three fiscal years ending immediately prior to the fiscal year in which the termination occurs or, if higher, immediately prior to the fiscal year in which occurs the first event or circumstance constituting Good Reason;

•	continued life, disability and accident benefits for two years, except for Mr. Schnaid, in which case it is one year, reduced to the extent benefits of the same type are received by or made available to the executive from another employer;

•	continued medical benefits for two years, except for Mr. Schnaid, in which case it is one year;

•	a lump sum amount, in cash, equal to the sum of (1) any unpaid incentive compensation which had been allocated or awarded to the executive for any measuring period preceding termination under any annual or long-term incentive plan and which, as of the date of termination, is contingent only upon the continued employment of the executive until a subsequent date, and (2) the aggregate value of all contingent incentive compensation awards allocated or awarded to the executive for all then uncompleted periods under any such plan that the executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award, prorated based upon the number of days employed during such year;

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•	for Messrs. Rivera, Schnaid and Turner, subject to the terms of their equity awards, immediate vesting of stock options and restricted stock held by the executive, and for Ms. Poulter and Mr. Mangas, treatment of outstanding equity awards as specified by the plan and corresponding award agreements;

•	outplacement services suitable to the executive’s position for a period of two years or, if earlier, until the first acceptance by the executive of an offer of employment, the cost of which will not exceed 20% of the executive’s base salary;

•	a lump sum payment of the executive’s deferred compensation paid in accordance with Section 409A of the Code distribution rules; and

•	payment by us of an amount equal to any unvested amounts in the executive’s 401(k) account that are forfeited by reason of the executive’s termination of employment.

Mr. Schnaid’s severance agreement further provides for the forgiveness in full of any home or relocation loans that are outstanding as of the date of termination, as well as the payment by the Company of a good faith estimate, determined by Mr. Schnaid’s tax advisor, of any income tax incurred by Mr. Schnaid as a result of such loan forgiveness.

No tax gross-up is provided if such payments become subject to excise tax under Section 4999 of the Code. If such payments are subject to the excise tax, the benefits under the applicable agreement will be reduced until the point where it would be more advantageous for the executive to pay the excise tax rather than reducing the benefits.

Under the severance agreements for Messrs. Turner, Schnaid and Rivera, a “Change in Control” is generally deemed to occur upon any of the following events:

•	any person becomes the beneficial owner of our securities (not including in the securities beneficially owned by such person any securities acquired directly from us or our affiliates) representing 25% or more of our combined voting power (subject to limited exceptions described in the agreements);

•	a majority of the incumbent directors cease to serve on our Board (subject to limited exceptions related to a hostile proxy contest);

•	consummation of a merger or consolidation of us or any of our direct or indirect subsidiaries with any other corporation, other than (1) a merger or consolidation in which our securities would represent at least 70% of the voting power of the surviving entity; or (2) a merger or consolidation effected to implement a recapitalization of the company in which no person becomes the beneficial owner of 25% or more of our voting power; or

•	approval of a plan of liquidation or dissolution by the stockholders or the consummation of a sale of all or substantially all of our assets, other than a sale to an entity in which our stockholders would hold at least 70% of the voting power in substantially the same proportions as their ownership of us immediately prior to such sale (however, a “Change in Control” does not include a transaction in which our stockholders continue to hold substantially the same proportionate ownership in the entity which would own all or substantially all of our assets following such transaction).

Under Ms. Poulter’s and Mr. Mangas’ severance agreements, “Change in Control” is defined in accordance with the LTIP.

Under the severance agreements, a “Potential Change in Control” is generally deemed to occur on any of the following events:

•	we enter into any agreement, the consummation of which would result in the occurrence of a Change in Control;

•	we or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

•	any person becomes the Beneficial Owner (as such term is defined in the severance agreements), directly or indirectly, of securities of us representing 15% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding securities (subject to certain limitations described in the severance agreements); or

•	the Board adopts a resolution to the effect that, for purposes of the severance agreements, a Potential Change in Control has occurred.

Mr. van Paasschen’s employment agreement provided that he would be entitled to the following benefits if his employment were terminated without cause or he resigned with Good Reason within 24 months after a Change in Control or at any time prior to, but in contemplation of, or at the direction of a third-party

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respecting, a Change in Control, subject to a release of claims for certain payments:

•	two times the sum of his base salary and target annual incentive;

•	pro rata target annual incentive for the year of termination;

•	up to 24 months of continued life insurance, disability and non-health accident insurance benefits, reduced to the extent that coverage of the same type is provided from another employer (subject to reimbursement if such coverage exceeds the cost of coverage prior to Mr. van Paasschen’s termination of employment with us);

•	healthcare benefits under COBRA for the equivalent of up to 24 months (waiving the administrative charge typically assessed by us for such coverage);

•	immediate vesting of the unvested portions of all equity and other long-term incentive awards outstanding prior to January 1, 2013, with performance-based awards deemed earned at the maximum level of performance (all such awards granted after January 1, 2013 will be treated in accordance with the terms of such awards);

•	immediate vesting of all unvested Savings Plan contributions that would otherwise be forfeited due to Mr. van Paasschen’s termination of employment;

•	up to $50,000 or two years of outplacement services; and

•	accrued benefits (as described in Mr. van Paasschen’s employment agreement).

If such severance payments were subject to the excise tax under the Code, then either the amounts would have been reduced to avoid the excise tax or the full amounts would have been paid or provided, depending on which approach put Mr. van Paasschen in the best net after-tax position (with all taxes being his responsibility).

Under Mr. van Paasschen’s employment agreement, a “Change in Control” was generally deemed to occur upon any of the following events:

•	any person becomes the beneficial owner of 25% or more of our outstanding stock or voting power of our outstanding stock entitled to vote for directors (subject to certain exceptions);

•	the incumbent directors cease to serve as a majority of our Board (subject to limited exceptions as described in the employment agreement);

•	consummation by us of a reorganization, merger or consolidation or sale of all or substantially all of our assets, but excluding certain such transactions described in the employment agreement that do not represent an effective change in control of the Company;

•	approval of a plan of complete liquidation or dissolution by the stockholders; or

•	any other event that the majority of the members of the Board declare in good faith will constitute a “Change in Control.”

Estimated Payments Upon Termination

The tables below reflect the estimated amounts payable to the named executive officers (other than Mr. Prabhu, as he was not employed by us on December 31, 2014) in the event their employment with us had terminated as of December 31, 2014 under various circumstances, and includes amounts earned through that date. The actual amounts that would become payable in the event of an actual employment termination can only be determined at the time of such termination. For example, these amounts are provided for Mr. van Paasschen even though he ceased being our employee on February 28, 2015 and will be receiving severance payments and benefits solely under the terms of his severance agreement, as described further below. The value of the vesting of restricted stock, restricted stock units, performance shares and stock options in each of the tables is based on the closing price of a share on December 31, 2014, the last business day of the fiscal year, which was $81.07. The tables do not include amounts shown on the 2014 Nonqualified Deferred Compensation Plan Table or benefits available generally to salaried employees, such as distributions under our Savings Plan, disability insurance and life insurance benefits.

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Involuntary Termination without Cause or Voluntary Termination for Good Reason

The following table discloses the amounts that would have become payable on account of an involuntary termination without cause or a voluntary termination for good reason outside of the change in control context had each termination occurred on December 31, 2014.

Name	Severance Pay ($)	Medical Benefits ($)	Vesting of Restricted Stock ($)	Vesting of Performance Shares ($)(1)	Vesting of Stock Options ($)	Total ($)
van Paasschen	10,000,000	31,364	—	4,221,187	—	14,252,551
Mangas	875,000	11,531	—	—	—	886,531
Rivera	749,696	10,824	—	—	—	760,520
Turner	776,785	11,531	—	—	—	778,316
Poulter	2,200,000	11,531	—	—	—	2,211,531
Schnaid	393,071	11,291	—	—	—	404,362
(1)	Represents a prorated value of the performance shares based on actual performance as of December 31, 2014 (although the actual prorated payment would be based on performance for the full performance period).

Termination on Account of Death or Disability

The following table discloses the amounts that would have become payable on account of a termination due to death or disability on December 31, 2014.

Name	Severance Pay ($)	Medical Benefits ($)	Vesting of Restricted Stock ($)(1)	Vesting of Performance Shares ($)(2)	Vesting of Stock Options ($)(3)	Total ($)
van Paasschen	2,500,000	31,364	11,202,172	2,976,240	1,064,211	17,773,987
Mangas	—	—	—	—	—	—
Rivera	—	—	3,475,552	496,040	237,666	4,209,258
Turner	766,785	11,531	4,485,684	1,157,410	990,395	7,411,805
Poulter	1,500,000	—	—	—	—	1,500,000
Schnaid	393,071	11,291	1,250,748	—	—	1,655,110
(1)	Includes values for holdings of unvested restricted stock and restricted stock units. Also includes vested but deferred restricted stock units in accordance with the Executive Plan.
(2)	Represents the value of the performance shares based on actual performance as of December 31, 2014 (although the actual prorated payment would be based on performance for the full performance period).
(3)	Excludes the value of vested stock options.

Change in Control

The following table discloses the amounts that would have become payable on account of an involuntary termination without cause following a change in control or a voluntary termination with good reason following a change in control had each occurred on December 31, 2014.

Name	Severance Pay ($)	Medical Benefits ($)	Vesting of Restricted Stock ($)(1)	Vesting of Performance Shares ($)(2)	Vesting of Stock Options ($)(3)	Outplacement ($)(4)	Tax Gross-Up ($)	Total ($)
van Paasschen(5)	10,000,000	36,212	11,202,172	9,666,416	1,064,211	50,000	—	32,019,011
Mangas	1,575,000	33,061	1,948,599	—	—	140,000	—	3,696,660
Rivera(5)	3,658,963	33,001	5,427,637	1,462,576	237,666	149,939	—	10,969,782
Turner(5)	3,789,874	35,082	4,485,684	3,412,622	990,395	153,357	—	12,867,014
Poulter	3,600,000	34,757	3,009,318	—	—	140,000	—	6,784,075
Schnaid	887,975	12,039	1,250,748	67,288	—	78,614	—	2,296,664
(1)	Includes values for holdings of unvested restricted stock and restricted stock units. Also includes vested but deferred restricted stock units in accordance with the Executive Plan.
(2)	Represents the value of the performance shares based on actual performance as of December 31, 2014 (although the actual prorated payment would be based on performance for the full performance period).
(3)	Excludes the value of vested stock options.
(4)	Represents the maximum amount payable for outplacement services.
(5)	Excludes distributions related to nonqualified deferred compensation that is payable upon death, disability or certain changes in control in the amount of $1,440,872 for Mr. van Paasschen, $47,249 for Mr. Rivera and $50,358 for Mr. Turner, as discussed in the section entitled 2014 Nonqualified Deferred Compensation Table beginning on page 59 of this proxy statement.

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EXECUTIVE COMPENSATION

Certain One Time Payments Upon Termination of Employment

Separation Agreement with Mr. van Paasschen. As described above, we have entered into the Separation Agreement with Mr. van Paasschen pursuant to which his employment continued until February 28, 2015 and he agreed to serve as a consultant to us from then through May 31, 2015. Under the terms of the Separation Agreement, Mr. van Paasschen is also entitled to receive certain payments and benefits, including payments and benefits that may differ from those to which we were obligated to pay him under the terms of his employment agreement as described above.

During the Consulting Period, Mr. van Paasschen will receive a monthly consulting fee in the amount of $104,166, less all taxes and withholdings. Pursuant to the Separation Agreement, we will also pay Mr. van Paasschen a lump sum severance payment equal to $7,187,500, which was a value equal to two times base salary and two times target bonus less fees paid to him for his consulting fee, payable on June 30, 2015, and one-sixth of Mr. van Paasschen’s annual incentive award earned for 2015, payable in accordance with and subject to the terms of our Annual Incentive Plan based on actual results for fiscal year 2015. This annual incentive amount will be paid on the earlier of March 15, 2016 or the date 2015 annual incentives are paid to other senior executives. We will also pay Mr. van Paasschen all accrued benefits, including his unpaid base salary earned, and any accrued and unpaid vacation pay, in each instance, through February 28, 2015, his unpaid annual incentive award that he earned for 2014 (an amount equal to $1,875,000), and unreimbursed expenses. In connection with Mr. van Paasschen’s right to continue participation in any group health care benefit plan sponsored by us at Mr. van Paasschen’s own expense under the Consolidated Omnibus Budget Reconciliation Act (or COBRA), we have agreed to waive Mr. van Paasschen’s obligation to pay the 2% administrative charge for the first 24 months of such coverage. We will also pay Mr. van Paasschen a lump sum payment of $25,225 in full satisfaction of our obligations under his employment agreement for certain COBRA-related payments.

Except with respect to the performance share awards granted to Mr. van Paasschen on February 28, 2013 (or the 2013 Award) and February 28, 2014 (or the 2014 Award, and together with the 2013 Award, the Performance Share Awards), following the ordinary course vesting of his outstanding compensatory equity awards through February 28, 2015, Mr. van Paasschen has ceased vesting in and has forfeited all right, title and interest in or to all outstanding but unvested or unearned equity awards, including but not limited to his stock options, restricted stock awards, and deferred units. With respect to each of the Performance Share Awards, at the conclusion of the applicable three-year performance periods, when the Compensation Committee determines actual performance for each such award for current employees, Mr. van Paasschen will then earn two-thirds of the number of shares that would otherwise have been earned under the 2013 Award based on actual performance, and one-third of the number of shares that would otherwise have been earned under the 2014 Award, as determined based on actual performance. To the extent Mr. van Paasschen has account balances under the Deferred Compensation Plan or the Restoration Plan (as discussed in the section entitled 2014 Nonqualified Deferred Compensation Table beginning on page 59), such balances will be distributed in accordance with such plans and any elections that Mr. van Paasschen previously made with respect thereto.

Mr. van Paasschen has agreed to release us, our affiliates and our and their directors, officers and employees from any claims that he may have against any of these parties. Mr. van Paasschen also agreed that during the two-year period commencing from the effective date of the Separation Agreement, he will not (1) acquire any of our equity securities, offer to enter into any merger or other business combination involving us or acquire voting control of us, or propose or disclose any request for consent of any of the foregoing, (2) engage in any business that competes with us in any geographic area where we then conduct business, or (3) solicit any of our employees or customers.

2014 Supplemental Separation Payment to Mr. Prabhu. In April 2014, in connection with Mr. Prabhu’s resignation and anticipated departure from the Company, the Compensation Committee approved a payment of $61,393 to Mr. Prabhu, which value was equivalent to a portion of Mr. Prabhu’s annual incentive awards that were paid in earlier years in the form of time-based restricted stock units under a mandatory deferral program. Prior to Mr. Prabhu’s departure, the Compensation Committee decided to discontinue the mandatory deferral program based on market considerations, but over time, with continuation of the final deferrals and payouts under existing terms. Although Mr. Prabhu had not fully vested in these restricted stock units at the time of his

66	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

departure and forfeited these awards, the Compensation Committee determined to pay this amount to Mr. Prabhu specifically so as not to penalize him for the Compensation Committee’s implementation of a protracted discontinuance of the program over time.

Director Compensation

We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that members of the Board spend in fulfilling their duties to us, as well as the skill level required by us of our directors. The compensation structure in effect for 2014 is described below.

For 2014, under our director share ownership guidelines, each non-employee director (or Non-Employee Director) was required to own shares (or deferred compensation stock equivalents) having a market price equal to four times the annual Non-Employee Director fees paid to such Non-Employee Director. If any Non-Employee Director fails to satisfy this requirement, sales of shares by such Non-Employee Director will be subject to a 35% retention requirement. Any new Non-Employee Director is given a period of three years to satisfy this requirement. All Non-Employee Directors met the share ownership guidelines in 2014. In 2014, Non-Employee Directors received compensation for their services as described below.

Annual Fees

In 2014, each Non-Employee Director received an annual fee in the amount of $90,000, payable in four equal installments of shares issued under our LTIP. The number of shares issued was based on the fair market value of a share using the closing price of a share as of the last business day of the quarter preceding the payment date.

A Non-Employee Director may elect to receive 100% of the annual fee in cash and to defer (at an annual interest rate of LIBOR plus 1.5% for deferred cash amounts) any or all of such annual fee payable in cash. A Non-Employee Director is also permitted to elect to defer to a deferred unit account any or all of the annual fee payable in shares. Deferred cash or stock amounts are payable in accordance with the Non-Employee Director’s advance election.

Non-Employee Directors serving as members of the Audit Committee received an additional annual fee payable in cash of $10,000 ($25,000 for the Chairman of the Audit Committee). The Chairman of the Compensation and Option Committee received an additional annual fee payable in cash of $20,000. The chairperson of each other committee of the Board received an additional annual fee payable in cash of $15,000.

The Chairman of the Board received an additional fee of $150,000, payable quarterly in restricted stock units which generally vest in full upon the earlier of (1) the third anniversary of the grant date and (2) the date such person ceases to be a director of the Company.

Attendance Fees

Non-Employee Directors do not receive fees for attendance at meetings.

Equity Grant

In 2014, each Non-Employee Director received an annual equity grant (made for prospective service, at the same time as the annual grant was made to Company employees) under our LTIP with a value of $135,000. The equity grant was delivered 100% in restricted stock units. The number of restricted stock units is determined by dividing the award value by the fair market value of our stock on the date of grant (fair market value is calculated as the closing price of a share as of the last business day prior to such date). The restricted stock units awarded pursuant to the annual grant generally vest in full upon the earlier of (1) the first anniversary of the grant date and (2) the date such person ceases to be a director of the Company.

Starwood Preferred Guest Program

Points and Rooms; Legacy Discounted Hotel Rates

In 2014, each Non-Employee Director received a grant of 750,000 SPG Program points to encourage them to visit and personally evaluate our properties. In addition, beginning in 2015, any Non-Employee Director who has achieved at least 10 years of service on the Board will receive, upon and after ceasing to serve as a member of the Board in good standing, the ability to participate in our discounted hotel rooms program for their lifetime. This perquisite was determined to have no aggregate incremental cost to us.

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EXECUTIVE COMPENSATION

Other Compensation

We reimburse Non-Employee Directors for travel expenses, other out-of-pocket costs they incur when attending meetings and, for one meeting per year, expenses related to attendance by spouses.

We have summarized the compensation paid by us to our Non-Employee Directors in 2014 in the table below.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Option Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
Adam M. Aron	—	224,982	—	18,750	243,732
Charlene Barshefsky	25,000	135,037	—	26,002	186,039
Thomas E. Clarke	110,000	135,037	—	18,750	263,787
Clayton C. Daley, Jr.	115,000	135,037	—	19,527	269,564
Bruce W. Duncan	90,000	285,057	—	21,918	396,975
Lizanne Galbreath	—	224,982	—	21,131	246,113
Eric Hippeau	10,000	224,982	—	24,641	259,623
Aylwin B. Lewis	10,000	224,982	—	18,815	253,797
Stephen R. Quazzo	25,000	224,982	—	19,112	269,094
Thomas O. Ryder	90,000	135,037	—	22,456	247,493
(1)	Mr. van Paasschen is not included in this table because he was an employee and thus received no compensation for his services as a director. Mr. van Paasschen’s 2014 compensation from the Company is disclosed in the 2014 Summary Compensation Table on page 56 of this proxy statement.
(2)	As of December 31, 2014, every director, with the exception of Messrs. Duncan and Lewis, held 2,784 restricted stock units that had not vested. As of December 31, 2014, Mr. Duncan held 10,141 restricted stock units that had not vested, and Mr. Lewis held 1,649 restricted stock units that had not vested.
(3)	Represents the grant date fair value for stock (deferred and otherwise) and restricted stock unit awards granted during the year computed in accordance with ASC 718. For additional information, refer to Note 20 of our financial statements filed with the SEC a
s	part of the Form 10-K for the year ended December 31, 2014. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the Non-Employee Directors. The grant date fair value of each stock award is set forth below:

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EXECUTIVE COMPENSATION

Director	Grant Date	Number of Shares of Stock/Units	Grant Date Fair Value ($)
Adam M. Aron	2/28/2014	1,649	135,037
	3/31/2014	283	22,484
	6/30/2014	283	22,527
	9/30/2014	278	22,468
	12/31/2014	270	22,467
Charlene Barshefsky	2/28/2014	1,649	135,037
Thomas E. Clarke	2/28/2014	1,649	135,037
Clayton C. Daley, Jr.	2/28/2014	1,649	135,037
Bruce W. Duncan	2/28/2014	1,649	135,037
	3/31/2014	472	37,500
	6/30/2014	471	37,492
	9/30/2014	464	37,500
	12/31/2014	451	37,528
Lizanne Galbreath	2/28/2014	1,649	135,037
	3/31/2014	283	22,484
	6/30/2014	283	22,527
	9/30/2014	278	22,468
	12/31/2014	270	22,467
Eric Hippeau	2/28/2014	1,649	135,037
	3/31/2014	283	22,484
	6/30/2014	283	22,527
	9/30/2014	278	22,468
	12/31/2014	270	22,467
Aylwin B. Lewis	2/28/2014	1,649	135,037
	3/31/2014	283	22,484
	6/30/2014	283	22,527
	9/30/2014	278	22,468
	12/31/2014	270	22,467
Stephen R. Quazzo	2/28/2014	1,649	135,037
	3/31/2014	283	22,484
	6/30/2014	283	22,527
	9/30/2014	278	22,468
	12/31/2014	270	22,467
Thomas O. Ryder	2/28/2014	1,649	135,037
(4)	As of December 31, 2014, each director had the following aggregate number of stock options outstanding: Mr. Aron, 5,388; Ambassador Barshefsky, 17,062; Dr. Clarke, 12,327; Mr. Daley, 9,475; Mr. Duncan, 9,475; Ms. Galbreath, 28,041; Mr. Hippeau, 28,041; Mr. Lewis, 0; Mr. Quazzo, 28,041; Mr. Ryder, 5,388.
(5)	We reimburse Non-Employee Directors for travel expenses and other out-of-pocket costs they incur when attending meetings and, for one meeting per year, attendance by spouses. In addition, in 2014 Non-Employee Directors received 750,000 SPG points valued at $0.025 per point. Non-Employee Directors receive interest on deferred dividends. Pursuant to SEC rules, perquisites and personal benefits are not reported for any director for whom such amounts were less than $10,000 in the aggregate for 2014 but must be identified by type for each director for whom such amounts were equal to or greater than $10,000 in the aggregate. SEC rules do not require specification of the value of any type of perquisite or personal benefit provided to the Non-Employee Directors because no such value exceeded $25,000.

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AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee (or Audit Committee) of the Board of Directors (or Board) of Starwood Hotels & Resorts Worldwide, Inc. (or Company), which is comprised entirely of “independent” directors, as determined by the Board in accordance with the New York Stock Exchange (or NYSE) listing requirements and applicable federal securities laws, serves as an independent and objective party to assist the Board in fulfilling its oversight responsibilities including, but not limited to, (i) monitoring the quality and integrity of the Company’s financial statements, (ii) monitoring compliance with legal and regulatory requirements, (iii) assessing the qualifications and independence of the independent registered public accounting firm, and (iv) establishing and monitoring the Company’s systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee operates under a written charter which meets the requirements of applicable federal securities laws and NYSE requirements.

In the first quarter of 2015, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2014 with management, the Company’s internal auditors and the independent registered public accounting firm, Ernst & Young LLP, including the matters required to be discussed with the independent accountant by Statement of Auditing Standards No. 61, as amended. The Audit Committee also discussed with the independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee required pursuant to Rule 3526 of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee of the Board of Directors

Clayton C. Daley, Jr., Chairman

Charlene Barshefsky

Eric Hippeau

Aylwin B. Lewis

Stephen R. Quazzo

Audit Fees

The aggregate amounts billed to the Company for the fiscal years ended December 31, 2014 and 2013 by the Company’s principal accounting firm, Ernst & Young LLP, are as follows (in millions):

	2014	2013
Audit Fees(1)	$7.7	$6.9
Audit-Related Fees(2)	$0.9	$0.7
Tax Fees(3)	$1.0	$0.3
All Other Fees	$—	$—
TOTAL	$9.6	$7.9
(1)	Audit fees include the fees paid for the annual audit, the review of quarterly financial statements and assistance with financial reports required as part of regulatory and statutory filings and the audit of the Company’s internal controls over financial reporting with the objective of obtaining reasonable assurance about whether effective internal controls over financial reporting were maintained in all material respects.
(2)	Audit-related fees include fees for audits of employee benefit plans, audit and accounting consultation and other attest services.
(3)	Tax fees include domestic and foreign tax compliance and consultations regarding tax matters.

70	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

AUDIT COMMITTEE REPORT

The Company has adopted a policy which requires the Audit Committee of the Board of Directors to approve the hiring of any current or former employee (within the last five years) of the Company’s independent registered public accounting firm into any position (i) as a manager or higher, (ii) in its accounting or tax departments, (iii) where the hire would have direct involvement in providing information for use in its financial reporting systems, or, (iv) where the hire would be in a policy-setting position. When undertaking its review, the Audit Committee considers applicable laws, regulations and related commentary regarding the definition of “independence” for independent registered public accounting firms.

Pre-Approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent registered public accounting firm. The independent registered public accounting firm submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. The Audit Committee may delegate authority to one of its members to pre-approve all audit/non-audit services by the independent registered public accounting firm, as long as these approvals are presented to the full Audit Committee at its next regularly scheduled meeting.

Management submits to the Audit Committee all non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of the registered public accounting firm and would be permissible under all applicable legal requirements. The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee at each of its regular meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by the Company for those services.

All audit and permissible non-audit services provided by Ernst & Young LLP to the Company for the fiscal years ended December 31, 2014 and 2013 were pre-approved by the Audit Committee or our Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 2014 were all independent directors, and no member was an employee or former employee of the Company. None of the Compensation Committee members had any relationship requiring disclosure under the Related Person Transaction Policy described below.

During fiscal year 2014, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose officer served on our Compensation Committee.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a Corporate Opportunity and Related Person Transaction Policy (or Related Person Transaction Policy), the purpose of which is to address the reporting, review and approval or ratification of transactions with directors, director nominees, executive officers, stockholders known to own of record or beneficially more than five percent of our shares (or 5% Holders) and each of the foregoing’s respective family members and/or corporate affiliates (or collectively Covered Persons). As a general matter, we seek to avoid Related Person Transactions because they can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to be, based on considerations other than the Company’s best interests. For purposes of the policy, a “Related Person Transaction” means any transaction involving the Company in which a Covered Person has a direct or indirect material interest. A transaction involving entities controlled by the Company shall be deemed a transaction in which the Company participates. However, we recognize that in some circumstances transactions between us and related persons may be incidental to the normal course of business or provide an opportunity that is in the best interests of the Company, or that is not inconsistent with the best interests of the Company, or is more efficient to pursue than an alternative transaction. The Board has charged the Governance Committee with establishing and periodically reviewing our Related Person Transaction Policy. A copy of the policy is posted on our website at www.starwoodhotels.com/corporate/about/investor/governance.html.

The Related Person Transaction Policy also governs certain corporate opportunities to ensure that Corporate Opportunities are not pursued by Covered Persons unless and until the Company has determined that it is not interested in pursuing said opportunity. For purposes of the policy, a “Corporate Opportunity” means any opportunity (i) that is within the Company’s existing line of business or is one in which the Company either has an existing interest or a reasonable expectancy of an interest; and (ii) the Company is reasonably capable of pursuing.

Under the Related Person Transaction Policy, except as otherwise provided, each director, executive officer, and 5% Holder is required to submit any such Related Person Transaction or Corporate Opportunity to the Governance Committee for review. In its review, the Governance Committee is to consider all relevant facts and circumstances to determine whether it should (i) reject the proposed transaction; (ii) conclude that the proposed transaction is appropriate and suggest that the Company pursue it on the terms presented or on different terms, and in the case of a Corporate Opportunity, suggest that the Company pursue the Corporate Opportunity on its own, with the party who brought the proposed transaction to the Company’s attention or with another third party; or, (iii) ask the Board of Directors to consider the proposed transaction so that the Board of Directors may then take either of the actions described in (i) or (ii) above, and, at the Governance Committee’s option, in connection with (iii), make a recommendation to the Board of Directors.

Any person bringing a proposed transaction to the Governance Committee is obligated to provide any and all information requested by the Governance Committee and, in the case of a director, such director must recuse himself or herself from any vote or other deliberation on the matter.

The policy may be changed at any time by the Board of Directors.

72	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

OTHER MATTERS

The Board of Directors is not aware of any matters not referred to in this proxy statement that may properly be presented for action at the Annual Meeting. The deadline for stockholders to submit matters for consideration at the Annual Meeting and have it included in these proxy materials was November 18, 2014, and the deadline for stockholders to submit matters for consideration at the Annual Meeting without having the proposal included in these proxy materials expired on February 15, 2015. However, if any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their discretion.

SOLICITATION COSTS

The Company will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. The solicitation is being made by mail and over the Internet and may also be made by telephone or in person using the services of a number of regular employees of the Company at nominal cost. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of shares. The Company has engaged D.F. King & Co., Inc. to solicit proxies and to assist with the distribution of proxy materials for a fee of $17,500 plus reasonable out-of-pocket expenses.

HOUSEHOLDING

The SEC allows us to deliver a single proxy statement and annual report or Notice to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report or Notice to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report or Notice to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report or Notice, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Starwood Hotels & Resorts Worldwide, Inc., One StarPoint, Stamford, Connecticut 06902 or by calling (203) 351-3500. You may also obtain a copy of the proxy statement and annual report from the investor relations page on the Company’s website (www.starwoodhotels.com/corporate/about/investor/index.html). Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports or Notices and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the shares and wish to receive only one copy of the proxy statement and annual report or Notice in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

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STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

If you want to make a proposal for consideration at next year’s annual meeting and have it included in the Company’s proxy materials, the Company must receive your proposal by December 16, 2015 and the proposal must comply with the rules of the SEC.

If you want to make a proposal or nominate a director for consideration at next year’s annual meeting without having the proposal included in the Company’s proxy materials, you must comply with the then current advance notice provisions and other requirements set forth in the Company’s Bylaws, including that the Company must receive your proposal on or after February 18, 2016 and on or prior to March 14, 2016, with certain exceptions if the date of next year’s annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2015 Annual Meeting.

If the Company does not receive your proposal or nomination by the appropriate deadline and in accordance with the terms of the Company’s Bylaws, then it may not properly be brought before the 2016 Annual Meeting of Stockholders.

The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

You should address your proposals or nominations to the Corporate Secretary, Starwood Hotels & Resorts Worldwide, Inc., One StarPoint, Stamford, Connecticut 06902.

By Order of the Board of Directors,

Kenneth S. Siegel

Corporate Secretary

74	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

GENERAL DIRECTIONS TO THE ANNUAL MEETING

The Annual Meeting will be held on May 28, 2015 at 10:00 a.m., local time, at The Westin Peachtree Plaza, located at 210 Peachtree Street, N.W., Atlanta, Georgia   30303. Seating will begin at 9:00 a.m. General directions to The Westin Peachtree Plaza are provided below.

From the North

•	Take Interstate 75/Interstate 85 South

•	Take Exit 249A (Courtland Street)

•	Proceed to the third light

•	Turn right onto Andrew Young International Boulevard

•	Travel three blocks, crossing over Peachtree Street

•	The hotel motor lobby is on the left

From the South

•	Take Interstate 75/Interstate 85 North to Exit 248C

•	Turn left onto Andrew Young International Boulevard

•	Proceed 5 blocks

•	Cross over Peachtree Street

•	The hotel motor lobby is located at the end of the block on the left

From the East

•	Take Interstate 20 West into Downtown

•	Connect onto Interstate 75/85 North

•	Take Exit 248C

•	Turn left onto Andrew Young International Boulevard

•	Proceed west 5 blocks from the interstate

•	The hotel is located on the left at the corner of Andrew Young International Boulevard and Peachtree Street

From the West

•	Take Interstate 20 East into Downtown

•	Connect onto Interstate 75/85 North

•	Take Exit 248C

•	Turn left onto Andrew Young International Boulevard

•	Proceed west 5 blocks from the interstate

•	The hotel is located on the left

From Hartsfield-Jackson Atlanta International Airport

•	Depart Airport Boulevard toward Airport Circle

•	Turn right onto GA-139 / Riverdale Road

•	Take ramp right for I-85 North toward Atlanta

•	Keep straight onto I-75 North / I-85 North

•	At exit 248C, take ramp on right for Freedom Parkway toward Andrew Young International Boulevard / Centennial Olympic Park / World Congress Center / Aquarium

•	Keep straight onto Fort Street N.E.

•	Turn left onto Andrew Young International Boulevard N.E.

•	Turn left onto Peachtree Street N.E. / Peachtree Street N.W.

•	The hotel is located on the left

From Peachtree Center Station

•	Exit Peachtree Center Station via the Harris Street exit

•	Follow the signs to Peachtree Street West

•	At street level, turn right and travel a half block

•	The hotel is located on the left

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement	75

ANNEX A

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES

(AS AMENDED AND RESTATED IN FEBRUARY 2015)

1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

Board — shall mean the Board of Directors of the Company.

Code — shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any final Treasury Regulations promulgated thereunder. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

Committee — shall mean the Compensation and Option Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board from time to time to administer this Plan. If any member of the Committee does not qualify as (a) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (b) an “outside director” within the meaning of Code section 162(m), the Board shall appoint a subcommittee of the Committee, consisting of at least two directors, to grant bonus opportunities under the Plan; each member of such subcommittee shall satisfy the requirements of (a) and (b) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

Company — shall mean Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

Exchange Act — shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, and any final rules or regulations promulgated thereunder. All citations to sections of the Exchange Act are to such sections as they may from time to time be amended or renumbered.

Participant — shall mean the Executive Chairman, the Chief Executive Officer, and any other executive officer of the Company as designated by the Committee as a participant in this Plan at any time ending on or before the lesser of (a) the 90th day of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed.

Performance Measure — shall mean a measurable performance objective established pursuant to this Plan for Participants who have received award opportunities pursuant to this Plan. Performance Measures may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The Performance Measures may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Performance Measures will be based on one or more, or a combination, of the following criteria (including relative or growth/improvement achievement regarding such metrics): earnings, earnings per share, consolidated pre-tax earnings, net earnings, net income, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, operating margin, EBITDA margin, profit margin, revenues, revenue growth, market value added, market share, marketing initiatives and measures, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, return on invested capital and return on capital employed), net present value, total stockholder return, profit, operating profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash, cash flow measures (including but not limited to operating cash flow, free cash flow, cash flow return, and cash flow per share), sales, sales volume, sales growth, assets, inventory turnover ratio, productivity ratios, Share price, cost, unit cost, expense targets or ratios, SG&A expenses, charge-off levels, operating efficiency, operating expenses, improvement in or attainment of expense levels, working capital, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets and/or consummation of acquisitions, dispositions, projects or other specific events or transactions, diversity or sustainability, hotel openings or new signings, changes in or renewals of hotel ownership, net rooms, global personalization, information technology initiatives and measures (including but not

76	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

limited to global personalization, web and smartphone applications), cross-selling and/or branding goals, first-time and/or repeat guests, revenue and/or royalties per available room (RevPAR), RevPAR index change, fees (including but not limited to management, timeshare and franchise fees), room and/or occupancy rates, hotel management and franchise contracts, new or renovated properties, property management systems, customer satisfaction, loyalty composite and employee satisfaction and/or satisfaction of employee retention goals for the applicable Performance Period; subject to such other special rules and conditions as the Committee may establish at any time ending on or before the lesser of (a) the 90th day of the applicable Performance Period or (b) the date on which 25% of the applicable Performance Period has elapsed. Each Performance Measure will be objectively determinable to the extent required under section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except (other than in connection with a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Code section 162(m). In such case, the Committee will not make any modification of the Performance Measures or minimum acceptable level of achievement.

Performance Period — shall mean the twelve consecutive month period that coincides with the Company’s fiscal year or such other period as the Committee may specify in its discretion with respect to a bonus opportunity under the Plan.

Plan — shall mean the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives as set forth herein and as from time to time amended.

Share — shall mean one share of common stock, par value $.01 per share, of the Company.

2. Administration.

2.1. Committee. The Committee shall administer the Plan. The Committee is authorized to interpret the Plan and to establish and maintain guidelines necessary or desirable for the administration of the Plan. Decisions and determinations of the Committee shall be binding on all persons claiming rights under the Plan.

2.2. Determinations Made Prior to Each Performance Period. At any time ending on or before the lesser of (a) the 90th day of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, the Committee shall:

(x) Designate Participants for that Performance Period;

(y) Establish the Performance Measure(s) for the Performance Period; and

(z) Determine the formula for determining each Participant’s bonus payment for the Performance Period.

2.3. Certification. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Committee must certify in writing that the applicable Performance Measure(s) and all other factors upon which a bonus is based have been attained.

2.4. Stockholder Approval. The material terms of the Plan shall be disclosed to and approved by stockholders of the Company in accordance with Code section 162(m) at least every five years. No bonus shall be paid under this Plan unless such stockholder approval has been obtained.

3. Determination of Bonus.

3.1. Formula. Each Participant shall be eligible to receive a bonus payment for a Performance Period in an amount established by or determined under a bonus formula established by the Committee for the Performance Period based on the attainment of the Performance Measure(s) for the Performance Period.

3.2. Limitations.

(a) No payment if Performance Measure threshold not achieved. In no event shall any Participant receive a bonus payment hereunder if the minimum threshold Performance Measure(s) requirement applicable to the bonus payment is not achieved during the Performance Period.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement	77

(b) No payment in excess of pre-established amount. No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $9 million.

(c) Committee may reduce bonus payment. The Committee retains sole discretion to reduce the amount of, or eliminate, any bonus otherwise payable to a Participant under this Plan. The Committee may exercise such discretion by, among other actions, establishing conditions for the payment of bonuses in addition to the Performance Measure(s), including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

4. Bonus Payments.

4.1. Time and Form of Payments. The bonus payment payable to a Participant under the Plan for a Performance Period shall be paid to the Participant in one or more cash payments as soon as determined by the Committee after it has certified that the Performance Measure(s) and all other factors upon which the bonus payment for the Participant is based have been attained; provided, however, that in all cases such payments shall be paid during the two and one-half month period immediately following the end of such Performance Period.

4.2. Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any other beneficiary.

4.3. Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

5. Amendment and Termination. Subject to the provisions of Code sections 162(m) and 409A, the Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of the Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

6. Miscellaneous.

6.1. Effective Date. Subject to approval by the Company’s stockholders, the Plan (as amended and restated herein) is effective for Performance Periods commencing on or after May 28, 2015. The Plan as it exists prior to this amendment and restatement governs awards granted prior to such date.

6.2. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.

6.3. Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

6.4. Employment Rights and Other Benefits Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the Participant’s employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

6.5. No Trust Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Company or any affiliate and a Participant or any other person. To

78	STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement

the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

6.6. Governing Law. The place of administration of the Plan shall be in the State of New York and the Plan shall be construed and administered in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.

6.7. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

6.8. Qualified Performance-Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to seek to qualify all compensation paid hereunder to the maximum extent possible as qualified performance-based compensation within the meaning of Code section 162(m).

6.9. Compliance with Code section 409A. At all times, this Plan shall be interpreted and operated (a) in accordance with the requirements of Code section 409A and the Department of Treasury regulations and other guidance thereunder (collectively, “409A and Related Guidance”), unless an exemption from Code section 409A is available and applicable, and (b) to maintain the exemptions from Code section 409A of bonus payments under subsection 4.1 that are designed to meet the short-term deferral exception under Code section 409A. Compliance with 409A and Related Guidance shall include the following: (A) any provisions of this Plan that provide for payment of compensation that is subject to Code section 409A and that has payment triggered by the Participant’s termination of employment shall be deemed to provide for payment that is triggered only by the Participant’s “separation from service” within the meaning of Treasury Regulation Section §1.409A-l(h) (a “409A Separation from Service”), (B) if the Participant is a “specified employee” within the meaning of Treasury Regulation Section §l .409A-l(i) on the date of his or her 409A Separation from Service (with such status determined by the Company in accordance with rules established by the Company in writing in advance of the “specified employee identification date” that relates to the date of such separation from service or, in the absence of such rules established by the Company, under the default rules for identifying specified employees under Treasury Regulation Section l.409A-l(i)), such compensation shall be paid to the Participant six months following the date of such 409A Separation from Service (provided, however, that if the Participant dies after the date of such 409A Separation from Service, this six-month delay shall not apply from and after the date of the Participant’s death), and (C) to the extent necessary to comply with Code section 409A, the definition of change in control that applies under Code section 409A shall apply under this Plan to the extent that it is more restrictive than the definition of Change in Control that would otherwise apply. The Company makes no representation regarding the tax treatment of any payment under this Plan and, notwithstanding anything else in this Plan, that the Participant is solely responsible for all taxes due with respect to any payment under this Plan. In the event that any payment hereunder or provision of the Plan shall be deemed not to comply with Code section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Participant or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. - 2015 Proxy Statement	79

VOTE BY PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date or any cut-off date described in the proxy statement. Have your proxy card in hand when you access the website and STARWOOD HOTELS & RESORTS WORLDWIDE, INC. follow the instructions to obtain your records and to create an electronic voting instruction form. ONE STARPOINT VOTE BY PROXY BY PHONE - 1-800-690-6903 STAMFORD, CT 06902 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date or any cut-off date described in the proxy statement. Have your proxy card in hand when you call and then follow the instructions. VOTE BY PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE CONFIRMATION You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on May 28, 2015, via the ProxyVote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow?XXXX XXXX XXXX XXXX . Vote confirmation is available 24 hours after your vote is received beginning May 13, 2015, with the final vote tabulation remaining available through July 28, 2015. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Starwood Hotels & Resorts Worldwide, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M90056-P64560 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY STARWOOD HOTELS & RESORTS WORLDWIDE, INC. Vote on Directors The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors For Against Abstain Nominees: 1a. Adam M. Aron ! ! ! Vote on Proposals 1b. Bruce W. Duncan The Board of Directors recommends you vote FOR For Against Abstain the following proposals: 1c. Charlene Barshefsky 2. To approve, on a non-binding advisory basis, the ! ! ! compensation of our named executive officers. 1d. Thomas E. Clarke 1e. Clayton C. Daley, Jr. 3. To ratify the appointment of Ernst & Young LLP as ! ! ! our independent registered public accounting firm for 1f. Lizanne Galbreath fiscal year 2015. 1g. Eric Hippeau 4. To approve the Starwood Hotels & Resorts Worldwide, Inc. ! ! ! Annual Incentive Plan for Certain Executives (as Amended 1h. Aylwin B. Lewis and Restated in February 2015). In their discretion, the proxy holders will vote on such 1i. Stephen R. Quazzo ! ! ! other business as may properly come before the meeting or any postponement or adjournment thereof. Yes No 1j. Thomas O. Ryder Please indicate if you plan to attend this meeting. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Directions to The Westin Peachtree Plaza 210 Peachtree Street, N.W. Atlanta, GA 30303 (404) 659-1400 From the North From the West Take Interstate 75/ Interstate 85 South. Take Interstate 20 East into Downtown. Take Exit 249A (CourtlandStreet). Connect onto Interstate 75/85 North. Proceed to the third light. Take Exit 248C. Turn right onto Andrew Young International Boulevard. Turn left onto Andrew Young International Boulevard. Travel three blocks, crossing over Peachtree Street. Proceed west 5 blocks from the interstate. The hotel motor lobby is on the left. The hotel is located on the left. From Hartsfield-Jackson Atlanta International Airport From the South Depart Airport Boulevard toward Airport Circle. Take Interstate 75/Interstate 85 North to Exit 248C. Turn right onto GA-139/ Riverdale Road. Turn left onto Andrew Young International Boulevard. Take ramp right for I-85 North toward Atlanta. Proceed 5 blocks. Keep straight onto I-75 North / I-85 North Cross over Peachtree Street. At exit 248C, take ramp on right for Freedom Parkway toward The hotel motor lobby is located at the end of the block on the left. Andrew Young International Boulevard / Centennial Olympic Park / World Congress Center / Aquarium. Keep straight onto Fort Street N.E. Turn left onto Andrew Young International Boulevard N.E. From the East Turn left onto Peachtree Street N.E./ Peachtree Street N.W. Take Interstate 20 West into Downtown. The hotel is located on the left. Take Exit 248C. Turn left onto Andrew Young International Boulevard. From Peachtree Center Station Proceed west 5 blocks from the interstate. The hotel is located on the left at the corner of Andrew Young Exit Peachtree Center Station via the Harris Street exit. International Boulevard and Peachtree Street. Follow the signs to Peachtree Street West. At street level, turn right and travel a half block. The hotel is located on the left. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report are available at www.proxyvote.com. M90057-P64560 STARWOOD HOTELS & RESORTS WORLDWIDE, INC. Proxy solicited by the Board of Directors for 2015 Annual Meeting of Stockholders and any postponement or adjournment thereof I, a stockholder of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company”), hereby appoint Adam M. Aron, Bruce W. Duncan and Kenneth S. Siegel, or each of them, proxies and attorneys-in-fact, with full power of substitution, to attend and represent me at the Annual Meeting of Stockholders of the Company, to be held at The Westin Peachtree Plaza, 210 Peachtree Street, N.W., Atlanta, GA 30303, on May 28, 2015, at 10:00 a.m. local time, and at any adjournment or postponement thereof, and to cast on my behalf all votes that I am entitled to cast at such meeting as I direct on the reverse side of this card. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy “FOR” Proposals 1, 2, 3 and 4, and in the discretion of the proxy holders on any other matter that may properly come before the meeting. Continued and to be signed on reverse side